Exhibit 4.6
Supplemental Mortgage of Chattels
and
Trust Indenture
(Thirty-Ninth Supplemental Indenture)

CALIFORNIA WATER SERVICE COMPANY
to
U.S. BANK NATIONAL ASSOCIATION
as
Trustee

Dated as of

Tie of Applicable Provisions
of
Trust Indenture, Act of 1939, as amended,
with
California Water Service Company Indenture,
dated April 1, 1928,
as Amended by Supplemental Mortgage of Chattels and
Trust Indenture dated as of November 1, 1945,
and as further amended by
Supplemental Mortgage of Chattel and Trust Indenture
dated as of                     , 2009.

Act	Indenture

Sec. 310(a)(1)	Sec. 10.09
Sec. 310(a)(2)	Sec. 10.09
Sec. 310(a)(3)	Sec. 10.14
Sec. 310(a)(4)	Not required
Sec. 310(a)(5)	Sec. 10.09
Sec. 310(b)	Sec 10.08
Sec. 310(c)	Not applicable
Sec. 311(a) and (b)	Sec 10.13
Sec. 311(c)	Not applicable
Sec. 312(a)	Sec. 11.02
Sec. 312(b)	Sec. 11.03
Sec. 312(c)	Sec, 11.01
Sec. 313(a)	Sec. 11.03
Sec. 313(b)	Sec. 11.03
Sec. 313(c)	Sec. 11.03
Sec. 313(d)	Sec. 11.03
Sec. 314(a)	Sec. 11.02

Act	Indenture

Sec. 314(b)	Sec. 3.08
Sec. 314(c)(1)	Sec. 15.01
Sec. 314(c)(2)	Sec. 15.01
Sec. 314(c)(3)	Sec. 2.02(B)
Sec. 314(d)(1)	Sec. 5.03, 5.06
Sec. 314(d)(2)	Sec. 5.03
Sec. 314(d)(3)	Sec. 2.02, 5.03 and 6.02
Sec. 314(e)	Sec. 5.03
Sec. 315(a)	Sec. 10.01 and 10.03
Sec. 315(b)	Sec. 7.02
Sec. 315(c)	Sec. 10.01
Sec. 315(d)	Sec. 10.01
Sec. 315(e)	Sec. 15.02
Sec. 316(a)(1)(A)	Sec. 7.08
Sec. 316(a)(1)(B)	Sec. 7.20
Sec. 316(a)(2)	Not Applicable
Sec. 316(a)(1), last paragraph	Sec. 2.17
Sec. 316(b)	Sec. 7.06
Sec. 317(a)(1) and (2)	Sec. 7.17
Sec. 317(b)	Sec. 2.13 and 3.02
Sec. 318(a)	Sec. 15.03

Table of Contents

sec.	page

PART III MISCELLANEOUS PROVISIONS WITH RESPECT TO SUPPLEMENTAL INDENTURE	94
EXECUTION	96

THIRTY-NINTH SUPPLEMENTAL MORTGAGE OF CHATTELS and TRUST INDENTURE (this “Supplemental Indenture”) dated as of                     , between CALIFORNIA WATER SERVICE COMPANY, a California corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”), having its Corporate Trust Office at One California Street, Suite 2100, San Francisco, CA 94111.
RECITALS
     WHEREAS, the Company heretofore made, executed and delivered the Indenture from California Water Service Company to American Trust Company and Los Angeles-First National Trust & Savings Bank, as Trustees, dated as of the 1st day of April, 1928, (the “Original Base Indenture”), and the Original Base Indenture has been recorded in the Office of the Recorders of the following counties and city and county of the State of California on the respective dates and in the respective books of record hereafter set forth:

		Volume of Official
County of	Date of	Records	Page at Which
City and County	Recordation	(except as noted)	Record Commences
Contra Costa	May 2, 1928	141	7
City and County of San Francisco	May 3, 1928	1637	346
Glenn	May 2, 1928	62	190
		(Book of Mortgages)
Kings	January 7, 1929	40	348
San Joaquin	May 2, 1928	243	295
Solano	May 2, 1928	14	7
Tulare	May 3, 1928	260	11
Alameda	May 2, 1928	1877	35
Sonoma	May 2, 1928	196	136
Los Angeles	May 4, 1928	7105	102
Butte	May 2, 1928	116	106
		(Book of Mortgages)
Kern	May 3, 1928	249	1
Shasta	May 2, 1928	38	80
Fresno	May 2, 1928	894	32
San Mateo	January 20,1939	837	16
Yuba	September 12, 1942	69	291
Santa Clara	November 2, 1945	1305	286
Monterey	February 21, 1962	Serial No. 6604
Ventura	November 15, 1983	Doc. No. 130176; and

     WHEREAS, Los Angeles-First National Trust & Savings Bank changed its name to Security-First National Bank of Los Angeles and later to Security First National Bank and later to Security-Pacific National Bank; and
     WHEREAS, American Trust Company changed its name to Wells Fargo Bank and Wells Fargo Bank subsequently merged into Wells Fargo Bank, National Association; and
     WHEREAS, by instrument entitled “Resignations of Wells Fargo Bank, National Association as Authenticating Trustee and Security Pacific National Bank as Trustee and Appointment and Acceptance of Bank of America National Trust and Savings Association as Authenticating Trustee under Mortgage of Chattels and Trust Indenture dated as of April 1, 1928 as Supplemented, Amended and Modified from California Water Service Company” dated as of August 1, 1983, recorded in the offices of the Recorders of those counties and city and county of the State of California on the respective dates and in the respective books of record and/or as the respective document numbers set forth in SCHEDULE A, which is annexed hereto and hereby made a part hereof, (a) Wells Fargo Bank, National Association, resigned as authenticating trustee under the Original Base Indenture, as theretofore supplemented, amended and modified by the First through Thirty-First Supplemental Indentures, effective August 1, 1983, (b) the Company appointed Bank of America National Trust and Savings Association as successor authenticating trustee to Wells Fargo Bank, National Association, effective August 1, 1983, (c) Bank of America National Trust and Savings Association accepted such appointment as authenticating trustee under the Original Base Indenture, as theretofore supplemented, amended and modified by the First through Thirty-First Supplemental Indentures, effective August 1, 1983, (d) Security Pacific National Bank resigned as trustee under the Original Base Indenture, as theretofore supplemented, amended and modified by the First through Thirty-First Supplemental Indentures, effective August 1, 1983, (e) the Company appointed no successor trustee to said Security Pacific National Bank, (f) Bank of America National Trust and Savings Association as of August 1, 1983 became fully vested with all the estates, properties, rights powers trusts, duties and obligations of Wells Fargo Bank, National Association and Security Pacific National Bank, as trustees under the Original Base Indenture, as theretofore supplemented, amended and modified by the First through Thirty-First Supplemental Indentures, with like effect as if originally named as trustee therein, (g) Bank of America National Trust and Savings Association resigned as trustee under the Original Base Indenture, as theretofore supplemented, amended and modified by First through Thirty-First Supplemental Indentures, effective December 15, 1995, (h) the Company appointed, with the concurrence of a majority of the Holders, First Trust, a subsidiary of First Trust Bank System of Minneapolis, as successor trustee to Bank of America National Trust and Savings Association, effective December 15, 1995, (i) First Trust, a subsidiary of First Trust Bank System of Minneapolis, accepted such appointment as trustee under the Original Base Indenture, as supplemented, amended and modified by the First through Thirty-eighth Supplemental Indentures, (j) First Trust Bank System of Minneapolis merged with U. S. Bank Trust National Association, effective August 1, 1997; as a result of said merger, the corporate name became U. S. Bank Trust National Association, effective March 30, 1998, (k) effective January 10, 2002, U. S. Bank Trust National Association merged into U. S. Bank National Association and (l) U. S. Bank National

Association became the trustee under the Original Base Indenture, as therefore supplemented, amended and modified by the First through Thirty-eighth Supplemental Indentures referred to below, said Original Base Indenture as so supplemented, amended and modified being hereinafter called the “Original Indenture;” and
     WHEREAS, the Company has heretofore made, executed and delivered thirty-eight certain supplemental indentures supplemental to said Original Base Indenture, one such supplemental indenture from California Water Service Company to American Trust Company and Los Angeles-First National Trust & Savings Bank, as trustees, dated January 3, 1929, hereinafter sometimes called the “First Supplemental Indenture;” twelve such supplemental indentures from said California Water Service Company to American Trust Company and Security-First National Bank of Los Angeles, as trustees, dated and hereinafter sometimes called, respectively, as follows:

Date	Name
August 19, 1929	Second Supplemental Indenture
February 25, 1930	Third Supplemental Indenture
February 1, 1931	Fourth Supplemental Indenture
March 23, 1932	Fifth Supplemental Indenture
May 1, 1936	Sixth Supplemental Indenture
April 1, 1939	Seventh Supplemental Indenture
November 1, 1945	Eighth Supplemental Indenture
May 1, 1951	Ninth Supplemental Indenture
May 1, 1953	Tenth Supplemental Indenture
May 1, 1954	Eleventh Supplemental Indenture
May 1, 1955	Twelfth Supplemental Indenture
November 1, 1956	Thirteenth Supplemental Indenture
four supplemental indentures from California Water Service Company to Wells Fargo Bank and Security First National Bank, as trustees, dated and hereinafter sometimes called, respectively, as follows:

Date	Name
November 1, 1963	Fourteenth Supplemental Indenture
November 1, 1965	Fifteenth Supplemental Indenture
November 1, 1966	Sixteenth Supplemental Indenture
November 1, 1967	Seventeenth Supplemental Indenture
fourteen supplemental indentures from California Water Service Company to Wells Fargo Bank, National Association and Security Pacific National Bank, as trustees, dated and hereinafter sometimes called, respectively, as follows:

Date	Name
November 1, 1969	Eighteenth Supplemental Indenture
May 1, 1970	Nineteenth Supplemental Indenture
November 1, 1970	Twentieth Supplemental Indenture
October 1, 1972	Twenty-first Supplemental Indenture
November 1,1972	Twenty-second Supplemental Indenture
November 15, 1972	Twenty-third Supplemental Indenture
November 1, 1973	Twenty-fourth Supplemental Indenture
May 1, 1975	Twenty-fifth Supplemental Indenture
May 1, 1976	Twenty-sixth Supplemental Indenture
November 1, 1977	Twenty-seventh Supplemental Indenture
May 1, 1978	Twenty-eighth Supplemental Indenture
November 1, 1979	Twenty-ninth Supplemental Indenture
November 1, 1980	Thirtieth Supplemental Indenture
May 1, 1982	Thirty-first Supplemental Indenture
and seven supplemental indentures from California Water Service Company to Bank of America National Trust and Savings Association, as trustee, dated and hereinafter sometimes called respectively as follows:

Date	Name
September 1, 1983	Thirty-second Supplemental Indenture
May 1, 1988	Thirty-third Supplemental Indenture
November 1, 1990	Thirty-fourth Supplemental Indenture
November 3, 1992	Thirty-fifth Supplemental Indenture
May 1, 1993	Thirty-sixth Supplemental Indenture
September 1, 1993	Thirty-seventh Supplemental Indenture
November 2, 1993	Thirty-eighth Supplemental Indenture; and
     WHEREAS, the First through Thirty-eighth Supplemental Indentures (and in the case of Marin County, a Memorandum of Indenture referencing the Original Base Indenture and the First through Thirty-eighth Supplemental Indentures) have been recorded in the offices of the Recorders of those counties and city and county of the State of California on the respective dates and in the respective books of record and/or as the respective document numbers set forth in SCHEDULE B, which is annexed hereto and hereby made a part hereof;
     WHEREAS, as of the date hereof, the sole Bonds outstanding under the Original Indenture are the First Mortgage 9.86% Bonds, Series CC, due November 1, 2020 (the “Series CC Bonds”), issued pursuant to the Thirty-Fourth Supplemental Indenture dated as of November 1, 1990 (the “Thirty-Fourth Supplemental Indenture”);
     WHEREAS, the Company has requested that the Trustee, at the direction of the Holders of the Series CC Bonds, agree to amend the Original Indenture on the terms set forth herein;

     WHEREAS, the Company now proposes to issue additional Bonds under and pursuant to and secured by the Original Indenture, as supplemented by this Supplemental Indenture (this “Indenture”), as more particularly provided in Article II thereof, and proposes to confirm substantially all of the Liens and security of the Original Indenture with respect to such additional Bonds and to provide certain additional rights and limitations as set forth in this Supplemental Indenture;
     WHEREAS, the Company, under and by virtue of the provisions of the Original Indenture and under and by virtue of appropriate resolutions of its Board of Directors, has duly resolved to make, execute and deliver to the Trustee this Supplemental Indenture, in the form hereof for the purposes herein provided;
     WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;
PART I
AMENDMENT AND RESTATEMENT OF GRANTING, HABENDUM, USES AND
TRUSTS AND AGREEMENT OF COMPANY AND TRUSTEES CLAUSES OF ORIGINAL
INDENTURE
      NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, that, in consideration of the premises and of the purchase of the Bonds by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Bonds from time to time Outstanding and the performance of the covenants therein and herein contained, and to declare the terms and conditions on which such Bonds are secured, the Company hereby (i) amends and restates the description of all properties, premises, rights, franchises and interests more particularly described in the Original Indenture as “mortgaged property” or “trust estate” or otherwise designated as security for the obligations under the Original Indenture to read as follows, (ii) grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in and continuing Lien on, with power of sale and right of entry and possession, the following (subject, however, to the terms and conditions set forth in this Indenture) and (iii) amends and restates the Habendum, Uses and Trusts and Agreement of Company and Trustees clauses of the Original Indenture as follows:
     The following property described in Granting Clauses First through Fourth, collectively, the “Mortgaged Property.”
GRANTING CLAUSE FIRST
(PROPERTIES UNDER PRIOR INDENTURES)
     All real and personal, tangible and intangible properties, premises, rights, franchises and interests more particularly described in the Original Base Indenture and the First through Thirty-Eighth Supplemental Indentures thereto, excepting therefrom, however, (i) all properties, premises, rights, franchises and interests shown in such First through Thirty-Eighth Supplemental Indentures, inclusive, to have been released, (ii) all properties, premises, rights, franchises and interests sold, conveyed or otherwise disposed of by the Company and released and reconveyed by the Trustee under and pursuant to the terms and provisions of the Original Indenture, or which have been condemned or taken by the power of eminent domain and are no longer subject to the Lien of the Original Indenture or any supplement thereto and (iii) Excepted Property;
GRANTING CLAUSE SECOND
(PROPERTIES NOW OWNED OR ACQUIRED)
     All other real and personal, tangible and intangible properties, premises, rights, franchises and interests as of the Closing Date owned by the Company of whatever character and wherever situated, other than Excepted Property. Said properties include, among other things, the following, but reference to or enumeration of any particular kinds, classes or items of property shall not be deemed to exclude from the operation and effect of this Indenture any kind, class or item not so referred to or enumerated: (i) real property, (ii) all rights of way, water rights or privileges appurtenant to the real property included in clause (i) or used or usable in connection therewith and all renewals, extensions or modifications of any of the foregoing, (iii) all and singular tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property, real estate, franchises, rights, privileges and other property or any part thereof; with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, product and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the same and every part and parcel thereof and (iv) all buildings, plants, systems, works, improvements, structures, fixtures, supplies, appliances, machinery, equipment, materials, transporting and distributing systems, filter systems, ditches, dams, waterworks, wells, pumps, reservoirs, conduits, pipes, mains, purifiers, washers, holders, boilers, engines, motors (but not motor vehicles), pipe lines, sewers, meters, services, fuel, office furniture, books, records, office supplies, tools, accounts receivable, bills receivable and all personal property of every kind and nature whatsoever, appertaining to or useful in the conduct of the Company’s present or future business that does not comprise Excepted Property;
GRANTING CLAUSE THIRD
(AFTER-ACQUIRED PROPERTY)
     All properties, premises, rights, franchises and interests, of whatever character and wherever situated, hereafter acquired by the Company, other than Excepted Property, but including, without limiting the generality of the foregoing description, all New or Additional Property and all Permanent Improvements, Extensions or Additions (as those terms are used in Section 2.02(A) of this Indenture) hereafter acquired or constructed by the Company, whether fully constructed or erected or in process of construction or erection, so far as actually constructed or erected;
     All buildings, plants, systems, works, improvements, structures, fixtures, supplies, appliances, machinery, equipment, materials, transporting and distributing systems, filter systems, ditches, dams, water works, wells, pumps, reservoirs, conduits, pipes, mains, purifiers, washers, holders, boilers, engines, motors (but not motor vehicles), pipe lines, sewers, meters, services, fuel, office furniture, books, records, office supplies, tools, accounts receivable, bills receivable, and all personal property of every kind and nature whatsoever appertaining to or useful in the conduct of the Company’s present or future business which the Company may hereafter acquire or in which it may have any interest that does not comprise Excepted Property;
     All franchises, permits, licenses, rights, easements, grants, privileges and immunities, pertaining to or used or usable in connection with New or Additional Property and Permanent Improvements, Extensions or Additions; all rights of way, water rights or privileges appurtenant to New or Additional Property and Permanent Improvements, Extensions or Additions or used or usable in connection therewith, and all renewals, extensions or modifications of any of the foregoing;
     All and singular tenements, hereditaments and appurtenances belonging or in anywise appertaining to the New or Additional Property and Permanent Improvements, Extensions or Additions, franchises, rights, privileges and other property, or any part thereof; with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, product and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the same and every part and parcel thereof, in each case other than Excepted Property;
     The foregoing property described in this Granting Clause Third, “After-Acquired Property”;
GRANTING CLAUSE FOURTH
(CERTAIN PROCEEDS AND PROPERTY ELECTED TO BE MORTGAGED PROPERTY)
     Whatever is acquired upon the sale, lease, license, exchange, or other disposition of any of the foregoing; rights arising out of any of the foregoing; to the extent of the value of foregoing, claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to, the foregoing; to the extent of the value of the foregoing and to the extent payable to the Company or the Trustee, insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, the foregoing; and
     All property otherwise included in the definition of Excepted Property that the Company elects be included under the Lien of this Indenture;
     PROVIDED, HOWEVER, that nothing herein contained is intended or shall be deemed to, and the conveyance and mortgage hereby made is upon the express condition that it shall not, render any New or Additional Property or Permanent Improvements, Extensions or Additions unavailable under this Indenture, or any supplemental indenture thereto, or any provision of any thereof, (i) as a basis for the issue, authentication and delivery of additional Bonds, or for the withdrawal of any money held by the Trustee under this Indenture or by any trustee under an instrument of Lien prior to the Lien of this Indenture, (ii) as Substituted Property, (iii) as used or usable to provide any increase required by the provisions of clauses (2) or (3) of Section 2.03 of this Indenture, (iv) as used or usable as a credit against any sinking fund provided for in any instrument of Lien prior to the Lien of this Indenture, or provided for in any supplemental indenture to this Indenture or (v) for any other purpose for which it is provided in this Indenture, the Company may use New or Additional Property or Permanent Improvements, Extensions or Additions.
EXCEPTED PROPERTY
     Expressly excepting and excluding, however, from the Lien of this Indenture all right, title and interest of the Company in, to or under the following property, whether now owned or hereafter acquired (the “Excepted Property”), unless elected by the Company after the Closing Date to be included under the Lien of this Indenture:
     (i) all cash, Cash Equivalents, deposit accounts holding cash and brokerage and securities accounts holding cash and Cash Equivalents (as such terms are defined in the California Commercial Code) other than cash and Cash Equivalents acquired as a result of the transactions or claims described in Granting Clause Fourth, and all cash or Cash Equivalents on hand or on deposit in banks or other financial institutions, other than cash and Cash Equivalents acquired as a result of the transactions or claims described in Granting Clause Fourth, in each case to the extent not hereafter paid or delivered to, deposited with, or held by the Trustee hereunder;
     (ii) all automobiles, buses, trucks, truck cranes, tractors, trailers, motor vehicles and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any business of the Company;
     (iii) all oil, gas and other minerals (as such terms are defined in the California Commercial Code); and all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not such minerals or timber shall have been mined or extracted or otherwise separated from the land;
     (iv) any lease, license, franchise, contract, property rights or agreement to which the Company is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (1) the abandonment, invalidation or unenforceability of any right, title or interest of the Company therein or (2) in a breach or termination pursuant to the terms of, or an default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9406, 9407, 9408 or 9409 of the California Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law), provided, however, that the Mortgaged Property shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (1) or (2) above, after which any such portion of such lease, license, contract, property rights or agreement shall cease to be Excepted Property; and

     (v) any asset owned by the Company that is subject to a Lien securing Indebtedness (including capitalized lease obligations) incurred to finance the purchase, lease or improvement of such asset if the contract or other agreement in which such Lien is granted (or the documentation providing for such Indebtedness) validly prohibits the creation of any other Lien on such asset.
     TO HAVE AND TO HOLD all the hereinbefore described properties, real, personal and mixed, mortgaged, conveyed, assigned or pledged by the Company, or intended so to be, unto the Trustee in the trust hereby and by the Original Indenture and by the prior supplemental indentures created, and to their assigns forever;
     SUBJECT, HOWEVER, to Permitted Liens;
     IN TRUST NEVERTHELESS upon the terms and trusts set forth in this Indenture, and for the benefit and security of the Holders of the Bonds issued and to be issued under this Indenture, without preference of any of said Bonds over any others thereof by reason of priority in the time of issue or negotiation thereof or by reason of the date of maturity thereof, or for any reason whatsoever, and upon and subject to the covenants, conditions, uses and trusts set forth in this Indenture, all with the same force and effect as though the hereinbefore described properties;
     PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article V hereof;
      AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the Company and the Trustee that all the Bonds are to be authenticated and delivered, and that the Mortgaged Property is to be held, subject to the further covenants, conditions and trusts hereinafter set forth, and the Company hereby covenants and agrees to and with the Trustee, for the equal and ratable benefit of all Holders of the Bonds, as follows:
PART II
AMENDMENT OF ORIGINAL INDENTURE
     Articles I to XV of the Original Base Indenture, as amended by the Eighth Supplemental Indenture thereto, are hereby deleted in their entireties and amended to read as follows:
ARTICLE I.
Definitions and Rules of Construction
     SECTION 1.01. Definitions.
     “Act” means any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders that is embodied in and evidenced by one or more instruments of substantially similar tenor signed by such holders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company.

     “Additions Credit” has the meaning set forth in Section 2.02.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by agreement or otherwise.
     “After-Acquired Property” has the meaning set forth in Granting Clause Third in the Recitals of this Indenture.
     “Agent” means any Registrar, Paying Agent, co-registrar or additional paying agent.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Bond, the rules and procedures of the Depositary that apply to such transfer or exchange at the relevant time.
     “Authenticating Agent” means an agent appointed by the Trustee and authorized to act on behalf of the Trustee to authenticate Bonds of a series pursuant to the terms of Section 10.15.
     “Authentication Order” has the meaning set forth in Section 2.11.
     “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.
     “Board of Directors” means the board of directors of the Company or any duly authorized committee of such board.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company that has been duly adopted by the Board of Directors, that is in full force and effect on the date of such certification and that has been delivered to the Trustee.
     “Bond Custodian” means the custodian with respect to any Global Bond (as appointed by the Depositary).
     “Bond Register” means a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Bonds and of transfers and exchanges of such Bonds which the Company shall cause to be kept at the Corporate Trust Office of the Trustee (or at the appropriate office of any other Registrar appointed hereunder).
     “Bonds” means any bond (including any Global Bond) authenticated and delivered under this Indenture.
     “Business Day” means each day which is not a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of California.

     “California Commercial Code” means the Uniform Commercial Code as enacted and in effect from time to time in the State of California.
     “Cash Equivalents” means, as at any date of determination, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P, or at least P-1 from Moody’s; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; and (iv) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $3,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.
     “Closing Date” means .
     “Commission” means the Securities and Exchange Commission.
     “Company Request” means a written request or order signed in the name of the Company by the Chief Executive Officer, the President, the Chief Financial Officer or an Executive or Senior Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.
     “Company” has the meaning in the first paragraph of this Indenture, or any Successor Corporation pursuant to the terms of Section 9.02 of this Indenture.
     “condemnation” has the meaning set forth in Section 5.06.
     “Corporate Trust Office” means the office of the Trustee specified in Section 15.05 or any other office specified by the Trustee from time to time pursuant to such Section.
     “Covenant Defeasance” has the meaning set forth in Section 14.04(c).
     “CUCC” has the meaning set forth in Section 15.11.
     “Default” means any event that, with the passage of time or the giving of notice or both, would be an Event of Default.
     “Defaulted Interest” has the meaning set forth in Section 2.20(B).
     “Definitive Bond” means one or more certificated Bonds established pursuant to Section 2.10(C) and issued under this Indenture.

     “Depositary” means, with respect to the Global Bonds, the Person specified in or pursuant to Section 2.12 as the Depositary with respect to such Bonds, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” means or includes such successor.
     “Event of Default” has the meaning specified in Section 7.01.
     “Excepted Property” has the meaning set forth in the Granting Clauses in the Recitals of this Indenture.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fair Value” means the amount which would be likely to be obtained in an arm’s-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, as determined in good faith by the Company or an engineer, appraiser or other expert, as applicable.
     “First Mortgage Bonds” has the meaning specified in Section 2.01.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accounts and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.
     “Global Bonds” means one or more Bonds established pursuant to Section 2.10(B) and issued under this Indenture that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.
     “Global Bond Legend” means the legend set forth in Section 2.15(F), which is required to be placed on all Global Bonds issued under this Indenture.
     “Government Securities” means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.
     “Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, commodity or currency risks either generally or under specific contingencies.
     “Holder” means the Person in whose name a Bond is registered on the Registrar’s books.
     “Indebtedness” means, with respect to any Person, without duplication:

     (a) any indebtedness of such Person, whether or not contingent:
     (i) in respect of borrowed money;
     (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);
     (iii) representing the balance deferred and unpaid of the purchase price of any property (including capitalized lease obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (B) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or
     (iv) representing net obligations under any Hedging Obligations;
if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
     (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (a) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and
     (c) to the extent not otherwise included, the obligations of the type referred to in clause (a) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person.
     “Indenture” means this Indenture as amended or supplemented from time to time.
     “Indirect Participant” means an entity that, with respect to any Depositary, clears through or maintains a direct or indirect, custodial relationship with a Participant.
     “Interest Payment Date” with respect to any Bond means the dates set for the payment of interest with respect to the Bonds of any series, provided that if such Interest Payment Date falls on a day that is not a Business Day, interest due on such Interest Payment Date shall be payable on the next succeeding Business Day.
     “Legal Defeasance” has the meaning set forth in Section 14.04(b).
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, security interest, lien (statutory or otherwise), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     “Maturity” when used with respect to any Bond means the date on which the principal of such Bond or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment or otherwise.
     “Moody’s” means Moody’s Investor Services, Inc.
     “Mortgaged Property” has the meaning set forth in the first paragraph of the Granting Clauses in the Recitals of this Indenture.
     “Net Earnings Certificate” has the meaning set forth in Section 2.02(B).
     “New or Additional Property” has the meaning set forth in Section 2.02(A).
     “1934 Act Reporting Company” has the meaning set forth in Section 11.02.
     “Officers’ Certificate” means a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, or a Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Company (including an employee of the Company).
     “Outstanding” has the meaning set forth in Section 2.17.
     “Outstanding Bonds” has the meaning set forth in Section 2.17.
     “Parent” means California Water Service Group, a Delaware corporation.
     “Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.
     “Paying Agent” has the meaning set forth in Section 2.12.
     “Payment Default” has the meaning set forth in Section 7.01(c).
     “Permanent Improvements, Extensions or Additions” has the meaning set forth in Section 2.02(A).
     “Permitted Liens” means, as of any particular time, any of the following:
     (a) to the extent the Company consolidates with, or merges into, or purchases all or substantially all of the assets of, another entity, Liens on the assets of such entity in existence on the date of such consolidation, merger or purchase and securing Indebtedness of such entity, provided that such Indebtedness and Liens were not created or incurred in anticipation of such consolidation, merger or purchase and do not extend to any other Mortgaged Property of the Company in existence immediately prior to the consolidation, merger or purchase;

     (b) (i) Liens on any asset owned by the Company securing Indebtedness (including capitalized lease obligations) incurred in the ordinary course of business to finance the purchase, lease or improvement of such asset, or the replacement or refinancing thereof, if the contract or other agreement in which such Lien is granted (or the documentation providing for such Indebtedness) does not prohibit the creation of any other Lien on such asset; provided that such Liens do not extend to any asset other than the asset acquired, leased or improved; and provided further that the principal amount of the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property acquired, leased or improved on the date of such acquisition, lease or improvement and (ii) as to property acquired by the Company after the Closing Date, Liens existing or placed thereon at the time of the acquisition thereof; provided that such Liens do not extend to any other Mortgaged Property; and provided further that the principal amount of the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property acquired on the date of such acquisition;
     (c) Liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings;
     (d) mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ Liens, other Liens incident to construction, Liens or privileges of any employees of the Company for salary or wages earned, but not yet payable, and other Liens, including, without limitation, Liens for workers’ compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;
     (e) easements, encumbrances, rights-of-way, reservations, reversionary rights or other rights of others in, on, over or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the Mortgaged Property or any part thereof; provided, however, that such easements, encumbrances, leases, reservations, reversionary rights, other rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations do not materially impair the use by the Company of the Mortgaged Property considered as a whole for the purposes for which it is held by the Company;
     (f) defects, irregularities, exceptions and limitations in title to real property subject to rights-of-way or other similar rights in favor of the Company or used or to be used by the Company primarily for right-of-way purposes or real property held under lease, easement, license or similar right; provided, however, that (i) the Company shall have obtained from the apparent owner or owners of such real property a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which the Company acquired the same, (ii) the Company has power under eminent domain or similar statutes to remove such defects, irregularities, exceptions or limitations or (iii) such defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense;

and defects, irregularities, exceptions and limitations in title to flood lands, flooding rights or water rights;
     (g) leases existing at the Closing Date, affecting Mortgaged Properties owned by the Company at said date and renewals and extensions thereof; and leases affecting such Mortgaged Properties entered into after the Closing Date or affecting Mortgaged Properties acquired by the Company after such date which, in either case, (i) have respective terms of not more than twenty years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by the Company of such properties for the respective purposes for which they are held by the Company; provided that if any such lease is subordinated to the Lien of this Indenture on terms taken as a whole substantially as set forth in Exhibit B hereto, or on other terms reasonably satisfactory to the Trustee, the Trustee upon Company Request shall execute and deliver a non-disturbance agreement substantially as set forth in Exhibit B hereto, or in a form otherwise reasonably satisfactory to the Trustee;
     (h) Liens vested in lessors, licensors, franchisors or permittors for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or other amounts or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of such rent or other amounts or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;
     (i) controls, restrictions, obligations, duties or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of governmental authorities upon the Mortgaged Property or any part thereof or the operation or use thereof or upon the Company with respect to the Mortgaged Property or any part thereof or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in governmental authorities to impose any such controls, restrictions, obligations, duties or other burdens;
     (j) rights which governmental authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, recapture or designate a purchaser of or order the sale of the Mortgaged Property or any part thereof, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate the property and business of the Company; and any and all obligations of the Company correlative to any such rights;
     (k) Liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable the Company to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workers’ compensation, unemployment insurance, social security, any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;

     (l) Liens on the Mortgaged Property or any part thereof which are granted by the Company to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;
     (m) rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by the Company or by others on property of the Company;
     (n) (i) rights and interests of Persons other than the Company arising out of contracts, agreements and other instruments to which the Company is a party and which relate to the common ownership or joint use of property; and (ii) all Liens on the interests of Persons other than the Company in property owned in common by such Persons and the Company if and to the extent that the enforcement of such Liens would not adversely affect the interests of the Company in such property in any material respect;
     (o) any restrictions on assignment or requirements of any assignee to qualify as a permitted assignee or a public utility or public service corporation;
     (p) any Liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;
     (q) Liens securing loans made by The California Department of Water Resources or other governmental agency to the Company in connection with the installation, upgrade, or replacement of infrastructure to ensure the quality of drinking water and the protection of public health; and
     (r) Liens granted in favor of the Trustee pursuant to this Indenture and the Bonds.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.
     “Prior Lien Debt” has the meaning given in Section 3.12.
     “protected purchaser” has the meaning set forth in Section 2.16.
     “PUC” means the California Public Utilities Commission or any commission or other public agency succeeding to or otherwise exercising the powers vested in the California Public Utilities Commission as of the Closing Date.
     “Redemption Date” means the date fixed for redemption of any Bond pursuant to this Indenture.
     “Redemption Price” means the price the Company shall pay to redeem Bonds of any series pursuant to the terms thereof.

     “Registrar” has the meaning specified in Section 2.12.
     “Regular Record Date” for the interest payable on the Bonds of any series on any Interest Payment Date means the dates designated as the record dates in the Bonds of any such series.
     “Responsible Officer” means any officer within the corporate trust department of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “S&P” means Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc.
     “Special Record Date” has the meaning set forth in Section 2.20(B)(1).
     “Stated Maturity” when used with respect to any Bond or any payment of principal thereof or premium thereon or interest thereon means the date specified in such Bond or in this Indenture, as the date on which the principal of such Bond or such payment of principal, premium or interest is due and payable.
     “Substituted Property” has the meaning specified in Section 5.02(1).
     “Successor Corporation” has the meaning specified in Section 9.02.
     “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb).
     “Trustee” means U.S. Bank National Association until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
     SECTION 1.02. Rules of Construction.
     Unless the context otherwise requires:
     (a) a term has the meaning assigned to it;
     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all financial calculations and determinations contemplated by this Indenture shall be made in conformity with GAAP;
     (c) “or” is not exclusive;
     (d) “including” means “including without limitation”;
     (e) words in the singular include the plural and words in the plural include the singular;

     (f) all exhibits are incorporated by reference herein and expressly made a part of this Indenture;
     (g) all references to articles, sections and exhibits (and subparts thereof) are to this Indenture;
     (h) all references to statutes or rules (or their subparts) include amendments and replacement or successor provisions; and
     (i) all references to Persons include their successors.
     SECTION 1.03. Incorporation by Reference of the Trust Indenture Act.
     This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:
     “indenture securities” means the Bonds.
     “indenture security holder” means a Holder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the indenture securities means the Company and any other obligor on the Bonds.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.
ARTICLE II
The Bonds
     SECTION 2.01. Bonds Generally. (A) Amount Unlimited; Issuable in Series; Equal Security of All Bonds. The aggregate principal amount of Bonds that may be authorized pursuant to this Article II and authenticated or delivered under this Indenture is unlimited, except by the terms set forth herein, and shall be designated generally as the “First Mortgage Bonds”. The Bonds may be issued in one or more series.
     All Bonds issued under and pursuant to this Indenture and at any time Outstanding shall in all respects be equally and ratably secured hereby, without preference, priority or distinction on account of the actual date or dates thereof or of the time or times of the issue or Maturity of said Bonds, or of any of them, so that all Bonds at any time issued and Outstanding hereunder shall have the same right, Lien and preference under and by virtue of this Indenture, and shall all be equally and ratably secured hereby, with like effect as if they had all been made, issued and authenticated simultaneously on the Closing Date, whether the same, or any of them, shall actually be sold or disposed of at such date, or whether they, or any of them, shall be sold or disposed of at some future date, or whether they, or any of them, shall have been authorized to be issued as of the Closing Date, or may be authorized to be issued hereafter pursuant to other provisions of this Article II.
     (B) General Provisions as to Documents Required for Authentication and Delivery of Bonds. Whenever requesting the authentication and delivery under this Article II of any Bonds issuable hereunder, the Company shall (except where otherwise specified) furnish the Trustee, in addition to any other instruments elsewhere in this Article II required, the following:
     (1) A Board Resolution authorizing the issuance, authentication and delivery of Bonds of such series, specifying the series, maturities (if Bonds of such series are of serial maturities), and principal amount of Bonds called for, and designating the officer or officers of the Company to whom or upon whose order shall be delivered the Bonds of which the authentication and delivery is called for.
     (2) In case the Bonds to be authenticated and delivered are of a series not theretofore created, either a Board Resolution or an indenture supplemental hereto authorized by a Board Resolution, designating the new series to be created and prescribing:
     (a) the title of the Bonds of the series, including CUSIP number(s) (which shall distinguish the Bonds of the series from Bonds of any other series), if any;
     (b) any limit upon the aggregate principal amount of the Bonds of the series which may be authenticated and delivered under this Indenture (except for Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds of the series pursuant to Sections 2.15, 2.16, 2.18, 4.07 and 12.06);
     (c) the date or dates on which the principal of any Bonds of the series is payable;
     (d) the rate or rates at which any Bonds of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the interest payment dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;
     (e) the place or places where the principal of and any premium and interest on any Bonds of the series shall be payable;
     (f) the period or periods within which, the price or prices at which and the terms and conditions upon which any Bonds of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a resolution of the Board of Directors, the manner in which any election by the Company to redeem the Bonds shall be evidenced;

     (g) if the amount of principal of or any premium or interest on any Bonds of the series may be determined with reference to a financial or economic measure or pursuant to a formula, the manner in which such amounts shall be determined;
     (h) if other than the entire principal amount thereof, the portion of the principal amount of any Bonds of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 7.01;
     (i) if the principal amount payable at the Stated Maturity of any Bonds of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Bonds as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);
     (j) if other than by a resolution of the Board of Directors, the manner in which any election by the Company to defease any Bonds of the series pursuant to Section 14.04 shall be evidenced; or, that the Bonds of the series, in whole or any specified part, shall not be defeasible pursuant to Section 14.04;
     (k) if any Bonds of the series shall be issuable as Definitive Bonds or if any Bonds of the series shall be issuable in whole or in part in the form of one or more Global Bonds and, in such case, the respective Depositaries for such Global Bonds, the form of any legend or legends which shall be borne by any such Global Bond in addition to or in lieu of that set forth in Section 2.15(F) and any circumstances in addition to or in lieu of those set forth in Section 2.15 in which any such Global Bonds may be exchanged in whole or in part for Bonds registered, and any transfer of such Global Bond in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Bond or a nominee thereof;
     (l) any addition to or change in the Events of Default which apply to any Bonds of the series and any change in the right of the Trustee or the requisite Holders of such Bonds to declare the principal amount thereof due and payable pursuant to Section 7.01;
     (m) any addition to, deletion from or change in the covenants set forth in Article III which apply to Bonds of the series;
     (n) the designation of the Trustee in respect of Bonds of the series;
     (o) if applicable, that any Bonds of the series shall be guaranteed and the terms and conditions, if any, upon which such Bonds shall be guaranteed and,

if applicable, upon which such guarantees may be subordinated to other Indebtedness of the respective guarantors;
     (p) if applicable, that any Bonds of the series shall be convertible into, or exchangeable for, any other securities issued by the Company or any other Persons and the terms and conditions, if any, upon which such Bonds shall be convertible or exchangeable; and
     (q) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).
All Bonds of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 2.10(A)) set forth, or determined in the manner provided, in any such indenture supplemental hereto. All Bonds of any one series need not be issued at one time and, unless otherwise provided in or pursuant to the Board Resolution referred to above and (subject to Section 2.10(A)) set forth, or determined in the manner provided in any such indenture supplemental hereto with respect to a series of Bonds, additional Bonds of a series may be issued, at the option of the Company, without the consent of any Holder, at any time and from time to time.
     (3) Either (i) an Officers’ Certificate certifying that the documents attached thereto constitute evidence of the authorization, approval or consent of the PUC with respect to the issuance of the Bonds or (ii) an Opinion of Counsel that no such prior approval is necessary for the issuance of the Bonds.
     (4) An Opinion of Counsel that all instruments furnished such Trustee conform to the requirements of this Indenture, constitute sufficient authority under this Indenture for it to authenticate and deliver the Bonds applied for and that all laws and requirements in respect of the authentication and delivery thereof by the Trustee have been complied with, and that the authentication and delivery of the Bonds then applied for will not make the total amount of Outstanding Bonds exceed the amount permitted by law.
     (5) An Officers’ Certificate complying with the provisions of Section 15.01, and stating that all conditions precedent provided for in this Indenture which relate to the authentication and delivery of the Bonds applied for have been complied with.
     (6) An Opinion of Counsel, which may be the same Opinion of Counsel as provided pursuant to clause (4) above, complying with the provisions of Section 15.01, and stating that in his or their opinion all conditions precedent provided for in the Indenture which relate to the authentication and delivery of the Bonds applied for have been complied with.
     SECTION 2.02. Authentication and Delivery of Bonds Against Property Additions. (A) Amount of Bonds Which May Be Issued; Property Additions Which May Be Made Basis for Issue of Bonds. Subject as above in Section 2.01 provided, from time to time after the Closing Date the Company, in addition to the Bonds to be issued on the Closing

Date and the Bonds authorized to be issued pursuant to other provisions of this Article II, may execute, and the Trustee shall authenticate and deliver additional Bonds hereby secured for an aggregate principal amount not exceeding the sum of (i) 66 2/3% of the cash cost to the Company, or of the Fair Value to the Company should such Fair Value be less than such cash cost, of items of property constructed or acquired subsequent to the Closing Date, properly chargeable (under the then existing rules and regulations of the PUC, or if there be no such body or no such pertinent rules or regulations, under GAAP) as additions to property account, such items of property being hereinafter in this Indenture referred to as “Permanent Improvements, Extensions or Additions” or as “New or Additional Property” and (ii) if then available pursuant to the terms of this Section 2.02, then existing and unused Additions Credit, if any; provided that if any such Permanent Improvements, Extensions or Additions or any such New or Additional Property shall have been constructed or acquired in whole or in part through the issue or delivery of securities in payment therefor rather than cash, the Fair Value in cash of any such securities at the time of the issue or delivery thereof in payment for such Permanent Improvements, Extensions or Additions or for such New or Additional Property (certified as hereinafter provided) shall be included in computing the cash cost of the Permanent Improvements, Extensions or Additions or of the New or Additional Property so constructed or acquired; and provided further that for any issuance of Bonds under this Section 2.02 if any of the property subject to the Lien of this Indenture shall be condemned or sold and released from the Lien of this Indenture since the later of the Closing Date and the date of the last issuance of Bonds pursuant to this Section 2.02 and the Company receives as consideration therefor a sum in cash, obligations or property having a Fair Value aggregating less than the book value of the property so condemned or sold then, unless the consideration for such condemnation or sale shall have been received by the Company entirely in cash and such cash shall have been applied to the purchase and cancellation or redemption of Bonds within one year after the delivery of such consideration to the Trustee, the amount of the additions to property which may be made the basis for such issuance of additional Bonds under this Section 2.02(A) shall be reduced by the amount of the book loss resulting from such condemnation or sale.
     The words “New or Additional Property” shall mean, without duplication of any property of the Company comprising Permanent Improvements, Extensions or Additions, any property acquired by the Company after the Closing Date that consists of Mortgaged Property, including the plants, property and equipment acquired as an entirety or substantially as an entirety by the Company of any utility or utilities located entirely in the State of California and primarily and principally engaged in (1) supplying water for domestic and industrial use, (2) distributing gas (whether artificial or natural gas) for domestic and industrial use, (3) producing or distributing electricity, (4) furnishing telephone service, or (5) combining any two or more of said activities; provided that no telephone utility property shall be included in the class of utilities hereinabove described unless (A) it is acquired by the Company from a seller which has owned and which sells together both such telephone utility property and one or more other utility properties of the character hereinabove described, and (B) in such case the gross revenue from said other utility property or properties for the preceding fiscal year of such seller shall have exceeded the gross revenue for such fiscal year from said telephone utility property. In addition, New or Additional Property shall include items of Excepted Property elected by the Company to be included in the Lien of this Indenture after the Closing Date.

     The words “Permanent Improvements, Extensions or Additions” shall mean, without duplication of any property of the Company comprising New or Additional Property, any permanent improvement, extension or addition to Mortgaged Property, and shall include:
     (a) the portion of the cost of Substituted Property that exceeds the original cost of the property replaced by such Substituted Property;
     (b) Permanent Improvements, Extensions or Additions acquired or constructed on or after the Closing Date to any Mortgaged Property in existence as of the Closing Date, whether already constructed or erected or in process of construction or erection, so far as actually constructed or erected; and
     (c) Permanent Improvements, Extensions or Additions, whether already constructed or erected or in process of construction or erection, so far as actually constructed or erected, in respect of New or Additional Property acquired by the Company on or after the Closing Date.
Anything to the contrary notwithstanding, the words “New or Additional Property” or “Permanent Improvements, Extensions or Additions” shall not include:
     (i) the portion of the cost of Substituted Property equal to the original cost of the property replaced by such Substituted Property, or New or Additional Property or Permanent Improvements, Extensions or Additions acquired or constructed with the proceeds of any property released pursuant to Section 5.03 or property taken by the power of eminent domain or purchased or ordered sold by any municipality or other public body or agency in the exercise of any right which it shall have had to purchase, or designate a purchaser of, or order the sale of the same, or with insurance moneys received in payment of losses or derived from any insurance reserve of the Company;
     (ii) New or Additional Property or Permanent Improvements, Extensions or Additions acquired or constructed by the Company and used to provide any increase required by the provisions of clause (2) or clause (3) of Section 2.03;
     (iii) Permanent Improvements, Extensions or Additions made prior to the Closing Date;
     (iv) properties other than properties consisting of, used in or related to utilities located in the State of California supplying water for domestic and industrial use, distributing gas (whether artificial or natural gas) for domestic and industrial use, producing or distributing electricity or furnishing telephone service;
     (v) Excepted Property; and
     (vi) any property on which there exists a Lien described in clause (q) of the definition of Permitted Liens.
     The words “Additions Credit” shall mean an amount equal to the sum of (i) with respect to each prior issuance of Bonds under Section 2.02, the excess of (a) 66 2/3% of the cash cost to the Company, or of the Fair Value to the Company should such Fair Value be less than such cash cost, of the Permanent Improvements, Extensions or Additions and New or Additional Property made the basis for such issuance of Bonds under Section 2.02 over (b) the principal amount of Bonds issued under Section 2.02 with respect to such issuance, plus (ii) the aggregate principal amount of Bonds previously issued under this Indenture which have been redeemed or repaid since the Closing Date; provided that Additions Credit shall not include any amount that has previously been added to Permanent Improvements, Extensions or Additions or New or Additional Property in respect of a prior issuance of Bonds pursuant to Section 2.02 or, with respect to Bonds previously issued under this Indenture, any amount attributable to Bonds the redemption or repayment of which has been made the basis for the issuance of additional Bonds pursuant to Section 2.08. The Company shall have the right, at any time and from time to time, to establish Additions Credit (i) with respect to Permanent Improvements, Extensions or Additions and New or Additional Property by furnishing the Trustee with the instruments provided for in clauses (2), (3), (4), (5) and (6) of Section 2.02(B), with such additions, omissions and modifications thereof as may be necessary to make the same applicable and (ii) with respect to Bonds previously issued under this Indenture that have been repaid or redeemed, by delivering to the Trustee evidence reasonably satisfactory to the Trustee of the repayment or redemption of such previously issued Bonds. The foregoing notwithstanding, in no event shall any Additions Credit be available pursuant to this Section 2.02 at any time prior to the repayment in full or other satisfaction in full of amounts owing in respect of the Series CC Bonds, the Series KK Bonds, the Series GGG Bonds and the Series HHH Bonds unless otherwise agreed to by Holders holding a majority in aggregate principal amount of each of the Series CC Bonds, the Series KK Bonds, the Series GGG Bonds and the Series HHH Bonds.
     (B) Documents to Be Furnished to the Trustee. Bonds shall be authenticated and delivered by the Trustee under this Section 2.02 only upon receipt by the Trustee, in addition to the resolutions, certificates and other instruments provided for in Section 2.01(B), of the following:
     1. A certificate (a “Net Earnings Certificate”), signed by the President or the Chief Financial Officer and by the Treasurer or an Assistant Treasurer of the Company, which shall comply with the provisions of Section 15.01 and shall state in substance as follows:
     That the net earnings of the Company available for interest, reserves (other than any reserve for depreciation, replacements or renewals) and dividends, calculated as hereinafter provided, for a period of any twelve consecutive calendar months within the fourteen calendar months immediately preceding the calendar month in which the application for the authentication and delivery of Bonds is made, have been in the aggregate equal to at least twice the annual interest charges on the aggregate principal amount of (a) all Bonds to be Outstanding under this Indenture immediately after the authentication and delivery of the Bonds applied for (excepting any of such Bonds for the payment, purchase or redemption of which the necessary funds shall have been deposited in trust with the Trustee hereunder, together with irrevocable instructions to apply such funds to the payment, purchase or redemption of such Bonds), and (b) all Indebtedness secured by a Lien or Liens prior to the Lien of this Indenture on any New or Additional Property acquired by the Company on or after the Closing Date.

     Such certificate shall set forth the amount of such net earnings, and shall show the method of calculation of the same to be as follows:
     From the total of the operating and non-operating revenues of the Company there shall be deducted all operating expenses of the Company, including therein rentals, repairs, maintenance, insurance, any current reserves for renewals, replacements or depreciation, and taxes (except excess or other profits taxes and income taxes which are imposed on income after payment of interest); provided, however, that of the net earnings stated in any such certificate not more than 15% in total amount shall be derived from the following sources: (1) non-operating income of the Company, (2) properties in which the Company has a leasehold estate only, (3) any operations of the Company other than the businesses of supplying water for domestic and industrial use, distributing gas (whether artificial or natural gas) for domestic and industrial use, producing and distributing electricity and furnishing telephone service and (4) income from property not subject to the Lien of this Indenture.
     In case the Company shall have acquired any property within or after the period for which the calculation of earnings is made, the Company in computing its net earnings shall be entitled to include, to the extent that the same may not have been otherwise included, the net earnings of such property for the whole of such period. The net earnings of any property so acquired for the period preceding acquisition shall be ascertained and computed as if such property had been owned by the Company during such period. In case the Company shall have disposed of any property within or after the period for which the calculation of earnings is made, the Company in computing its net earnings shall exclude the net earnings of such property for such period. If the Net Earnings Certificate provided for in this Section 2.02(B) shall be signed by such officers of a Successor Corporation it shall contain a statement to the effect that such net earnings do not include the earnings of any property of such Successor Corporation excepted from the Lien hereof under the provisions of Section 9.03.
     If the twelve-month period in respect of which the net earnings are being calculated is a period with respect to which an annual report is required to be filed by Parent pursuant to Section 11.02, the Net Earnings Certificate shall be signed by an accountant, who may be an officer or employee of the Company, except that if such Net Earnings Certificate is being filed with the Trustee in connection with an application for the authentication and delivery of Bonds and if the aggregate principal amount of all Bonds then being applied for and of all other Bonds authenticated and delivered under this Indenture since the commencement of the then current calendar year (other than Bonds with respect to which a certificate of an accountant is not required, or with respect to which a certificate of an independent public accountant has previously been furnished) is ten percent (10%) or more of the Outstanding Bonds, such certificate shall be signed by an independent public accountant reasonably acceptable to the Trustee. If the twelve-month period in respect of which the net earnings are being calculated is a period with respect to which an annual report is not required to be filed, the Net Earnings Certificate shall be required to be signed only by the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Company.
     2. An Officers’ Certificate, dated not more than 60 calendar days prior to the application for the authentication and delivery of Bonds, which shall comply with the provisions of Section 15.01 and shall state in substance as follows:
     (a) that (i) the Company has constructed or acquired certain New or Additional Property and that the Company or a predecessor or predecessors in title has or have constructed or acquired certain Permanent Improvements, Extensions or Additions (to be briefly described in the certificate); (ii) in the case of any such New or Additional Property, the same was constructed or acquired by the Company on or after the Closing Date; (iii) in the case of any such Permanent Improvements, Extensions or Additions, if the same were to Mortgaged Properties in existence as of the Closing Date, they were constructed or acquired on or after the Closing Date, or that if the same were to New or Additional Property acquired by the Company on or after the Closing Date, they were constructed or acquired subsequent to the acquisition of such New or Additional Property; (iv) the items of property so described constitute New or Additional Property or Permanent Improvements, Extensions or Additions as defined in this Section 2.02 and are desirable in the proper conduct of the business of the Company; and stating whether or not such New or Additional Property or Permanent Improvements, Extensions or Additions include any property which, within six months prior to the date of acquisition thereof by the Company, has been used or operated by a Person or Persons other than the Company, in a business similar to that in which it has been or is to be used or operated by the Company; and (v) whether or not since the later of the Closing Date and the date of the last issuance of Bonds pursuant to this Section 2.02, any Mortgaged Property has been condemned or sold and released from the Lien of this Indenture for which the Company received as consideration a sum in cash, obligations or property having a Fair Value aggregating less than the book value of the property so condemned or sold and, if there have been any such condemnations or sales, stating (1) the amount, character and Fair Value of the consideration received on each such condemnation or sale and delivered to the Trustee, (2) the book loss resulting from each such condemnation or sale and (3) the total amount in cash received as the entire consideration for any such condemnation or sale and applied to the purchase and cancellation or redemption of Bonds within one year after the respective dates on which said cash consideration was deposited with the Trustee;
     (b) (i) the cash cost thereof; (ii) that such cash cost was computed as required by the provisions of this Section 2.02 and of Section 2.03; (iii) to what extent the cash cost so computed consists of cash expended or securities issued or delivered in payment for said property and the principal amount of Indebtedness secured by Liens required to be included in computing such cash cost by the provisions of Section 2.03; (iii) what, in the opinion of the signers, is the Fair Value to the Company of such New or Additional Property and Permanent Improvements, Extensions or Additions; and (iv) if any of such New or Additional Property or Permanent Improvements, Extensions or Additions include any property which, within six months prior to the date of acquisition thereof by the Company has been used or operated by a Person or Persons other than the Company, in a business similar to that in which it has been or is to be used or operated by the Company, stating separately the Fair Value to the Company of any such property and whether or not such Fair Value is less than Twenty-five Thousand Dollars ($25,000) and less than one percent (1%) of the aggregate principal amount of the Bonds at the time Outstanding. Such cash cost may include such allowance for interest during construction, engineering and other items of overhead as in the opinion of the signers is proper;
     (c) that there are on record, undischarged, no Liens upon or against such New or Additional Property or Permanent Improvements, Extensions or Additions other than Permitted Liens;
     (d) that no part of such New or Additional Property or Permanent Improvements, Extensions or Additions, specified in such certificate, (i) has in any preceding certificate, been made the basis of any other issue of Bonds hereunder (other than with respect to any issuance of Bonds for which there exists Additions Credit, if then permitted by the terms of this Section 2.02), the basis of the withdrawal of any money held by the Trustee hereunder or by any trustee under any instrument of Lien prior to the Lien of this Indenture; (ii) includes the portion of the value of Substituted Property equal to the original cost of the property replaced by such Substituted Property, or has been constructed or acquired or restored to the Company out of any insurance moneys or from any insurance reserve of the Company or the proceeds of any property taken by eminent domain or the proceeds of the sale of any property, or has been used to provide any increase required by the provisions of clauses (2) or (3) of Section 2.03; or (iii) has been used as a credit against any sinking fund provided for in any instrument of Lien prior to the Lien of this Indenture;
     (e) that such New or Additional Property or Permanent Improvements, Extensions or Additions was or were not constructed or acquired in whole or in part through the issue or delivery of securities in payment therefor; or if such property was constructed or acquired in whole or in part through the issue or delivery of securities in payment therefor, such certificate shall state the amount and character of the securities so issued or delivered;
     (f) that, to the knowledge of the signers, no Default or Event of Default has occurred and is continuing; and
     (g) if then permitted by the terms of this Section 2.02, whether there is any unused Additions Credit which the Company desires to use, in whole or in part, as a basis for the authentication and delivery of such Bonds and, if so, a statement of the entire amount of such Additional Credit which the Company desires to use.
     3. In case any Permanent Improvements, Extensions or Additions or any New or Additional Property shall have been constructed or acquired in whole or in part through the issue or delivery of securities, a certificate of an appraiser or other competent Person or firm, who may be an officer or in the employ of the Company, reasonably acceptable to the Trustee, stating the Fair Value of such securities at the time of the issue or delivery thereof in payment for such Permanent Improvements, Extensions or Additions or such New or Additional Property.
     4. An Opinion of Counsel, substantially in the form of Exhibit C-1 attached hereto, with respect to the Lien of the Indenture on the Permanent Improvements, Extensions or Additions or any New or Additional Property that are all or a portion of the basis for the authentication and delivery of such Bonds, with such additions, omissions or modifications thereof (i) as may be necessary to make the same applicable or (ii) as may be beneficial to the interests of the Holders. Copies of any documents relied upon by such Opinion of Counsel shall be provided to the Trustee in connection with the delivery of such Opinion of Counsel to the extent not previously delivered to the Trustee.
     5. An Opinion of Counsel, to the effect that the Company has title to such Permanent Improvements, Extensions or Additions or any New or Additional Property forming the basis of the application for the authentication and delivery of Bonds pursuant to this Section 2.02, subject to no Lien other than Permitted Liens. Such Opinion of Counsel may rely (a) with respect to real property interests included as New or Additional Property, upon one or more policies of title insurance that are issued after recordation with respect to such New or Additional Property of this Indenture or a Memorandum of this Indenture (or that show the Lien of this Indenture or a Memorandum of this Indenture as an encumbrance on such New or Additional Property), (b) with respect to interests in personal property, upon a UCC search performed by a recognized and reputable entity engaged in such business in the State of California, or upon one or more policies of title insurance that are issued after filing with the Secretary of State of California of appropriate financing statements (or substantially simultaneously therewith) and (c) upon one or more certificates of the chief financial officer of the Company stating that the Company has title to such Permanent Improvements, Extensions or Additions or any New or Additional Property forming the basis of the application for the authentication and delivery of Bonds pursuant to this Section 2.02, subject to no Lien other than Permitted Liens.
     6. A certificate of an engineer, appraiser or other expert, who may be an individual, engineering firm, corporation or other Person and, except as hereinafter in this clause (6) provided, may be an engineer, appraiser or other expert in the employ of the Company reasonably acceptable to the Trustee, as to the Fair Value to the Company of any New or Additional Property or Permanent Improvements, Extensions or Additions which are the basis for the applicable issuance of Bonds under this Section 2.02. If such New or Additional Property or Permanent Improvements, Extensions or Additions include any property which, within six months prior to the date of acquisition thereof by the Company, has been used or operated by a Person or Persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and the Fair Value to the Company of such property is not less than Twenty-five Thousand Dollars ($25,000) and not less than one percent (1%) of the aggregate principal amount of the Bonds at the time Outstanding, such certificate shall be made by an independent engineer, appraiser or other expert reasonably acceptable to the Trustee, and if being furnished in connection with an application for the authentication and delivery of Bonds, shall also cover the Fair Value to the Company of any property so used or operated which, since the commencement of the then current calendar year, has been subjected to the Lien of this Indenture and which has been or is to be made the basis for the authentication and delivery of Bonds, the withdrawal of cash constituting a part of the trust estate or the release of property or securities subject to the Lien of this Indenture and as to which a certificate of an independent engineer, appraiser or other expert has not previously been furnished.
     In the event that the Opinion of Counsel required by the aforesaid clause (5) this Section 2.02(B) shall specify any Lien or Liens on such property prior to the Lien of this Indenture (except for Permitted Liens), then and in that event the Bonds then applied for shall be authenticated and delivered by the Trustee subject to the conditions and limitations contained in Section 2.03.
     SECTION 2.03. Conditions and Limitations on Authentication and Delivery of Bonds under Section 2.02 in Case of Prior Liens Against Property Additions. In the event that any New or Additional Property or Permanent Improvements, Extensions or Additions made the basis of an application for the authentication and delivery of Bonds under the provisions of Section 2.02 is encumbered by a Lien or Liens prior to the Lien of this Indenture, the principal amount of the Indebtedness secured by such Lien or Liens, subject, however, to the provisions of Section 3.04, shall be included in computing the cash cost of the New or Additional Property or Permanent Improvements, Extensions or Additions made the basis of such application unless previously included in any certificate furnished under this Indenture. Subject as aforesaid, the Company may upon such application execute and the Trustee shall authenticate and deliver such principal amount of Bonds as shall equal 66 2/3% of the cash cost of such New or Additional Property or Permanent Improvements, Extensions or Additions, calculated as provided in Sections 2.02 and 2.03, or 66 2/3% of the Fair Value to the Company of such New or Additional Property or Permanent Improvements, Extensions or Additions, should such Fair Value be less than such cash cost, less a principal amount of Bonds equal to the principal amount of the Indebtedness secured by such Lien or Liens unless the principal amount of such Indebtedness has been previously deducted in any certificate furnished under this Indenture; provided, however, that in the event that there shall exist against any such New or Additional Property any bonds or other Indebtedness, secured by any such Lien as aforesaid, of an aggregate principal amount in excess of 66 2/3% of the cash cost, calculated as provided in Sections 2.02 and 2.03, or of the Fair Value to the Company, should such Fair Value be less than such cash cost, of such New or Additional Property or Permanent Improvements, Extensions or Additions, then and in that event no Bonds shall be issued under this Indenture for or on account of such New or Additional Property or Permanent Improvements, Extensions or Additions, unless and until

     (1) the principal amount of such Indebtedness shall by payment, cancellation or retirement of a portion thereof be reduced to a principal amount less than 66 2/3% of the cash cost or Fair Value to the Company, whichever shall be less, of such New or Additional Property or Permanent Improvements, Extensions or Additions;
     (2) the cash cost or Fair Value to the Company, whichever shall be less, of such New or Additional Property or Permanent Improvements, Extensions or Additions shall by Permanent Improvements, Extensions or Additions made thereto be increased to such extent that the principal amount of such Indebtedness outstanding shall be less than 66 2/3% of such cash cost or Fair Value, whichever shall be less, of such New or Additional Property or Permanent Improvements, Extensions or Additions; or
     (3) the cash cost or Fair Value to the Company of Permanent Improvements, Extensions or Additions to the other plants and properties of the Company, or of New or Additional Property acquired by the Company, otherwise constituting a proper basis for the issuance of Bonds under the terms of this Indenture but on account of which no Bonds have been or shall be issued hereunder shall equal the amount of the increase required under the provisions of clause (2) of this Section 2.03.
     In case the Company shall use any Permanent Improvements, Extensions or Additions to or about its plants or properties, or any New or Additional Property acquired or constructed by it or any of its predecessors in title, to provide any increase required by the provisions of clause (2) or clause (3) of this Section 2.03, the Company shall furnish the Trustee with the instruments provided for in clauses (2), (3), (4), (5) and (6) of Section 2.02(B), with such additions, omissions and modifications thereof as may be necessary to make the same applicable.
     In the event that the cash cost, or the Fair Value to the Company, should such Fair Value be less than such cash cost, of any Permanent Improvements, Extensions or Additions or of any New or Additional Property used by the Company to provide any increase required by the provisions of clause (2) or clause (3) of this Section 2.03, shall exceed the amount of the increase required by said clause (2) or said clause (3), then and in that event Bonds may be issued under the provisions of Section 2.02 for or on account of such Permanent Improvements, Extensions or Additions or such New or Additional Property for a principal amount equal to 66 2/3% of the difference between such cash cost or Fair Value to the Company, whichever shall be less, of such Permanent Improvements, Extensions or Additions or of such New or Additional Property and the amount of any increase required by said clause (2) or said clause (3).
     Whenever any New or Additional Property or Permanent Improvements, Extensions or Additions made the basis of any increase pursuant to the provisions of clause (3) of this Section 2.03 shall be subject to any Lien or Liens prior to the Lien of this Indenture, there shall be deducted from the cash cost or Fair Value to the Company, whichever shall be less, 150% of the aggregate principal amount of the Indebtedness secured by such prior Liens, in order to determine whether such cash cost or Fair Value, as the case may be, shall equal the amount of the increase required by said clause (3).
     SECTION 2.04. Reservation of Additional Bonds and Delivery Thereof upon Compliance with Net Earnings Requirements. Upon any application by the Company for the authentication and delivery of Bonds under any of the provisions of this Article II, the Company may execute and deliver to the Trustee the full aggregate principal amount of Bonds to which it is entitled under the provisions of the section under which application is made, without regard to the net earnings of the Company as evidenced by the Net Earnings Certificate required to be submitted by the provisions of such section. The Trustee shall thereupon authenticate said Bonds and shall deliver only such principal amount of Bonds to the delivery of which the Company is entitled by the net earnings as evidenced by such Net Earnings Certificate. The remaining Bonds shall be reserved by the Trustee and shall from time to time thereafter in whole or in part be delivered upon receipt by the Trustee of a Net Earnings Certificate in the form required by the provisions of the section under which said Bonds were authenticated, evidencing net earnings sufficient to entitle the Company to the authentication and delivery of the Bonds then applied for.
     SECTION 2.05. Reliance of Trustee upon Documents; Right and Duty to Make Independent Investigation. Subject to the provisions of Sections 10.01 and 10.03, the resolutions, certificates and other instruments provided for in this Article II may be accepted by the Trustee as satisfactory and conclusive evidence as to the statements therein contained and shall be full authority to the Trustee for the authentication and delivery of Bonds; but before authenticating and delivering Bonds applied for under any provision of this Article II the Trustee shall, if requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds and furnished with security and indemnity satisfactory to it, cause to be made such independent investigation as it may see fit, and, in that event, may decline to authenticate or deliver such Bonds unless satisfied by such investigation of the truth and accuracy of the matters so investigated. The expense of such investigation shall be paid by the Company, or if paid by the Trustee shall be repaid by the Company promptly after demand with interest at the rate of two percent (2%) per annum.
     SECTION 2.06. Authentication and Delivery of Bonds on or about the Closing Date. Upon compliance with the provisions of Section 2.01(B) with respect to each such series of Bonds, the Company may execute and the Trustee shall authenticate the following series of Bonds on or about the Closing Date: (i) 9.86% First Mortgage Bonds due 2020, Series CC, in an aggregate principal amount not to exceed $17,800,000, (ii) Series 6.94% First Mortgage Bonds due 2012, Series KK, in an aggregate principal amount not to exceed $2,900,000, (iii)           % First Mortgage Bonds due           , Series LL, in an aggregate principal amount not to exceed $          , (iv) 7.28% First Mortgage Bonds due 2025, Series AAA, in an aggregate principal amount not to exceed $20,000,000, (v) 6.77% First Mortgage Bonds due 2028, Series BBB, in an aggregate amount not to exceed $20,000,000, (vi) 8.15% First Mortgage Bonds due 2030, Series CCC, in an aggregate amount not to exceed $20,000,000, (vii) 7.13% First Mortgage Bonds due 2031, Series DDD, in an aggregate amount not to exceed $20,000,000, (viii) 7.11% First Mortgage Bonds due 2032, Series EEE, in an aggregate amount not to exceed $20,000,000, (ix) 5.90% First Mortgage Bonds due 2017, Series FFF, in an aggregate amount not to exceed $20,000,000, (x) 5.29% First Mortgage Bonds due 2022, Series GGG, in an aggregate amount not to exceed $20,000,000, (xi) 5.29% First Mortgage Bonds due 2022, Series HHH, in an aggregate amount not to exceed $20,000,000, (xii) 5.54% First Mortgage Bonds due 2023, Series III, in an aggregate amount not to exceed $10,000,000, (xiii) 5.44% First Mortgage Bonds due 2018, Series JJJ, in an aggregate amount not to exceed $9,091,000, (xiv) 4.58% First Mortgage Bonds due 2010, Series KKK, in an aggregate amount not to exceed $10,000,000, (xv) 5.48% First Mortgage Bonds due 2018, Series LLL, in an aggregate amount not to exceed

$10,000,000, (xvi) 5.52% First Mortgage Bonds due 2013, Series MMM, in an aggregate amount not to exceed $20,000,000, (xvii) 5.55% First Mortgage Bonds due 2013, Series NNN, in an aggregate amount not to exceed $20,000,000 and (xviii) 6.02% First Mortgage Bonds due 2031, Series OOO, in an aggregate amount not to exceed $20,000,000.
     SECTION 2.07. Authentication and Delivery of Bonds Against Deposit of Cash; Application of Cash Deposited. Upon compliance by the Company with the provisions of Section 2.01(B), the Company may execute and the Trustee shall from time to time authenticate and deliver additional Bonds hereunder upon deposit with the Trustee of cash equal to the amount of the principal of the Bonds so requested to be authenticated and delivered and upon receipt by the Trustee of a Net Earnings Certificate as defined in clause (1) of Section 2.02(B). Such cash so deposited shall be held by the Trustee as part of the trust estate and whenever the Company shall become entitled to the delivery of Bonds under any of the provisions of this Article II then, upon compliance by the Company with the provisions of the section under which it has become entitled to the delivery of Bonds, the Trustee shall pay over in accordance with the order or orders of the Company, signed by its President or a Vice-President and its Treasurer or an Assistant Treasurer, in lieu of each Bond to the delivery of which the Company may then be so entitled a sum in cash equal to the principal amount of such Bond; provided, however, that the Net Earnings Certificate provided for in any such section and the resolutions, certificates and instruments required under the provisions of clauses (1), (2), (3) and (4) of Section 2.01(B) shall not be required in connection with the payment to the Company or upon its order of cash under this Section 2.07 and the Officers’ Certificate and Opinion of Counsel required by clauses (5) and (6) of such Section 2.01(B) shall contain such additions, omissions and modifications as may be necessary to make the same applicable to the payment of cash. If within a period of two years after its deposit any cash so deposited shall not be withdrawn in lieu of Bonds, or notice shall not have been given in writing signed by the President or a Vice-President of the Company of its intention to apply for its withdrawal on the basis of specified New or Additional Property or Permanent Improvements, Extensions or Additions then in process of acquisition or construction, then such cash, upon Company Request, may be returned to the Company or applied by the Trustee to the purchase or redemption of Bonds in the manner provided in Section 6.03 or in Article IV, as the case may be, of this Indenture. Until withdrawn, such cash shall draw interest at such rate, if any, as the Trustee shall at the time allow on similar deposits, and (so long as a Default known to the Trustee shall not have occurred and be continuing), such interest shall be paid by the Trustee to or upon the order of the Treasurer or an Assistant Treasurer of the Company.
     SECTION 2.08. Authentication and Delivery of Bonds to Refund Outstanding Bonds under this Indenture and Indebtedness Secured by Prior Liens on Property Additions. From time to time hereafter the Company, upon compliance with the provisions of Section 2.01(B), may execute and the Trustee shall authenticate and deliver Bonds hereunder for the purpose of paying, redeeming or refunding (a) any Indebtedness secured by any Lien or Liens prior to the Lien of this Indenture upon any New or Additional Property acquired by the Company or upon any Permanent Improvements, Extensions or Additions constructed by the Company, on or after the Closing Date, and subject to which Lien or Liens the Company shall have acquired such New or Additional Property, or constructed such Permanent Improvements, Extensions or Additions, if and whenever the aggregate principal amount of Indebtedness secured by such Lien or Liens shall not exceed 66 2/3% of the cash cost, calculated as provided in

Sections 2.02 and 2.03, or the Fair Value, should such Fair Value be less than such cash cost, of such New or Additional Property or Permanent Improvements, Extensions or Additions or shall, pursuant to the provisions of clauses (1), (2) or (3) of Section 2.03, have been reduced to 66 2/3% of the cash cost or Fair Value, whichever shall be less, of such New or Additional Property or Permanent Improvements, Extensions or Additions; or (b) any Bonds theretofore issued under any of the provisions of this Indenture; provided that no Bonds shall be authenticated and delivered under the provisions of this Section 2.08 in excess of the principal amount of the Bonds, notes or other Indebtedness so paid, redeemed or refunded (plus all accrued interest on such Indebtedness and the amount of all expenses and premiums incurred in connection with such payment, redemption or refund); provided further that after the repayment in full or other satisfaction in full of amounts owing in respect of the Series CC Bonds, the Series KK Bonds, the Series GGG Bonds and the Series HHH Bonds unless otherwise agreed to by Holders holding a majority in aggregate principal amount of each of the Series CC Bonds, the Series KK Bonds, the Series GGG Bonds and the Series HHH Bonds, Bonds issued under this Section 2.08 may be issued after the payment, redemption or refunding with cash on hand or other available funds of Indebtedness described in clause (a) above or Bonds theretofore issued described in clause (b) above; and provided further that in no event shall any such Bonds be authenticated and delivered under this Section 2.08 unless and until there shall have been furnished the Trustee, in addition to the instruments provided for in Section 2.01(B), the following:
     (A) Board Resolutions specifying the Indebtedness or Bonds theretofore paid, redeemed or refunded, or simultaneously with the authentication and delivery of such additional Bonds, to be paid or called for redemption, or redeemed, or authorizing the payment or redemption of such Indebtedness or Bonds.
     (B) Evidence reasonably satisfactory to the Trustee of the payment, redemption, refund or cancellation of such Indebtedness secured by a Lien or Liens prior to the Lien of this Indenture or Bonds theretofore issued and Outstanding under this Indenture, in principal amount equal to the principal amount of Bonds authentication whereof is desired; provided that in lieu of Bonds theretofore issued there may be deposited with the Trustee an amount of cash either
     (1) equal to the principal amount, with interest thereon to the date fixed for redemption, and the redemption premium thereon, if any, of all Bonds in substitution for and in place of which such new Bonds are to be authenticated and delivered, of which notice of redemption shall have been duly given or provision satisfactory to the Trustee shall have been made for the giving of such notice, or
     (2) equal to the principal amount, with interest thereon to maturity, of all Bonds theretofore issued in substitution for or in place of which such new Bonds are to be authenticated and delivered.
     (C) An Officers’ Certificate stating in substance
     (1) if applicable, that the Indebtedness to be paid, redeemed or refunded (or, if then permitted by this Section 2.08, theretofore paid, redeemed or refunded) is (or was) secured by a Lien or Liens prior to the Lien of this Indenture upon New or Additional Property acquired or Permanent Improvements, Extensions or Additions constructed by the Company on or after the Closing Date, and subject to which Lien or Liens the

Company acquired such property (the certificate shall not be required to contain this statement in the case of Bonds theretofore issued and Outstanding under this Indenture);
     (2) as applicable, that none of such Indebtedness or Bonds heretofore issued was redeemed or paid by or through the operation of any insurance or partial release provision hereof, or of the mortgage or other instrument securing the same, or with the proceeds of the sale of or insurance upon any Mortgaged Property or to the Lien of such mortgage or other instrument or through the operation of any sinking fund or any special trust fund or any fund established hereby or pursuant to the provisions hereof or of any such mortgage or other instrument securing such Indebtedness or purchased for cancellation or redeemed pursuant to the provisions of Article VI of this Indenture;
     (3) that no Bonds have been theretofore authenticated and delivered or cash withdrawn or credit taken under any of the terms of this Indenture or of any indenture prior in Lien to the Lien hereof on any part of the Mortgaged Property on account of the redemption or payment of such Indebtedness or Bonds heretofore issued; and
     (4) that no Default exists, to the knowledge of the signers.
     (D) In the event that any Bonds are to be authenticated and delivered to pay, redeem, or refund any Bonds theretofore issued and Outstanding under this Indenture (or are to be authenticated and delivered in respect of any Bonds theretofore issued and Outstanding under this Indenture that were paid, redeemed or refunded with cash on hand or other available funds, if then permitted by this Section 2.08) more than five years prior to the maturity of the Bonds to be so paid, redeemed or refunded (or previously paid, redeemed or refunded with cash on hand or other available funds, if then permitted by this Section 2.08) and if the Bonds to be authenticated and delivered are to bear a higher rate of interest than the Bonds to be paid, redeemed or refunded (or previously paid, redeemed or refunded with cash on hand or other available funds, if then permitted by this Section 2.08), the Net Earnings Certificate required by clause (1) of Section 2.02(B).
     In the event that the certificate required by this Section 2.08(C) shall contain the statements referred to in paragraph (1) of said Section 2.08(C) and the New or Additional Property or Permanent Improvements, Extensions or Additions mentioned therein shall have theretofore been made the basis of the authentication and delivery of Bonds under Sections 2.02 and 2.03 or the withdrawal of funds hereunder, the certificate required by Section 2.08(C) shall further
     (a) identify the property and the cash cost thereof by reference to the papers submitted at the time of such authentication and delivery of Bonds or withdrawal of funds; and
     (b) state what, in the opinion of the signers, is the Fair Value to the Company of such New or Additional Property and Permanent Improvements, Extensions or Additions.
In the event that such property shall not have been theretofore made the basis of the authentication and delivery of Bonds under Sections 2.02 and 2.03, or the withdrawal of funds hereunder, the Trustee shall be furnished with the instruments provided for in clauses (2), (3), (4), (5) and (6) of Section 2.02(B), with such additions, omissions and modifications thereof as may be necessary to make the same applicable.
     In the event of the deposit with the Trustee of cash under the foregoing provisions of this Section 2.08, the Company shall, from time to time, upon delivery to the Trustee for cancellation of any of the Bonds against which such deposit shall have been made, be entitled to receive from the Trustee the cash held against or in respect of the Bonds so delivered to the Trustee. All cash deposited with the Trustee under the provisions of this Section 2.08 shall, unless repaid to the Company under the foregoing provisions of this Section 2.08, be applied by the Trustee to the redemption on the redemption date or to the payment at Maturity of the Bonds against or in respect of which such cash was deposited.
     SECTION 2.09. Reserved.
     SECTION 2.10. Form and Dating.
     (A) General. The Bonds and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Bonds, as evidenced by their execution thereof. If the form of Bonds of any series is established by action taken pursuant to a Board Resolution, such Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Authentication Order contemplated by Section 2.11 for the authentication and delivery of such Bonds. If all of the Bonds of any series established by action taken pursuant to a Board Resolution are not to be issued at one time, it shall not be necessary to deliver a Board Resolution at the time of issuance of each Bond of such series, but a Board Resolution shall be delivered at or before the time of issuance of the first Bond of such series. The Bonds may have notations, legends or endorsements required by law, stock exchange rule, usage or this Indenture. Each Bond shall be dated the date of its authentication. The Bonds shall be in denominations of $1,000 and integral multiples thereof.
     The terms and provisions contained in the Bonds shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Bond conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (B) Global Bonds. Subject to Section 2.10(A), the Bonds issued in global form shall be substantially in the form of Exhibit A attached hereto or in the form otherwise established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto (including the Global Bond Legend thereon and the “Schedule of Exchanges of Interests in the Global Bond” attached thereto). Each Global Bond shall represent such of the Outstanding Bonds as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding Bonds from time to time endorsed thereon and that the aggregate principal amount of Outstanding Bonds represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions or transfers of beneficial interests from one Global Bond to another Global Bond. Any endorsement of a Global Bond to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Bonds represented thereby shall be made by the Trustee or the Bond Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder or beneficial owner thereof as required by Section 2.15.
     (C) Definitive Bonds; Form of Bonds Generally. Subject to Section 2.10(A), the Bonds issued in definitive form shall be substantially in the form of Exhibit A attached hereto or in the form established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto (but without the Global Bond Legend thereon and without the “Schedule of Exchanges of Interests in the Global Bond” attached thereto). Unless otherwise specified in accordance with Section 2.01, Bonds issued under this Indenture shall be in definitive form.
     SECTION 2.11. Execution and Authentication.
     The Bonds shall be executed on behalf of the Company by the Chief Executive Officer, the President, the Chief Financial Officer, one of its Vice Presidents or its Treasurer, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers may be manual or facsimile.
     If an officer whose signature is on a Bond no longer holds that office at the time a Bond is authenticated, the Bond shall nevertheless be valid. A Bond shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Bond has been authenticated under this Indenture. The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and, if requested therein, deliver the Bonds for original issuance up to the aggregate principal amount stated in such Authentication Order in such form as may be provided therein or in this Indenture. The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate Bonds in accordance with the provisions of Section 10.15 hereof.
     SECTION 2.12. Registrar, Paying Agent and Depositary.
     The Company shall maintain an office or agency in any of the Borough of Manhattan, the City of New York or the City of San Francisco, San Jose or Los Angeles, State of California, where Bonds may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Bonds may be presented for payment (“Paying Agent”). Until otherwise designated by the Company, the Company’s office or agency in referred to in the prior sentence shall be the office of the Trustee maintained for such purpose. The Registrar shall keep a register of the Bonds and of their transfer and exchange. The Company may appoint one or more co-

registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or other Agent not a party to this Indenture, which shall incorporate the mandatory terms of the TIA not otherwise excluded hereunder. The Company may change any Paying Agent or Registrar without notice to any Holder. The Registrar or Paying Agent may resign at any time upon not less than 10 Business Days’ prior written notice to the Company; provided however that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 10.10.
     The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar.
     The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Bonds. The Company shall cause the Bond Register to be kept at the Corporate Trust Office of the Trustee acting in its capacity as Registrar.
     The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Bonds.
     SECTION 2.13. Paying Agent To Hold Money In Trust.
     Prior to 10:00 a.m. on each due date of the principal and interest on any Bond, the Company shall deposit with the Paying Agent (or if the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) by wire transfer a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Bonds, and shall notify the Trustee in writing of any Event of Default by the Company in making any such payment. While any such Event of Default continues, the Trustee may require a Paying Agent, and in such event any such Paying Agent shall have the obligation, to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Bonds.
     Any money deposited with any Paying Agent, or then held by the Company in trust, for the payment of principal or interest on any Bond and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Company upon Company Request, or, if then held by the Company, shall be discharged from such trust; and the Holders shall thereafter, as general unsecured creditors, look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company as trustee thereof, shall thereupon cease.
     SECTION 2.14. Holder Lists.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish, or shall cause the Registrar (if other than the Company) to furnish, to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and, to the extent applicable, the Company shall otherwise comply with TIA § 312(a).
     SECTION 2.15. Transfer and Exchange.
     (A) Transfer and Exchange of Global Bonds. A Global Bond may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Bonds shall be exchanged by the Company for Definitive Bonds if (1) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary or ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 90 days of such notice or cessation or (2) the Company in its sole discretion determines that the Global Bonds (in whole but not in part) should be exchanged for Definitive Bonds and delivers a written notice to such effect to the Trustee. Upon the occurrence of any of the preceding events in (1) or (2) above, Definitive Bonds shall be issued in such names as the Depositary shall instruct the Trustee. Global Bonds also may be exchanged or replaced, in whole or in part, as provided in Sections 2.16 and 2.18. Every Bond authenticated and delivered in exchange for, or in lieu of, a Global Bond or any portion thereof, pursuant to this Section 2.15, Section 2.16 or 2.18, shall be authenticated and delivered in the form of, and shall be, a Global Bond. A Global Bond may not be exchanged for another Bond other than as provided in this Section 2.15(A); however, beneficial interests in a Global Bond may be transferred and exchanged as provided in Section 2.15(B) or (C) or pursuant to Section 2.01.
     (B) Transfer and Exchange of Beneficial Interests in the Global Bonds. The transfer and exchange of beneficial interests in the Global Bonds shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers and exchanges of beneficial interests in the Global Bonds also shall require compliance with either clauses (1) or (2) below, as applicable, as well as one or more of the other following clauses, as applicable:
     (1) Transfer of Beneficial Interests in the Same Global Bond. Beneficial interests in any Global Bond may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Bond. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.15(B)(1).
     (2) All Other Transfers and Exchanges of Beneficial Interests in Global Bonds. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.15(B)(1), the transferor of such beneficial interest must deliver to the Registrar either (a) (i) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Bond in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (b) (i) an order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Bond in an amount equal to the beneficial interest to be transferred or exchanged and (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Bond shall be registered to effect the transfer or exchange referred to in (b)(i) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Bonds contained in this Indenture and the Bonds or otherwise applicable under the Securities Act, the Trustee or Bond Custodian shall adjust the principal amount of the relevant Global Bond(s) pursuant to Section 2.15(G).
     (C) Transfer or Exchange of Beneficial Interests in Global Bonds for Definitive Bonds. If any Holder of a beneficial interest in a Global Bond proposes to exchange such beneficial interest for a Definitive Bond or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Bond, then, upon satisfaction of the conditions set forth in Section 2.15(B)(2), the Trustee shall cause the aggregate principal amount of the applicable Global Bond to be reduced accordingly pursuant to Section 2.15(G), and the Company shall execute and, upon receipt of an Authentication Order pursuant to Section 2.11, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Bond in the appropriate principal amount. Any Definitive Bond issued in exchange for a beneficial interest pursuant to this Section 2.15(C) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Bonds to the Persons in whose names such Bonds are so registered.
     (D) Transfer and Exchange of Definitive Bonds for Beneficial Interests in Global Bonds. A Holder of a Definitive Bond may exchange such Bond for a beneficial interest in a Global Bond or transfer such Definitive Bonds to a Person who takes delivery thereof in the form of a beneficial interest in a Global Bond at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Bond and increase or cause to be increased the aggregate principal amount of the applicable Global Bond.

     (E) Transfer and Exchange of Definitive Bonds for Definitive Bonds. Upon request by a Holder of Definitive Bonds and such Holder’s compliance with the provisions of this Section 2.15(E), the Registrar shall register the transfer or exchange of Definitive Bonds. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Bonds duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of Definitive Bonds may transfer such Bonds to a Person who takes delivery thereof in the form of a Definitive Bond. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Bonds pursuant to the instructions from the Holder thereof.
     (F) Global Bond Legend. Each Global Bond shall bear a legend in substantially the following form (unless otherwise specified by the Depositary):
     “THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS BOND MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR BONDS REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY BOND AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS BOND SHALL BE A GLOBAL BOND SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.”
     (G) Cancellation or Adjustment of Global Bonds. At such time as all beneficial interests in a particular Global Bond have been exchanged for Definitive Bonds or a particular Global Bond has been redeemed, repurchased or cancelled in whole and not in part, each such Global Bond shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.19. At any time prior to such cancellation, if any beneficial interest in a Global Bond is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Bond or for Definitive Bonds, the principal amount of Bonds represented by such Global Bond shall be reduced accordingly and an endorsement shall be made on such Global Bond by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Bond, the principal amount of Bonds represented by such other Global Bond shall be increased accordingly and an endorsement shall be made on such Global Bond by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (H) General Provisions Relating to Transfers and Exchanges.
     (1) The Bonds shall be transferable only upon the surrender of a Bond for registration of transfer and in compliance with this Section 2.15. When a

Bond is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401 of the California Commercial Code and this Section 2.15 are met. When Bonds are presented to the Registrar with a request to exchange them for an equal principal amount of Bonds of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.
     (2) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Bonds and Definitive Bonds upon receipt of an Authentication Order.
     (3) No service charge shall be made to a Holder of a beneficial interest in a Global Bond or to a Holder of a Definitive Bond for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.18 and 4.07).
     (4) The Registrar shall retain copies of all certificates, notices and other written communications received pursuant to this Section 2.15. The Company shall have the right to inspect and make copies of all such certificates, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
     (5) All Global Bonds and Definitive Bonds issued upon any registration of transfer or exchange of Global Bonds or Definitive Bonds shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Bonds or Definitive Bonds surrendered upon such registration of transfer or exchange.
     (6) The Company, Trustee and Registrar shall not be required (a) to issue, to register the transfer of or to exchange any Bonds during a period beginning at the opening of business 15 calendar days before the day of any selection of Bonds for redemption under Section 4.03 and ending at the close of business on the day of selection, (b) to register the transfer of or to exchange any Bond so selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part or (c) to register the transfer of or to exchange a Bond between a record date and the next succeeding interest payment date.
     (7) Prior to due presentment for the registration of a transfer of any Bond, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of, premium, if any, and interest on such Bonds, payment of the redemption price of the Bonds and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

     (8) The Trustee shall authenticate Global Bonds and Definitive Bonds in accordance with the provisions of Section 2.10.
     (9) All certifications and certificates required to be submitted to the Registrar pursuant to this Section 2.15 to effect a registration of transfer or exchange may be submitted by facsimile, with an original of such document to be sent promptly thereafter.
     SECTION 2.16. Replacement Bonds.
     If a mutilated Bond is surrendered to the Registrar or if the Holder of a Bond claims that the Bond has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Bond if the requirements of Section 8-405 of the California Commercial Code are met, such that the Holder (A) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (B) makes such request to the Company or the Trustee prior to the Bond being acquired by a protected purchaser as defined in Section 8-303 of the California Commercial Code (a “protected purchaser”) and (C) satisfies any other reasonable requirements of the Trustee and the Company including evidence of the destruction, loss or theft of the Bond. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, any guarantor, the Trustee, the Paying Agent, and the Registrar from any loss that any of them may suffer if a Bond is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Bond including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Bond has become or is about to become due and payable, the Company in its discretion may pay such Bond instead of issuing a new Bond in replacement thereof.
     Every replacement Bond is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionally with all other Bonds duly issued hereunder.
     The provisions of this Section 2.16 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Bonds.
     SECTION 2.17. Outstanding Debt Securities.
     “Outstanding Bonds”, or “Outstanding” when used with respect to Bonds, means, as of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture, except:
     (A) Bonds theretofore cancelled by the Trustee or delivered to the Trustee for cancellation, including Bonds tendered and exchanged for other securities of the Company;

     (B) Bonds of any series for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of the Bonds of such series; provided, however, that if such Bonds are to be redeemed, then notice of redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made and the date for such redemption has passed;
     (C) Bonds of any series, except to the extent provided in Section 14.04, with respect to which the Company has effected defeasance as provided in Article XIV; and
     (D) Bonds paid pursuant to Section 2.16 and Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture, other than any such Bonds in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Bonds are held by a bona fide purchaser in whose hands such Bonds are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of Bonds Outstanding of any series have performed any Act hereunder, (1) the principal amount of Bonds issued with original issue discount, if any, which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the maturity thereof to such date pursuant to Section 7.01 and (2) Bonds of such series owned by the Company or any other obligor upon the Bonds or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding (provided, that in connection with any offer by the Company or any obligor to purchase or exchange Bonds, Bonds tendered by a Holder shall be Outstanding until the date of purchase or exchange), except that, in determining whether the Trustee shall be protected in relying upon any such Act, only Bonds which a Responsible Officer actually knows to be so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Bonds and that the pledgee is not the Company or any other obligor upon the Bonds or any Affiliate of the Company or of such other obligor.
     SECTION 2.18. Temporary Bonds.
     Until certificates representing Definitive Bonds are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Bonds. Temporary Bonds shall be substantially in the form of Definitive Bonds but may have variations that the Company considers appropriate for temporary Bonds and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Bonds in exchange for temporary Bonds. Holders of temporary Bonds shall be entitled to all of the benefits of this Indenture.
     SECTION 2.19. Cancellation.
     All Bonds surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee at its Corporate

Trust Office. All Bonds so delivered shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Bonds previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Bonds previously authenticated hereunder which the Company has not issued, and all Bonds so delivered shall be promptly cancelled by the Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds cancelled as provided in this Section, except as permitted by this Indenture. All cancelled Bonds held by the Trustee shall be delivered to the Company upon Company Request. The acquisition of any Bonds by the Company shall not operate as a redemption or satisfaction of the Indebtedness represented thereby unless and until such Bonds are surrendered to the Trustee for cancellation. The Bonds shall not be disposed of until exchanged in full for Definitive Bonds or until payment thereon is made in full.
     SECTION 2.20. Payment of Interest; Defaulted Interest.
     (A) Except as otherwise provided as contemplated by Section 2.01 with respect to any series of Bonds, interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such interest.
     (B) Any interest on any Bond which is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of his having been such registered Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Bonds (or their respective Predecessor Bond) are registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Bond and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee prior to 10:00 a.m., New York City time, an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of such Bonds at their addresses as they appear in the Bond Register, not less than 15 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Bonds (or their respective Predecessor Bond) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
     (2) The Company may make payment of any Defaulted Interest on Bonds in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Bonds may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     (C) Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon transfer of, in exchange for, or in lieu of, any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.
     SECTION 2.21. CUSIP, ISIN or Common Code Numbers.
     The Company in issuing the Bonds may use “CUSIP,” “ISIN” or “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use such numbers in notices of redemption or repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in “CUSIP,” “ISIN” or “Common Code” numbers.
ARTICLE III.
Particular Covenants of the Company
     The Company hereby covenants and agrees:
     SECTION 3.01. Title to Property; Authority to Mortgage; Prior Liens. That, except as to After-Acquired Property, it is lawfully seized and possessed of all the Mortgaged Property except for any defects that would not materially adversely affect the value of the Mortgaged Property, taken as a whole, and that it has good right and lawful authority to assign, transfer, mortgage and pledge the same, as provided in and by this Indenture except for any defects that would not materially adversely affect the value of the Mortgaged Property, taken as a whole, and that said Mortgaged Property is free and clear of any Lien thereon, except for Permitted Liens.
     SECTION 3.02. Payment of Principal and Interest. That it will promptly pay or cause to be paid the principal and interest of all the Bonds duly issued hereunder according to the terms thereof. Subject to Section 2.13 hereof, any moneys which are deposited by the Company or on its behalf with the Trustee or any Paying Agent, for the purpose of paying any of the Bonds which shall have become due and payable, whether at maturity or upon call for redemption, or for the purpose of paying any interest on any of the Bonds, shall be and are hereby assigned, transferred and set over to the Trustee or such Paying Agent, to be held in trust for the Holders for the purpose of paying which said moneys have been deposited. Subject to Section 2.13 hereof, interest, if any, accruing on such moneys during such period shall remain on deposit and shall belong to the Company, payable thereto upon a Company Request.
     SECTION 3.03. Maintenance of Office or Agency; Money for Bonds; Payments to be Held in Trust.
     (A) That it will maintain an office or agency in any of the Borough of Manhattan, the City of New York or the City of San Francisco, San Jose or Los Angeles, State of California, while any of said Bonds are Outstanding, where notices, presentations and demands to or upon it in respect of this Indenture or said Bonds or their coupons may be given or made; that it will maintain an office or agency for the payment of the principal of and interest on any Bonds at the time Outstanding in any place or places where such principal and interest shall be payable; that, if the same shall by their terms be registrable, it will keep books at an office or agency in any place in which the principal of any Bonds at the time Outstanding shall be payable for the registration and transfer of the principal of any Bonds payable at any office or agency in such place; and that it will lodge from time to time with the Trustee notice of designation and of any change of any such offices or agencies. In the event that the Company shall at any time fail to designate and maintain an office or agency for any of these purposes required to be maintained in any of the Borough of Manhattan, the City of New York or the City of San Francisco, San Jose or Los Angeles, State of California, the principal office of the Trustee in any such locality shall be conclusively deemed to be the agency of the Company in such locality for such purposes.
     (B) If the Company shall at any time act as its own Paying Agent with respect to Bonds of any series, it shall, on or before each due date of the principal of or interest on any of the Bonds of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.
     Whenever the Company shall have one or more Paying Agents with respect to the Bonds of any series, it shall, by or on each due date of the principal (and premium, if any) or interest on any Bonds of that series, deposit with any such Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due (in same day funds and, if a Global Bond is Outstanding, by 10:00 a.m., New York City time, in order for the Trustee to make payment to the Depositary for the Bonds of such series in accordance with rules of such Depositary), such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless any such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

     The Company shall cause each Paying Agent with respect to the Bonds of any series other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:
     (1) hold all sums held by it for the payment of the principal of or interest on Bonds of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (2) give the Trustee notice of any Default by the Company (or any other obligor upon the Bonds of that series) in the making of any payment of principal or interest on the Bonds of that series; and
     (3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Request direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debt Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company upon Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be transmitted in the manner and to the extent provided by Section 15.05, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Company upon Company Request.
     SECTION 3.04. Preservation of Corporate Existence, Franchises, etc; Payment of Taxes, Assessments and Charges; Compliance with Requirements of Governmental Authorities and Covenants, Terms and Conditions; Other Liens. That, except as herein otherwise provided or permitted, either expressly or by implication, it will at all times do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence (subject to Article IX) and its rights, permits and franchises necessary for the Mortgaged Property, taken as a whole, to be operated in accordance with good industry practice as determined by the good faith judgment of the Company; and that it will duly pay and discharge or cause to be paid and discharged, prior to the time the same would become delinquent if unpaid, all real estate and personal property taxes, assessments and governmental and other charges lawfully levied and imposed upon the property, franchises, earnings and business of the Company, and will duly observe and conform to or cause to be observed and conformed to all valid requirements of any governmental authority relative to any of the property or rights at any time covered hereby except for those taxes, assessments or governmental or other charges (A) that are immaterial and would not lead to an imposition of any Lien on the Mortgaged Property (other than a Permitted Lien) or (B) which are being contested in good faith by appropriate proceedings and all covenants, terms and conditions upon or under which any material property, rights or franchises covered hereby are held; and that it will not suffer any Lien on the Mortgaged Property other than Permitted Liens.
     Anything in this Article III or elsewhere in this Indenture to the contrary notwithstanding, the Company covenants and agrees that the aggregate principal amount of all Indebtedness secured by Liens prior to the Lien of this Indenture on any property at any time subject to the Lien hereof (excluding taxes for the then current year and taxes and assessments not yet delinquent) shall never exceed twenty-five percent (25%) of the aggregate principal amount of (a) all Bonds then Outstanding hereunder, (b) all Bonds for the authentication and delivery of which application is then being made hereunder and (c) all Indebtedness secured by such prior Lien or Liens.
     SECTION 3.05. Insurance. That until the Bonds have been paid in full, the Company or Parent shall maintain insurance with respect to the Mortgaged Property with carriers against such risks, in such amounts and with such deductibles as the Company or Parent determines to be reasonably prudent (as determined by the Company in good faith) and shall name the Trustee as additional insured or, with respect to casualty insurance, loss payee, as the case may be. The proceeds of any insurance on any part of the Mortgaged Property which may be received by such Trustee shall be held, released and applied by the Trustee or the Company as hereafter provided in Article VI of this Indenture. The Company shall, however, be at liberty to appropriate, set aside and maintain out of its earnings or surplus an insurance reserve fund, in such amount as from time to time shall be determined by the Company, to be held and applied by it to making casualty losses, and such reserve fund shall be deemed for the purposes of this Section 3.05 the equivalent of policies of casualty insurance aggregating an amount equal to the principal of the fund.
     SECTION 3.06. Maintenance, Repairs, Replacements and Depreciation Reserve. That it will at all times maintain, preserve and keep or cause to be maintained, preserved and kept the Mortgaged Property, and every part thereof, with the appurtenances and every part and parcel thereof, in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business), and from time to time make or cause to be made all needful and proper repairs and renewals, replacements and substitutions, and will make adequate provision for replacement by proper and reasonable credits to its reserve for depreciation, so that at all times the value and efficiency of the Mortgaged Property, taken as a whole, shall be preserved and maintained in accordance with common industry practice as determined in the good faith judgment of the Company; provided that nothing in this Section 3.06 shall prevent the Company from selling, transferring or otherwise disposing of, or causing the sale, transfer or other disposition of, any portion of the Mortgaged Property so long as any such sale, transfer or other disposition is permitted by, and conducted in accordance with, the terms of this Indenture; provided, further, that the Company shall at all times comply with the rules and regulations of the PUC with respect to maintenance and depreciation.
     SECTION 3.07. Advances by Trustee to Perform Covenants; Reimbursement and Lien for Advances. That if it shall fail to perform or cause to be performed any of the covenants contained in Sections 3.04, 3.05 and 3.06, the Trustee, or any receiver appointed hereunder, may (but shall not be obligated to) make advances to perform the same in its behalf; and it hereby agrees to repay all sums so advanced in its behalf, promptly after demand, with interest at the rate of two percent (2%) per annum, and all sums so advanced with interest as aforesaid shall be secured hereby, having the benefit of the Lien hereby created in priority to the Indebtedness evidenced by the Bonds; but no such advance shall be deemed to relieve the Company from any Event of Default hereunder.
     SECTION 3.08. Recording. That it will cause this Indenture and all indentures supplemental hereto at all times to be kept recorded, registered or filed in such manner and in such places as may be required by law in order to fully preserve and protect the security of the Holders and all rights of the Trustee with respect to the Mortgaged Property; provided that this Section 3.08 shall not require the recordation, registration or filing with respect to Mortgaged Property the fair market value of which is less than the cost of such recordation, registration or filing.
     That it will deliver to the Trustee:
     (1) Promptly after the execution and delivery of each subsequent supplemental indenture other than any supplemental indenture the sole purpose of which is to issue another series of Bonds and which does not provide for additional or more restrictive covenants or events of default, additional collateral or additional obligors for such additional series of Bonds, an Opinion of Counsel substantially in the form of Exhibit C-2 attached hereto, with such additions, omissions or modifications thereof (i) as may be necessary to make the same applicable or (ii) as may be beneficial to the interests of the Holders. Copies of any documents relied upon by such Opinion of Counsel shall be provided to the Trustee in connection with the delivery of such Opinion of Counsel to the extent not previously delivered to the Trustee.
     (2) Annually after the Closing Date an Opinion of Counsel, either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of this Indenture, of each indenture supplement thereto, and such other instrument as is necessary to maintain the Lien thereof with respect to the Mortgaged Property, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien. Such opinion shall be delivered to the Trustee within three months after each anniversary of the Closing Date.
     SECTION 3.09. Further Assurance. That it will, upon reasonable request, execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of this Indenture, especially to make subject to the Lien hereof any Mortgaged Property, to transfer to any successor trustee or trustees the estate, powers, instruments and funds held in trust hereunder and to confirm the Lien of this Indenture with respect to any series of Bonds issued or to be issued hereunder.
     The Company shall file or cause to be filed any financing statements (or amendments thereto) necessary to maintain a perfected security interest in favor of the Trustee in the Mortgaged Property if (i) the Company changes its name, (ii) the Company changes its jurisdiction of incorporation to a state other than the State of California or (iii) any Mortgaged Property consisting of goods of the types covered by Section 9301 of the California Commercial Code is removed from the State of California.
     The Company hereby irrevocably authorizes the Trustee at any time and from time to time to file any financing statements, amendments thereto and continuation statements as authorized by applicable law, in any jurisdiction and with any filing offices as the Trustee may determine, in its sole discretion as are necessary or advisable to establish or maintain the validity, perfection and priority of the security interest granted by this Indenture. The foregoing authorization includes the Company’s irrevocable authorization for the Trustee at any time and from time to time to file any financing statements and amendments thereto that describe the collateral (a) as “all assets” of the Company or words of similar effect, regardless of whether any particular asset comprised in the Mortgaged Property falls within the scope of the CUCC or the uniform commercial code of the jurisdiction where such financing statement or amendment is filed, or (b) as being of an equal or lesser scope or with greater detail.
     SECTION 3.10. Examination of Books and Records by Trustee; Furnishing of Financial Statements. That the Company will upon the prior written request of the Trustee during normal business hours, at the Company’s own expense (A) once per year prior to the occurrence and continuation of an Event of Default and (B) at any time after the occurrence and continuation of an Event of Default permit the Trustee and its agents and attorneys to examine all the Company’s books of account, records, reports and other papers, and to take copies and extracts therefrom.
     The Trustee is, however, under no duty to make any such examination unless requested to do so by the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds and furnished with indemnity satisfactory to it, covering such examination.
     SECTION 3.11. Compliance with Indenture in Issuance of Bonds; General Covenant to Perform and Observe Terms and Conditions of Indenture. That it will not issue, or permit to be issued, any Bonds hereunder in any manner other than in accordance with the provisions of this Indenture and any indenture supplemental hereto and the agreements in that behalf herein and therein contained, and will not suffer or permit any default to occur under this Indenture, but will faithfully observe and perform or cause to be observed and performed all the conditions, covenants and requirements hereof.
     SECTION 3.12. Covenant Against Indebtedness Secured by Prior Liens. Other than with respect to bonds or other evidences of Indebtedness set forth in the definition of Permitted Liens or incurred in connection with Excepted Property, that no further bonds or other evidences of Indebtedness shall or will be issued under any mortgage or other instrument of Lien, prior to the Lien of this Indenture, on any property of the Company hereafter acquired, except in place of, or in substitution for, any bonds or other evidences of Indebtedness issued thereunder which may have been lost, stolen, mutilated or destroyed. Notwithstanding the foregoing, if and when any bonds or other evidences of Indebtedness which are issued under any mortgage or other instrument of Lien which is prior to the Lien of this Indenture (“Prior Lien Debt”) by their terms shall respectively become payable, the Company shall pay or cause to be paid the principal and interest of all Prior Lien Debt.
     SECTION 3.13. Covenant with Respect to Notice of Defaults. Promptly after any officer of the Company obtains knowledge of a Default under this Indenture, the Company shall delivery a certificate signed by the President or a Vice President and the Treasurer or Assistant Treasurer of the Company describing such event in reasonable detail, with a statement of the Company’s action with respect thereto taken or proposed.
ARTICLE IV.
Redemption of Bonds
     SECTION 4.01. Optional Redemption. Bonds of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and in accordance with this Article.
     SECTION 4.02. Election to Redeem; Notice to Trustee. The election of the Company to redeem Bonds of any series shall be evidenced by a Board Resolution (except for redemptions made out of cash deposited in any sinking fund provided for in respect of any series of Bonds). The Company shall (except in respect of redemptions made out of cash deposited in any sinking fund provided for by the terms of any series of Bonds), not less than 35 (unless a shorter notice period is acceptable to the Trustee) nor more than 60 calendar days before the Redemption Date fixed by the Company, notify the Trustee of such Redemption Date, the series of Bonds to be redeemed, the Redemption Price, the CUSIP numbers and the principal amount of Bonds of such series to be redeemed.
     SECTION 4.03. Selection by Trustee of Bonds to be Redeemed. If less than all of the Bonds of any series are to be redeemed at the election of the Company, the particular Bonds of such series to be redeemed shall be selected on a pro rata basis unless otherwise required by law or applicable stock exchange requirements not more than 60 calendar days prior to the Redemption Date by the Trustee from the Outstanding Bonds of such series not previously called for redemption. In any case when more than one Bond is registered in the same name, the Trustee, in its discretion, may treat the aggregate principal amount so registered as if it were represented by one Bond.
     The Trustee shall promptly notify the Company and the Depositary for the applicable series of Bonds (if other than itself) in writing of the Bonds of such series selected for redemption and, in the case of Bonds of any such series selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any Bond redeemed or to be redeemed only in part, to the portion of the principal amount of such Bond which has been or is to be redeemed.
     SECTION 4.04. Notice of Redemption. Notice of redemption shall be given by the Company, or upon Company Request, by the Trustee in the name and at the expense of the Company, not less than 30 calendar days and not more than 60 calendar days prior to the Redemption Date to the Holders of the Bonds of the series to be redeemed pursuant to this Article IV, in the manner provided in Section 15.05. Failure to give such notice, or any defect in such notice to the Holder of any Bond, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Bond.
     All notices of redemption shall identify the series of Bonds to be redeemed (including CUSIP number) and shall state:
     (A) the Redemption Date,
     (B) the Redemption Price,
     (C) that the Bonds of such series are being redeemed by the Company pursuant to provisions contained in this Indenture or the terms of such Bonds, together with a brief statement of the facts permitting such redemption,
     (D) that (1) all Outstanding Bonds of such series are to be redeemed or (2) if less than all Outstanding Securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Bonds to be redeemed,
     (E) in the case of Bonds of any series that are to be redeemed in part only, that on or after the Redemption Date, upon surrender of such Bonds, the Holders of such Bonds will receive, without charge, new Bonds of such series in authorized denominations for the principal amount thereof remaining unredeemed,
     (F) that on the Redemption Date the Redemption Price will become due and payable upon each such Bond to be redeemed, and that interest thereon, if any, shall cease to accrue on and after said date, and
     (G) the place or places of payment where such Bonds are to be surrendered for payment of the Redemption Price.
     SECTION 4.05. Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time, on the Redemption Date for the Bonds of any series so to be redeemed, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of money in the currency in which such Bonds are denominated sufficient to pay the Redemption Price of such Bonds which are to be redeemed on that date.

     SECTION 4.06. Bonds Payable on Redemption Date. Notice of redemption having been given as aforesaid, any Bonds of any series so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price in the currency in which such Bonds are payable, and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Bonds shall cease to bear interest. Upon surrender of any such Bond of any such series for redemption in accordance with said notice, such Bond shall be paid by the Company at the Redemption Price; provided, however, that installments of interest on Bonds which have a Stated Maturity on or prior to the Redemption Date for such Bonds shall be payable according to the terms of such Bonds and the provisions of Section 2.20.
     If any Bond called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in such Bond.
     SECTION 4.07. Bonds Redeemed in Part. Any Bond of a series which is to be redeemed only in part shall be surrendered at the Corporate Trust Office with, if the Company, the Depositary for such Bonds or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Depositary for such Bonds and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Bond without service charge, a new Bond or Bonds of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bond so surrendered. In the case of a Bond providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Bond or Bonds as aforesaid, may make a notation on such Bond of the payment of the redeemed portion thereof.
ARTICLE V.
Possession, Use and Release of Property
     SECTION 5.01. Possession, Use and Disposition of Property. Until the occurrence of an Event of Default and receipt of written notice to the Company from either the Trustee or the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds that such rights are suspended, the Company shall be suffered and permitted to possess, use and enjoy all the Mortgaged Property, and to receive and use the rents, issues, income, product and profits thereof, with power in the ordinary course of business, freely and without let or hindrance on the part of the Trustee or of Holders, to use and consume materials and supplies, and, except as herein otherwise expressly provided to the contrary, to deal with choses in action, leases and leasehold interests, and contracts, and exercise the rights and powers conferred upon it thereby; and to alter, repair and remove its buildings and structures, to change the position of its pipes, mains, conduits or other property whatsoever and to replace and renew any of its equipment, machinery or other property.
     SECTION 5.02. Additional Rights and Powers with Respect to Property. Until the occurrence of an Event of Default and receipt of written notice to the Company from either the Trustee or the Holders of not less than a majority in aggregate principal amount of the

Outstanding Bonds that such rights are suspended, the Company may at any time and from time to time, without any release by the Trustee,
     (1) sell or otherwise dispose of, free from the Lien of this Indenture, any machinery, equipment, tools or implements or other property, upon replacing the same with or substituting for the same other machinery, equipment, tools, implements or other property with an aggregate value at least equal to the aggregate original value of such property disposed of (“Substituted Property”) so long as such Substituted Property becomes Mortgaged Property, provided that the Company may dispose of damaged, worn-out or obsolete equipment that is immaterial in the ordinary course of business without replacing the same, and grant or convey, with or without consideration, free from the Lien of this Indenture, rights of way and easements for private access, private utilities, public roads or highways, sewers, power lines, telephone lines, telecommunications facilities, solar and wind energy facilities, pipe lines, conduits or other utility lines, facilities, equipment, or structures, over, across, through, under or along any of the real property subject to the Lien of this Indenture, which in the good faith judgment of the Company may be granted or conveyed without impairing in any material manner the usefulness of the trust estate in the business of the Company;
     (2) surrender or assent to the modification of any franchise, license or permit which it may hold subject to Section 3.04 hereof;
     (3) cancel or make changes or alterations in or substitutions for any and all Permitted Liens, easements, servitudes, rights-of-way and similar rights or interests which are subject to the lien hereof; and
     (4) grant any Lien that is a Permitted Lien hereunder or take title to New or Additional Property subject to any Lien that is a Permitted Lien hereunder.
     SECTION 5.03. General Provisions for Release of Property. The Company may sell, exchange or otherwise dispose of any Mortgaged Property at any time covered hereby (including any separate system of properties as a whole or substantially as a whole), and the Trustee shall have full power and authority to release and shall release the same from the Lien hereof upon receipt by it of:
     (1) To the extent that the Fair Value of the Mortgaged Property to be disposed of exceeds $1,000,000, a Board Resolution requesting such release and specifying in reasonable detail the property to be released and, to the extent the Mortgaged Property to be disposed of is equal to or less than $1,000,000, an Officers’ Certificate requesting such release and specifying in reasonable detail the property to be released.
     (2) A certificate of an engineer, appraiser or other expert who may be an individual, engineering firm, corporation or other Person and, except as provided in this clause (2), may be an engineer, appraiser or other expert in the employ of the Company reasonably acceptable to the Trustee, stating (a) the Fair Value, in the opinion of the signer, of the property to be released, and (b) that such release, in the opinion of the signer, will not impair the security under this Indenture in contravention of the provisions hereof. The certificate required by this clause (2) shall be made by an independent engineer, appraiser or other expert reasonably acceptable to the Trustee if the Fair Value of the property to be released and of all other property and securities released since the commencement of the then current calendar year, as set forth in the certificate required pursuant to this clause (2) and in similar certificates theretofore delivered pursuant to this clause (2) and any other Sections of this Article V, is ten percent (10%) or more of the aggregate principal amount of the Bonds at the time Outstanding, unless the Fair Value of the property to be released, as set forth in said certificate, is less than Twenty-five Thousand Dollars ($25,000) or less than one percent (1%) of the aggregate principal amount of the Bonds at the time Outstanding.
     (3) If property (other than securities) is included in the consideration for any such property so to be released, a certificate of an engineer, appraiser or other expert who may be an individual, engineering firm, corporation or other Person and, except as provided in this clause (3), may be an engineer, appraiser or other expert in the employ of the Company reasonably acceptable to the Trustee, as to the Fair Value to the Company of any property included in the consideration to be received for the property to be released. The certificate required by this clause (3) shall be made by an independent engineer, appraiser or other expert reasonably acceptable to the Trustee, if the property included in the consideration to be received for the property to be released shall include any property which, within six months prior to the date of acquisition thereof by the Company, has been used or operated by a Person or Persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and the Fair Value to the Company of such property, as set forth in such certificate, is not less than Twenty-five Thousand Dollars ($25,000) and not less than one percent (1%) of the aggregate principal amount of the Bonds at the time Outstanding.
     (4) If securities are included in the consideration for any such property so to be released, a certificate of an engineer, appraiser or other expert who, except as provided in this clause (4), may be an engineer, appraiser or other expert in the employ of the Company reasonably acceptable to the Trustee, as to the Fair Value to the Company of any securities included in the consideration to be received for the property to be released. The certificate required by this clause (4) shall be made by an independent engineer, appraiser or other expert reasonably acceptable to the Trustee, if the Fair Value to the Company of such securities and of all other securities which shall have been made the basis of the authentication and delivery of Bonds, the withdrawal of cash constituting a part of the trust estate or the release of property or securities subject to the Lien of this Indenture since the commencement of the then current calendar year, as set forth in certificates or opinions furnished pursuant to the provisions of this Indenture, is ten percent (10%) or more of the aggregate principal amount of Bonds at the time Outstanding; provided, however, that such a certificate of an independent appraiser or other independent expert shall not be required with respect to any securities if the Fair Value thereof to the Company, as set forth in the certificate or opinion furnished pursuant to the provisions of this Section, is less than Twenty-five Thousand Dollars ($25,000) or less than one percent (1%) of the aggregate principal amount of the Bonds at the time Outstanding.

     (5) If real estate or other property (other than Excepted Property) is included in the consideration for any such property so to be released, such deeds, Memoranda of Indenture or other instruments of conveyance, assignment or transfer, if any, as are sufficient in the Opinion of Counsel to subject the same to the Lien of this Indenture.
     (6) If real estate or other property is included in the consideration for any such property so to be released, such property is not subject to any Lien other than Permitted Liens.
     (7) An Officers’ Certificate stating that
     (a) such release is desirable in the conduct of the business of the Company, and that the security hereby afforded will not be impaired by such release;
     (b) the Company has sold or exchanged, or contracted to sell or exchange, the Mortgaged Property so to be disposed of for a consideration representing, in the opinion of the signers (which opinion may be based on the certificate described in clause (3) above), its full value to the Company, which consideration may be any one or more of the following: (i) cash, (ii) obligations secured by purchase money Lien upon the Mortgaged Property so to be released, (iii) any other property which could be made the basis of the issue of Bonds under Section 2.02; such consideration to be set out in reasonable detail in such Officers’ Certificate, and, if the consideration includes any property described in clause (iii), such Officers’ Certificate shall further state that such property constitutes New or Additional Property and/or Permanent Improvements, Extensions or Additions; and shall also state whether or not such property includes any property which, within six months prior to the date of acquisition thereof by the Company, has been used or operated by a person or persons other than the Company, in a business similar to that in which it has been or is to be used or operated by the Company; and
     (c) no Default or Event of Default has occurred and is continuing.
     (8) An Officers’ Certificate complying with the provisions of Section 15.01, and stating that all conditions precedent provided for in this Indenture which relate to the release or the release and substitution of property subject to the Lien of this Indenture have been complied with.
     (9) An Opinion of Counsel complying with the provisions of Section 15.01, and stating that in his or their opinion all conditions precedent provided for in this Indenture which relate to the release or the release and substitution of property subject to the Lien of this Indenture have been complied with.
     (10) Either (i) any money or obligations secured by a purchase money Lien stated in the Officers’ Certificate required by clause (7) above in consideration for any such property so to be released net of usual and customary closing costs or (ii) proof reasonably satisfactory to the Trustee that such money or obligations are held by a licensed escrow holder for the benefit of the Trustee on behalf of the Holders.
     SECTION 5.04. Reliance by Trustee on Documents; Right and Duty to Investigate. Subject to the provisions of Sections 10.01 and 10.03, the resolutions and certificates and the instruments and opinions in this Article V provided for, shall be full warrant and authority to the Trustee for making any such release; but before making any such release the Trustee may, in its discretion, and shall, if requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds, and furnished with security and indemnity satisfactory to it, cause to be made such independent investigation as it may see fit, and, in that event, may decline to take action unless satisfied by such investigation of the truth and accuracy of the matters so investigated. The expense of any such investigation shall be paid by the Company, or if paid by the Trustee, shall be repaid by the Company promptly after demand, with interest at the rate of two percent (2%) per annum.
     SECTION 5.05. Subjection to Lien of Property Acquired. The Company shall take all necessary actions to subject to the Lien of this Indenture any new property acquired by the Company in exchange or purchase for any Mortgaged Property released hereunder.
     SECTION 5.06. Release of Property Taken by Eminent Domain, etc. Should any of the Mortgaged Property be taken by exercise of the power of eminent domain (the exercise of such power being herein sometimes referred to as “condemnation”), or should any municipality or other public body or agency at any time exercise any right which it may have to purchase, or designate a purchaser of, or to order the sale of, any part of the Mortgaged Property, the Trustee may accept any award or consideration payable therefor and shall release the property so taken, purchased or sold upon receipt of:
     (1) an Officers’ Certificate certifying that such property has been taken by exercise of the power of eminent domain, or purchased or sold as a result of the exercise of a right which a municipality or other public body or agency had to purchase or order the sale of the same, complying with the provisions of Section 15.01 and stating that all conditions precedent provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) which relate to such release have been complied with;
     (2) an Opinion of Counsel complying with the provisions of Section 15.01, and stating that in his or their opinion all conditions precedent provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) which relate to such release have been complied with; and
     (3) A certificate of an engineer, appraiser or other expert who may be an individual, engineering firm, corporation or other Person and, except as provided in this clause (3), may be an engineer, appraiser or other expert in the employ of the Company reasonably acceptable to the Trustee, stating (i) the Fair Value, in the opinion of the signer, of the property to be taken or sold and (ii) that taking or sale, in the opinion of the signer, will not impair the security under this Indenture in contravention of the provisions hereof. The certificate required by this clause (3) shall be made by an independent engineer, appraiser or other expert reasonably acceptable to the Trustee if the Fair Value of the property to be released and of all other property and securities released since the commencement of the then current calendar year, as set forth in the certificate required pursuant to this clause (3) and in similar certificates theretofore delivered pursuant to this clause (3) and any other Sections of this Article V, is ten percent (10%) or more of the aggregate principal amount of the Bonds at the time Outstanding, unless the Fair Value of the property to be released, as set forth in said certificate, is less than Twenty-five Thousand Dollars ($25,000) or less than one percent (1%) of the aggregate principal amount of the Bonds at the time Outstanding.
     In any such proceedings the Trustee may be represented by counsel who may be of counsel to the Company. The proceeds or price of all such property so taken or purchased with a Fair Value of $1,000,000 or greater shall be paid over to the Trustee hereunder and held and applied by it as provided in Article VI hereof.
     SECTION 5.07. Non-Liability of Purchasers of Property; Execution of Releases. In no event shall any purchaser or purchasers in good faith of any property purporting to be released hereunder be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to any facts required by the provisions hereof for the exercise of such authority, or be bound to see to the application of the purchase moneys; nor shall any purchaser of machinery or equipment or tools or implements or materials or supplies or merchandise from the Company be under obligation to ascertain or inquire into the occurrence of the event on which any such sale is hereby authorized. The execution of any release under the provisions of this Article V by the Trustee shall be effective and binding.
     SECTION 5.08. Releases if Receiver, Trustee or Assignee or Indenture Trustee in Possession. In case the Mortgaged Property or any part thereof shall be in the possession of a receiver lawfully appointed or of a trustee in bankruptcy or in reorganization proceedings or of an assignee for the benefit of creditors, the powers in and by this Article V conferred upon the Company may be exercised by such receiver, trustee or assignee, with respect to such part of the Mortgaged Property as may then be in his or its possession, and if the Trustee shall be in possession of the Mortgaged Property or any part thereof under any provision of this Indenture after the occurrence and during the continuation of an Event of Default then all the powers by this Article V conferred upon the Company may be exercised by the Trustee in its discretion with respect to such part of the Mortgaged Property as may then be in its or their possession.
     SECTION 5.09. Release upon Discharge of Indenture or Defeasance.
     The Company shall be entitled to obtain a full release of all of the Mortgaged Property from the Liens of this Indenture upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel, each to the effect that the conditions precedent set forth in Article XIV for satisfaction and discharge of this Indenture or for Legal Defeasance or Covenant Defeasance with respect to all Outstanding Bonds, as applicable, have been complied with.

ARTICLE VI.
Application of Moneys Received by the Trustee
     SECTION 6.01. Custody and Collection of Obligations Received for Released Property. All obligations received by the Trustee under the provisions of Section 5.03, unless released pursuant to the provisions of said Section 5.03, shall be held and collected by the Trustee, but, subject to the provisions of Sections 10.01 and 10.03, the Trustee shall be under no liability or accountability whatever for the collection thereof. Interest as received thereon, if any, shall be paid over to the Company, unless a Responsible Officer has actual knowledge of an Event of Default.
     SECTION 6.02. Release of Cash to Reimburse for Property Additions and Replace Damaged or Destroyed Property. Any moneys received by the Trustee (a) as principal of obligations received under the provisions of Section 5.03, (b) as proceeds of released property or of property taken by the power of eminent domain, or purchased or sold as a result of the exercise of a right which a municipality or other public body or agency had to purchase or order the sale of the same, in each case as required by Sections 5.03 or 5.06 to be delivered to the Trustee or (c) as proceeds of any insurance against loss or damage with respect to the Mortgaged Property, shall be held by the Trustee as a part of the trust estate and as security for the Bonds issued and Outstanding hereunder, and shall be paid over from time to time by the Trustee to reimburse the Company for cash expended (whether such expenditure was prior or subsequent to the receipt of such money by the Trustee, or the release or taking or purchasing or selling of property) (1) for the construction or acquisition of New or Additional Property or Permanent Improvements, Extensions or Additions which could otherwise have been made the basis of the issue of Bonds under the provisions of Section 2.02, or (2) for the replacement or repair of the Mortgaged Property destroyed.
     Such payments shall be made by the Trustee upon receipt by it of the instruments provided for in clauses 2, 4 and 5 of Section 2.02(B) and in clauses (5) and (6) of Section 2.01(B), with such additions, omissions and modifications as may be necessary to recognize that the action being taken is the release of cash for expenditures described in the prior paragraph rather than the authentication and delivery of Bonds as a result of New or Additional Property or Permanent Improvements, Extensions or Additions.
     Subject to the provisions of Sections 10.01 and 10.03, the instruments hereinbefore in this Section 6.02 provided for shall be full warrant and authority to the Trustee for the payment of any moneys as requested therein; but before making any such payment the Trustee may, in its discretion, and shall, if requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds, and furnished with security and indemnity satisfactory to it, cause to be made such independent investigation as it may see fit, and may decline to take action unless satisfied by such investigation of the truth and accuracy of the matters so investigated. The expense of any such investigation shall be paid by the Company, or, if paid by the Trustee, shall be repaid by the Company promptly after demand, with interest at the rate of two percent (2%) per annum.
     SECTION 6.03. Application of Moneys to Purchase or Redemption of Bonds. Any such moneys in the hands of the Trustee, and not theretofore paid over or requested to be paid over to the Company as provided in Section 6.02 shall, on the election and in accordance with a Company Request, evidenced by a Board Resolution, be applied by the Trustee to the purchase or redemption of Bonds of such series as may be specified in such Company Request.

Any redemption of Bonds under this Section 6.03 shall comply with the provisions of Article IV hereof.
     SECTION 6.04. Investment of Moneys. Any moneys hereafter deposited with the Trustee to be held under any of the provisions of this Indenture or any indenture supplemental hereto, except any sinking fund cash, shall be invested by the Trustee upon Company Request in Cash Equivalents unless and until a Responsible Officer has actual knowledge of an Event of Default. At any time after a Responsible Officer has actual knowledge of an Event of Default, any such moneys shall be held in cash or shall be invested by the Trustee at the instruction of the Holders of a majority in aggregate principal amount of Outstanding Bonds. The Trustee may sell or liquidate such investment at any time if the proceeds thereof are required for any disbursements permitted or required under this Indenture. As and when such disbursements are permitted or required under this Indenture, the Trustee shall cause Cash Equivalents to be converted into cash in accordance with its customary procedures and shall not be liable for any loss of principal or income in connection therewith. The Trustee shall not be liable for any loss of principal or income due to the choice of Cash Equivalents in which the Company directs investment or in the choice of Cash Equivalents converted into cash pursuant to this Section 6.04.
     SECTION 6.05. No Purchase or Redemption in Case of Default. Notwithstanding anything hereinbefore in this Article VI provided, the Trustee shall not use moneys as hereinabove in this Article VI provided to purchase or redeem any Bonds if to the knowledge of the Trustee a Default shall have occurred and be continuing and, upon the occurrence and continuation of an Event of Default, such moneys shall form a part of the trust estate for the equal protection of all Outstanding series of Bonds as above provided for any part of the trust estate.
ARTICLE VII.
Remedies Upon Default
     SECTION 7.01. Events of Default; Acceleration of Maturity and Annulment Thereof. “Event of Default” wherever used herein with respect to the Bonds of any series means any one of the following events:
     (a) default shall be made in the payment of principal of any Bond of that series when and as the same shall be payable, whether at maturity or by declaration or otherwise, as therein or herein provided;
     (b) default shall be made in the payment of any interest on any Bond of that series and such default shall continue for 30 calendar days;
     (c) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness (or the payment of which is guaranteed by the Company), including default with respect to another series of Bonds, whether such Indebtedness now exists, or is created after the Closing Date, if that default: (i) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (ii) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in the case of each of (i) and (ii), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10,000,000 or more;
     (d) default shall be made hereunder by the Company in the observance or performance of any other of the covenants, agreements or conditions on its part contained in this Indenture and applicable to such series of Bonds and such Event of Default shall continue for 90 calendar days after written notice to the Company by the Trustee or by the Holders of twenty-five percent (25%) in principal amount of the Outstanding Bonds of all series under which such default occurred;
     (e) the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under the federal Bankruptcy Laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive calendar days; or
     (f) the commencement by the Company of a voluntary case under the federal Bankruptcy Laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of its creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.
     then and in every such case other than an Event of Default described in clause (e) or (f) of this Section 7.01, either the Trustee, upon the direction of Holders of not less than twenty-five percent (25%) in principal amount of the Outstanding Bonds, or the Holders of not less than twenty-five percent (25%) in principal amount of the Outstanding Bonds may, by notice in writing delivered to the Company (and to the Trustee if given by the Holders), declare the entire principal amount of Outstanding Bonds, premium, if any, and the interest accrued thereon immediately due and payable, and said entire principal, premium, if any, and interest shall thereupon become and be immediately due and payable. If an Event of Default described in clause (e) or (f) of Section 7.01 occurs, the entire principal amount of Outstanding Bonds and the interest accrued thereon shall be due and payable immediately without any further action or notice.

     If at any time after the principal of the Outstanding Bonds shall have been accelerated pursuant to this Section 7.01, all interest in arrears upon such Bonds with interest on the overdue installments of interest at the same rate borne by the Bonds to which they respectively appertain, together with the reasonable charges and expenses of the Trustee, its agents and attorneys, and all other sums which may be due hereunder, except the principal of the Bonds, shall either be paid by the Company or collected out of the trust estate, and all other Defaults then existing under such Bonds shall have been cured, or provision deemed by the Trustee to be adequate shall be made therefor, or shall have been waived as in Section 7.20 provided, then and in every such case the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds by written notice to the Company and to the Trustee, may rescind and annul such acceleration and its consequences.
     SECTION 7.02. Notice of Defaults to Be Given by the Trustee to Holders. The Trustee shall, within 90 calendar days after the occurrence thereof, give to the Holders in the manner provided in Section 11.03 notice of all such Defaults known to it, unless such Defaults shall have been cured before the giving of such notice; provided that, except in the case of Default in the payment of the principal of or interest on any of the Bonds, or in the payment of any sinking fund installment, the Trustee may and shall be protected in withholding such notice if and so long as the Responsible Officers in good faith determine that the withholding of such notice is in the interests of the Holders.
     SECTION 7.03. Right of Entry. Upon the occurrence and during the continuation of an Event of Default, the Company, upon demand of the Trustee, shall forthwith surrender to the Trustee the actual possession of, and it shall be lawful for the Trustee, by such officer or agent as they may appoint, to enter upon and take possession of all the Mortgaged Property (with the books, papers and accounts of the Company), and to hold, operate and manage the same, and from time to time make all needful repairs, and such alterations, additions and improvements as to them shall seem wise; and to receive the rents, income, issues and profits thereof, and out of the same to pay all proper costs and expenses of so taking, holding and managing the same, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any charges of the Trustee hereunder, and any taxes and assessments and other charges prior to the Lien of these presents which the Trustee may deem it wise to pay, and all expenses of such repairs, alterations, additions and improvements, and to apply the remainder of the moneys so received by them, first, to the payment of the interest installments, which are due and unpaid, in the order of their maturity, with interest after maturity at the same rate borne by the Bonds to which they respectively appertain, and thereafter, if the principal of said Bonds or any of them is due, to the payment of said principal and accrued interest pro rata without any preference or priority whatever. Whenever all that is due upon such interest installments and upon the principal of such Bonds, and under any of the terms of this Indenture, shall have been paid and all Defaults cured or waived pursuant to the terms of this Indenture, the Trustee shall surrender possession to the Company, its successors or assigns. The same right of entry, however, shall exist upon any subsequent occurrence and continuation of an Event of Default.
     SECTION 7.04. Power of Sale. Upon the occurrence and during the continuation of an Event of Default, Trustee shall have all of the rights and may exercise all of the powers set forth in the applicable laws of the State of California, including, but not limited to, those powers set forth in Section 2924 et seq. and Section 2938 of the California Civil Code or any successor provisions of law. Upon the occurrence and during the continuation of an Event of Default, it shall be lawful for the Trustee, acting jointly by such officer or agent as it may appoint, with or without entry, to sell the Mortgaged Property as an entirety, or in such parcels as the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds shall, in writing, request, or in the absence of such request, as the Trustee may determine, in its sole discretion, at public auction, at some convenient place in the City and County of San Francisco, or in the City of San Jose, State of California, or in such other place or places as may be required by law, having first given notice of such sale to the Company at least ten Business Days prior to the date of such sale (which the Company and the Trustee agree shall constitute reasonable notice), and any other notice which may be required by law, and from time to time to adjourn such sale in its discretion by announcement at the time and place appointed for such sale or for such adjourned sale or sales without further notice except such as may be required by law, and upon such sale to make and deliver to the purchaser or purchasers a good and sufficient deed or deeds for the same, which sale, as likewise any sale made under this Indenture by virtue of any judicial proceedings, shall be a perpetual bar, both in law and in equity, against the Company and all Persons and corporations lawfully claiming or to claim by, through or under it. The Trustee, and its successor or successors, are further hereby irrevocably appointed upon the occurrence and during the continuation of an Event of Default the true and lawful attorney or attorneys of the Company, in its name and stead, for such purpose to execute all necessary bills of sale, assignments and transfers, and to substitute one or more Persons or corporations with like power, the Company hereby ratifying and confirming all that its said attorney or attorneys, or such substitute or substitutes, shall lawfully do by virtue hereof. Nevertheless, if so requested by the Trustee or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser or purchasers all proper conveyances, assignments, instruments of transfer and releases as may be designated in any such request.
     SECTION 7.05. Rights of the Trustee to Take Judicial Proceedings. Upon the occurrence and during the continuation of an Event of Default, the Trustee shall have the right and power to take appropriate judicial proceedings for the protection and enforcement of its rights and the rights of the Holders hereunder. Upon the occurrence and during the continuation of an Event of Default, the Trustee may, either after entry as hereinbefore provided, or other entry, or without entry, proceed by suit or suits at law or in equity or by any other appropriate remedy, to enforce payment of the Bonds hereby secured and to foreclose this Indenture and to sell the Mortgaged Property under the judgment or decree of a court or courts of competent jurisdiction.
     SECTION 7.06. Limitations on Holders’ Rights to Sue. No Holder of any Bond of any series shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Indenture, or for the execution of any trust or power hereof, or for the appointment of a receiver, or for the enforcement of any other remedy under or upon this Indenture, unless:
     (1) such Holder shall previously have given to the Trustee written notice of an existing Default under the Bonds of such series, as hereinbefore provided;
     (2) the Holders of not less than twenty-five percent (25%) in principal amount of the Bonds at the time Outstanding, after the right to exercise such powers, or right of action, as the case may be, shall have accrued, shall have requested the Trustee in writing to act;
     (3) such Holder or Holders shall have offered to the Trustee security and indemnity satisfactory to them against the costs, expenses and liabilities to be incurred therein or thereby; and
     (4) the Trustee shall have refused or neglected to comply with such request for a period of 60 calendar days.
     Notwithstanding any other provision of this Indenture, the right of the Holder of any Bond to receive payment of the principal of and interest on such Bond, on or after the respective due dates expressed in such Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder, except that no Holder may institute any such suit, action or proceeding if and to the extent that the institution or prosecution thereof or the entry of a judgment or a decree therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon the Mortgaged Property.
     SECTION 7.07. Remedies Cumulative; Rights of the Trustee Under the California Commercial Code. No remedy by the terms of this Indenture conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.
     Upon the occurrence and during the continuation of an Event of Default, the Trustee shall have, in addition to all other rights and remedies that the Trustee may have under applicable law or in equity or under this Indenture, all rights and remedies of a secured party under the California Commercial Code.
     SECTION 7.08. Right of Holders to Control Proceedings by the Trustee; Bonds Excluded in Determining Required Percentage. Anything in this Indenture to the contrary notwithstanding, the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds, from time to time, shall have the right, by an instrument in writing executed and delivered to the Trustee, to direct the time, method and place of conducting all proceedings to be taken for any sale of the Mortgaged Property, for the foreclosure of this Indenture, for the appointment of a receiver, for any other proceedings for any remedy available to the Trustee, or for exercising any trust or power conferred upon the Trustee under this Indenture; provided that such directions shall not be otherwise than in accordance with the provisions of law and this Indenture, and, subject to the provisions of Sections 10.01 and 10.03, the Trustee shall have the right to decline to follow any such direction if the Trustee shall be advised by counsel that the action or proceeding so directed may not be lawfully taken or if the Responsible Officers in good faith shall determine that the action or proceeding so directed would subject the Trustee to personal liability or is unjustifiably prejudicial to the non-assenting Holders or that it will not be sufficiently indemnified for any expenditures in any action or proceeding so directed.

     SECTION 7.09. Appointment of Receiver. Upon the occurrence and during the continuation of an Event of Default, and upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Holders, the Trustee, as a matter of right, shall be entitled to the appointment of a receiver or receivers of the Mortgaged Property, and of the income, rents, issues and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.
     SECTION 7.10. Acceleration of Maturity of Bonds Upon Sale. Upon any sale being made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, the principal and interest of all Outstanding Bonds, if not previously due, shall at once become and be immediately due and payable.
     SECTION 7.11. Right of the Trustee and Holders to Purchase Property; Application of Bonds on Purchase Price. Upon any such sale, whether made under the power of sale hereby given or under judgment or decree of court or otherwise, any Holder or the Trustee in their or either of their individual capacity or capacities may bid for and purchase the property sold, and upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in their or its own absolute right without further accountability; and any purchaser at any such sale may, in paying the purchase money, turn in any of said Bonds hereby secured in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon. Said Bonds, if Definitive Bonds, in case the amount so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being properly modified to show partial payment.
     SECTION 7.12. Non-Liability of Purchaser for Application of Purchase Money. Upon any such sale, whether made under the power of sale hereby given or under judgment or decree of court or otherwise, the receipt of the Trustee or of the officer making a sale under judicial proceedings shall be a sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.
     SECTION 7.13. Application of Proceeds of Sale. The proceeds of any such sale, whether made under the power of sale hereby conferred upon the Trustee or under judgment or decree of court or otherwise, together with any other sums which may then be held by the Trustee under any of the provisions of this Indenture as part of the Mortgaged Property, or the proceeds thereof, shall be applied as follows:
     First: To the payment of all taxes, assessments or Liens prior to the Lien of this Indenture, except those subject to which such sale shall have been made, and of all costs and expenses of such sale, including reasonable compensation to the Trustee, and each of its agents, attorneys and counsel, and of all other sums payable to the Trustee hereunder by reason of any expenses or liabilities incurred in good faith and without negligence or advances made by them or either of them in connection with the management or administration of the trusts hereby created;

     Second: To the payment of the whole amount then owing and unpaid upon the Outstanding Bonds for principal, interest and premium, if any, with interest on the overdue installments of interest at the same rate borne by the Bonds to which they respectively appertain; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such principal and interest ratably, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any series of the Bonds over any other series of the Bonds; and
     Third: Any surplus then remaining to the Company, its successors or assigns, or, upon Company Request, to whosoever may be lawfully entitled to receive the same.
     SECTION 7.14. Waiver of Stay, Extension or Redemption Laws, etc. Neither the Company nor any one claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in any locality where any property subject to the Lien hereof may be situated, in order to prevent or hinder the enforcement or foreclosure of this Indenture, or the absolute sale of the property hereby conveyed, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and the Company, for itself and all who may claim through or under it, hereby waives the benefit of all such laws, and further waives any and all right to have the estates comprised in the security intended to be created hereby marshaled upon any foreclosure of the Lien hereof and agrees that the Trustee or any court having jurisdiction to foreclose such Lien may sell the Mortgaged Property as an entirety. The Company, for itself and all who may claim through or under it, further hereby expressly waives the benefit and effect of Section 694 of the California Code of Civil Procedure requiring, in the case of personal property, capable of manual delivery, that such property be sold within view of those who attend the sale.
     SECTION 7.15. Waiver of Default Not to Extend to Other Defaults. No waiver of any Default or Event of Default hereunder, whether by the Trustee or the Holders, shall extend to or shall affect any subsequent or any other then existing Default or Event of Default or shall impair any rights or remedies consequent thereon.
     SECTION 7.16. Effect of Discontinuance or Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, or in the event that an Event of Default shall have occurred and shall have been duly cured, removed or waived, then and in every such case the Company and the Trustee shall be restored to their former positions and rights hereunder with respect to the trust estate, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken or no such Default had occurred.
     SECTION 7.17. Recovery of Judgment by the Trustee; Filing Proofs of Debt, etc; Application of Moneys Collected. Upon an Event of Default under clauses (a) and (b) of Section 7.01 and acceleration of the principal amount of the Outstanding Bonds pursuant to the terms thereof, the Trustee in its own name and as trustee of an express trust, shall be entitled to sue for and recover judgment against the Company or against any other obligor upon the Bonds for the whole amount so due and unpaid.
     The Trustee in its own name and as trustee of an express trust, or as attorney in fact for the bearers or registered Holders, may file such proofs of Indebtedness and proofs of claims and amendments thereto, petitions or other documents as may be necessary in order to have the claims of the Trustee and of the bearers or registered Holders allowed in any equity receivership, insolvency, liquidation, bankruptcy or other proceedings relative to the Company or any other obligor upon the Bonds or its or their creditors or its or their property.
     The Trustee is hereby appointed (and the successive respective bearers or registered Holders, by taking and holding the Bonds, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorneys in fact of the respective bearers and registered Holders and coupons issued hereunder, with authority to make and file, in any judicial proceeding, either in the respective names of the bearers and registered Holders or on behalf of all bearers and registered Holders as a class, any proof of Indebtedness or proof of claim, amendment to proof of Indebtedness or proof of claim, petition or other document; to receive payment of any sums, or delivery of any securities or property becoming distributable on account thereof; and to execute any other papers and documents and to do and perform any and all such acts and things, as may be necessary or advisable, in the opinion of the Trustee, in order to have the respective claims of the bearers and registered Holders against the Company allowed in any equity receivership, insolvency, liquidation, bankruptcy or other proceedings to which the Company shall be a party. The Trustee shall have full power of substitution and delegation in respect of any such powers.
     Nothing herein shall be deemed, however, to give power to the Trustee to vote the claims of the Holders in any such proceedings, or to accept or consent to any plan of reorganization, readjustment, arrangement or composition or other like plan, or by other action of any character in any such proceedings to waive or change any right of any Holder.
     The Trustee shall be entitled to sue and recover judgment and make or file proof of Indebtedness or proof of claim as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the Lien of this Indenture upon the Mortgaged Property, and in case of a sale of any of the Mortgaged Property, and of the application of the proceeds of sale to the payment of the Indebtedness hereby secured, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon any and all of the Outstanding Bonds hereunder, for the benefit of the Holders thereof, and the Trustee shall be entitled to recover judgment for any portion of the Indebtedness remaining unpaid, with interest, No recovery of any such judgment by the Trustee and no levy of any execution upon any such judgment upon any of the Mortgaged Property or upon any other property, shall in any manner or to any extent affect the Lien of this Indenture upon the Mortgaged Property or any part thereof or any rights, powers or remedies of the Trustee hereunder, or any Lien, rights, powers or remedies of the Holders, but such Lien, rights, powers and remedies of the Trustee and of the Holders shall continue unimpaired as before.
     Any moneys thus collected or received by the Trustee under this Section 7.17 shall be applied by the Trustee, first, to the payment of the expenses, disbursements and compensation of the Trustee, and its agents, attorneys and counsel, and, second, toward payment of the amounts then due and unpaid upon such Bonds in respect of which such moneys shall have been collected, ratably and without any preference or priority of any kind, according to the amounts due and payable upon such Bonds, at the date fixed by the Trustee for the distribution of such moneys.
     SECTION 7.18. Rights of Action Enforceable by the Trustee Without Bonds. All rights of action under this Indenture or any of the Bonds Outstanding hereunder, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of such Bonds or the production thereof on the trial or other proceedings relative thereto, and any such suit or proceedings instituted by the Trustee shall be brought in its own name for the ratable benefit of the Holders of said Bonds, subject to the provisions of this Indenture.
     SECTION 7.19. Delay or Omission Not Waiver of Default; Repeated Exercise of Powers and Remedies. No delay or omission of the Trustee, or of any Holder, to exercise any right or power accruing upon any Event of Default shall exhaust or impair any such right or power or shall be construed to be a waiver of any such Event of Default, or acquiescence therein; and every power and remedy given by this Indenture to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Holders.
     SECTION 7.20. Waiver of Certain Defaults by Holders. Anything elsewhere in this Indenture to the contrary notwithstanding, the Holders of sixty-six and two-thirds percent (66-2/3%) or more of principal amount of the Outstanding Bonds of all such series under which an Event of Default shall have occurred may, by a written instrument or instruments signed by such Holders and delivered to the Trustee and to the Company, waive any past Default or Event of Default under such series of Bonds and its consequences except (a) an Event of Default in the payment of the principal of, premium, if any, or interest on any of the Bonds as and when the same shall become due by the terms of such Bonds or (b) in respect of any covenant or provision hereof which under Section 12.02 cannot be modified or amended without the consent of the Holder of each outstanding Bond affected thereby, and upon such waiver such Default or Event of Default shall be deemed not to exist for any purpose of this Indenture or such series of Bonds.
     SECTION 7.21. Provisions of Article VII Subject to Mandatory Provisions of Applicable Law. All of the rights, remedies and powers provided for in this Article VII may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law in the premises, and all of the provisions of this Article VII are intended to be subject to all applicable mandatory provisions of law not validly waived that may be controlling in the premises and to be limited to the extent necessary in order that they will not render this Indenture invalid or unenforceable in whole or in part or prevent the recording or filing hereof under the provisions of any applicable law.
ARTICLE VIII.
Evidence of Rights of Holders
     SECTION 8.01. Proof of Execution of Requests, etc. by Holders and of Holding and Ownership of Bonds. Any request, consent or other instrument which this Indenture may require or permit to be signed or executed by Holders may be in any number of concurrent instruments of substantially similar tenor, and may be signed or executed by such Holders in person or by agents duly appointed in writing. Proof of the execution of any such request or other instrument or of a writing appointing any such agent, or of the holding by any Person of Bonds transferable by delivery, shall be sufficient for any purpose of this Indenture if made in the following manner:
     (a) The fact and date of the execution by any Person of such request, consent or other instrument or writing may be proved by the certificate of any notary public or other officer authorized to take acknowledgments of deeds to be recorded in the place where such acknowledgment is taken, that the Person signing such request, consent or other instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution duly sworn to before any such notary public or other officer.
     (b) The amount of Bonds transferable by delivery held by any Person executing such request or other instrument as a Holder, and the issue numbers and series thereof held by such Person, and the date of his holding the same, may be proved, unless herein otherwise provided, by a certificate executed by any trust company, bank, bankers or other depositary, wheresoever situated, if such certificate shall be deemed by the Trustee to whom such certificate is presented to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary the Bonds described in such certificate.
     (c) The ownership of Bonds registered as to principal shall be proved by the Register.
     The Trustee may nevertheless in its discretion require further proof in cases where they or it deem further proof desirable, and may require the production of any Bond or Bonds, and shall not be bound to recognize any Person as a Holder unless and until his title to the Bonds held by him is proved in the manner in this Article VIII provided.
     SECTION 8.02. Effect of Holder’s Action on Subsequent Holders. Any request or consent of the Holder of any Bond shall bind all future Holders of the same Bond, and of any Bond or Bonds issued in lieu of or in exchange therefor, in respect of anything done, omitted or suffered by the Trustee pursuant thereto.
ARTICLE IX.
Merger, Consolidation, Lease or Sale
     SECTION 9.01. Conditions Under Which Merger, Consolidation, Sale or Lease Permitted. Nothing in this Indenture contained shall prevent any consolidation or merger of the Company with or into, or any conveyance or transfer, subject to this Indenture, of the Mortgaged Property, as an entirety or substantially as an entirety, or any lease of all or any part of the Mortgaged Property, to any corporation lawfully entitled to acquire or lease and operate the same; provided, however, and the Company covenants and agrees, that (a) any such consolidation, merger, conveyance, transfer or lease shall be upon such terms as in no respect to impair the Lien of this Indenture, or any of the rights or powers of the Trustee or the Holders hereunder, and (b) any such lease shall be made expressly subject to immediate termination by the Company or by the Trustee at any time during the continuance of an Event of Default hereunder and also by the purchaser of the property so leased at any sale thereof hereunder whether such sale be made under the power of sale hereby conferred or under judicial proceedings, and (c) upon any such consolidation, merger, conveyance or transfer, the due and punctual payment of the principal and interest of all said Bonds according to their tenor, and the due and punctual performance and observance of all the terms, covenants and conditions of this Indenture and of all indentures supplemental hereto to be kept or performed by the Company, shall be expressly assumed by the corporation formed by such consolidation or into which such merger shall have been made, or acquiring all or substantially all of the Mortgaged Property, as aforesaid.
     SECTION 9.02. Substitution of Successor Corporation for Company Under Indenture; Contents of Indenture to Be Executed by Successor Corporation. In case the Company, pursuant to Section 9.01, shall be consolidated with or merged into any other corporation, or shall convey or transfer, subject to the Lien of this Indenture, the Mortgaged Property, as an entirety or substantially as an entirety, the corporation resulting from such consolidation, or into which the Company shall have been merged, or which shall have received a conveyance or transfer, as aforesaid (such corporation being hereinafter called the “Successor Corporation”), upon executing and causing to be recorded an indenture with the Trustee whereby the Successor Corporation shall assume and agree to pay the principal and interest of the Bonds issued hereunder in accordance with the provisions of said Bonds and this Indenture, and shall agree to perform and fulfill all the terms, covenants and conditions of this Indenture shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the “Company,” and such Successor Corporation thereupon may cause to be signed, issued and delivered, either in its own name or in the name of California Water Service Company, any or all of such Bonds which shall not theretofore have been signed by the Company and authenticated by the Trustee; and upon the order of such Successor Corporation in lieu of the Company, and subject to all the terms, conditions and restrictions in this Indenture, touching the authentication and issuance of Bonds, the Trustee shall authenticate and deliver any of such Bonds which shall have been previously signed and delivered by the Officers of the Company to the Trustee for authentication, and any of such Bonds which such Successor Corporation shall thereafter cause to be signed and delivered to the Trustee for such purpose. All the Bonds so issued shall in all respects have the same legal rank and security as the Bonds theretofore or thereafter issued in accordance with the terms of this Indenture as though all of said Bonds had been issued at the date of the execution hereof.
     Provided, however, that as a condition precedent to the execution by the Successor Corporation and the authentication by the Trustee of any such additional Bonds in respect of the construction or acquisition by the Successor Corporation of New or Additional Property, or the making by the Successor Corporation of any Permanent Improvements, Extensions or Additions to or about its plants or property, the indenture with the Trustee to be executed and caused to be recorded by the Successor Corporation as in this Section 9.02 provided, shall contain a conveyance or transfer, assignment and pledge in terms sufficient to include such Properties and Permanent Improvements, Extensions or Additions; and provided, further, that the Lien created thereby shall have similar force, effect and standing as the Lien of this Indenture would have if the Company should not be consolidated with or merged into such other corporation or should not convey or transfer, subject to this Indenture, the Mortgaged Property, as an entirety or substantially as an entirety, as aforesaid, to the Successor Corporation, and should itself construct or acquire said New or Additional Property or make Permanent Improvements, Extensions or Additions, and request the authentication and delivery of Bonds under the provisions of this Indenture in respect thereof.
     Subject to the provisions of Sections 10.01 and 10.03, the Trustee may receive an Opinion of Counsel as conclusive evidence that any such indenture complies with the foregoing conditions and provisions of this Section 9.02, and that any such corporation is lawfully entitled to acquire the Mortgaged Property, as an entirety or substantially as an entirety, and operate the same.
     SECTION 9.03. Properties of Successor Corporation Excluded from Lien of Indenture; Earnings of Successor Corporation Excluded in Net Earnings Certificate. In case the Company, pursuant to Section 9.01, shall be consolidated with or merged into any other corporation, or shall convey or transfer, subject to this Indenture, the Mortgaged Property, as an entirety or substantially as an entirety, as aforesaid, neither this Indenture nor the indenture with the Trustee to be executed and recorded by the Successor Corporation as in Section 9.02 provided, shall become or be a Lien upon any of the properties or franchises of the Successor Corporation except those acquired by it from the Company, and Permanent Improvements, Extensions or Additions appurtenant thereto, and the New or Additional Property, Permanent Improvements, Extensions and Additions to or about the plant and properties of the Successor Corporation, made and used by it as the basis for the issue of Bonds or the payment of money under this Indenture, property received in exchange for property released from the Lien hereof, all as herein provided, and such franchises, replacements and additional property as may be acquired by the Successor Corporation pursuant to the covenants herein contained to maintain, preserve and renew the franchises covered by this Indenture and to keep and maintain the property covered by this Indenture in good repair, working order and condition, or pursuant to some other covenant or agreement hereof to be kept or performed by the Company, but in case of any such merger, consolidation or transfer, the accounts of the Successor Corporation shall be so kept that the Mortgaged Property and the earnings thereof may be at all times distinguished, and all covenants herein contained affecting the Mortgaged Property be fully performed.
     Any Net Earnings Certificate executed on behalf of such Successor Corporation shall, however, not include the earnings of any properties of such Successor Corporation excepted from the Lien of this Indenture under the provisions of this Section 9.03, and such earnings shall not be deemed to be earnings of such Successor Corporation for any purposes of this Indenture.
     SECTION 9.04. “Company” to Include Successor Corporation. The word “Company” wherever used in this Indenture shall include any such Successor Corporation, and any order, request, Company Request, certificate or other instrument of any officer or officers of the Company, provided for in this Indenture, may be made by like officials of a Successor Corporation, and any resolution provided to be adopted by the Board of Directors may be adopted by the board of directors of a Successor Corporation.

     SECTION 9.05. Surrender of Powers Reserved Under Article IX. At any time prior to the exercise of any power by this Article IX reserved to the Company or to a Successor Corporation, the Company may surrender any power so reserved to the Company or to such Successor Corporation by delivering to the Trustee, accompanied by a certification of its Secretary or an Assistant Secretary, that the execution of such instrument was duly authorized by the Board of Directors given at a meeting duly called and held, and thereupon the power so surrendered shall cease.
     SECTION 9.06. Liability of Predecessor Company. No such conveyance, transfer or lease of substantially all of the assets of the Company permitted under Section 9.01 shall have the effect of releasing the Company or any successor corporation or limited liability company that shall therefore have become such a successor in the manner prescribed in this Article IX from its liability under this Indenture or the Bonds.
ARTICLE X.
The Trustee
     SECTION 10.01. Certain Duties and Responsibilities.
     (a) Except during the continuance of an Event of Default,
     (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.
     (b) In case an Event of Default shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or its own bad faith, except that:
     (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Bonds, as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and
     (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
     SECTION 10.02. Notice of Defaults.
     The Trustee shall comply with Section 7.02 with respect to the provision of notices of Defaults to the Holders.
     Except as otherwise expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or of any of the documents executed in connection with Bonds issued hereunder, or as to the existence of a default or Event of Default hereunder.
     SECTION 10.03. Certain Rights of Trustee
     Subject to the provisions of Section 10.01 and to the applicable provisions of the TIA:
     (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, Company Request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is specifically prescribed herein) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

     (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, Company Request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Company, personally or by agent or attorney;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (h) the Trustee shall not be personally liable, in case of entry by it upon the Mortgaged Property, for debts contracted or liabilities or damages incurred in the prudent management or operation of the Mortgaged Property.
     SECTION 10.04. Not Responsible For Recitals or Issuance of Bonds or Application of Proceeds. The recitals contained herein and in the Bonds (except the Trustee’s certificate of authentication on the Bonds) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the value or condition of the Mortgaged Property or any part thereof, or as to the title of the Company thereto or as to the security afforded thereby or hereby, or as to the validity or genuineness of any securities at any time pledged and deposited with the Trustee hereunder, or as to the validity or sufficiency of this Indenture or of the Bonds. The Trustee shall not be accountable for the use or application by the Company of the Bonds or the proceeds thereof or of any money paid to the Company or upon Company Request under any provision hereof. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Bonds or the proceeds thereof. Except with respect to the filing and refiling of financing statements and any continuation statements or amendments relating thereto, as may be necessary to perfect or maintain the perfection of the Lien hereof on that portion of the Mortgaged Property which constitutes personal property or fixtures, the Trustee shall have no responsibility to make or to see to the making of any recording, filing or registration of any instrument or notice (including any tax or securities form) (or any rerecording, refiling or reregistration of any thereof) at any time in any public office or elsewhere for the purpose of perfecting, maintaining the perfection of or otherwise making effective the Lien of this Indenture or for any other purpose and shall have no responsibility for seeing to the insurance on the Mortgaged Property or for paying any taxes relating to the Mortgaged Property or for otherwise maintaining the Mortgaged Property, including, but not limited to, attending to any environmental matters in respect thereof or disposing of any hazardous or other wastes located thereon.
     SECTION 10.05. May Hold Bonds. Each of the Trustee, any Authenticating Agent, any Paying Agent, any Bond Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Bonds and, subject to Sections 10.08 and 10.13, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Bond Registrar or other agent.
     SECTION 10.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law or as otherwise provided in the Indenture. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder (provided that the Trustee has invested such money in accordance with a Company Request pursuant to Section 6.04 hereof) except as expressly provided herein or otherwise agreed with, and for the sole benefit of, the Company.
     SECTION 10.07. Compensation and Reimbursement.
     The Company agrees
     (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (b) except as otherwise expressly provided herein, to reimburse the Trustee promptly after its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance may be attributable to its negligence, willful misconduct or bad faith; and
     (c) to indemnify the Trustee (which for purposes of this Section shall include its officers, directors, employees and agents) and hold it harmless from and against any loss, liability or expense reasonably incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the exercise or performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. “Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder. In addition and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.01(e) or Section 7.01(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law. The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.
     SECTION 10.08. Disqualification; Conflicting Interests. If the Trustee shall have or acquire any conflicting interest within the meaning of the TIA, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the TIA and this Indenture. For purposes of Section 310(b)(1) of the TIA and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Bonds of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Bonds of any other series.
     SECTION 10.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be:
     (i) a corporation organized and doing business under the laws of the United States, any state or territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or
     (ii) if and to the extent permitted by the Commission by rule, regulation or order upon application, a corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
     The foregoing notwithstanding, no obligor with respect to the Bonds or any Affiliate of such obligor shall serve as Trustee hereunder. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     SECTION 10.10. Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 10.11.
     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section

10.11 shall not have been delivered to the Trustee within 30 calendar days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (c) The Trustee may be removed at any time by Act of the Holders of a majority in aggregate principal amount of the Outstanding Bonds delivered to the Trustee and to the Company.
     (d) If at any time:
     (i) the Trustee shall fail to comply with Section 10.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or
     (ii) the Trustee shall cease to be eligible under Section 10.09 or § 310(a) of the TIA and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Trustee or (y) subject to Section 15.02, any Holder who has been a bona fide Holder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated in (d)(iii)(y) of this Section), the Company, by a Board Resolution, shall take prompt steps to appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 10.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Bonds delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 10.11, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 10.11, the Holders of at least 10% in aggregate principal amount of the then Outstanding Bonds may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (f) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 10.11, the Trustee shall be deemed to have resigned as contemplated in Section 10.10(b), the successor Trustee shall be deemed to have been appointed pursuant to Section 10.10(e) and such appointment shall be deemed to have been accepted as contemplated in Section 10.11, all as of such date, and all other provisions of this Section and Section 10.11 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this Section 10.10(f).
     (g) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Bond Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
     SECTION 10.11. Acceptance of Appointment By Successor.
     (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. Such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
     (b) Upon request of any such successor Trustee, the Company shall execute any instruments which fully vest in and confirm to such successor Trustee all rights, powers and trusts referred to in Section 10.11(a).
     (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
     SECTION 10.12. Merger, Conversion, Consolidation Or Succession To Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Bonds shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such Bonds.

     SECTION 10.13. Preferential Collection of Claims Against Company. If the Trustee shall be or become a creditor of the Company or any other obligor upon the Bonds (other than by reason of a relationship described in § 311(b) of the TIA), the Trustee shall be subject to any and all applicable provisions of the TIA regarding the collection of claims against the Company or such other obligor.
     SECTION 10.14. Co-Trustees and Separate Trustees.
     At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Mortgaged Property may at the time be located, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least thirty-three percent (33%) in principal amount of the Outstanding Bonds, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee and, if no Event of Default shall have occurred and be continuing, by the Company either to act as co-trustee, jointly with the Trustee, of all or any part of the Mortgaged Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within 15 calendar days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.
     Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee so appointed to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.
     Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:
     (i) the Bonds shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;
     (ii) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

     (iii) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;
     (iv) neither the Trustee nor any co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and
     (v) any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.
     SECTION 10.15. Appointment Of Authenticating Agent.
     The Trustee may appoint an Authenticating Agent or Agents with respect to the Bonds of one or more series which shall be authorized to act on behalf of the Trustee to authenticate Bonds of such series issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.16, and Bonds so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Bonds by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Holders or an Affiliate of the Company. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any state or territory thereof or the District of Columbia or the Commonwealth of Puerto Rico, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section. Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.
     The provisions of Sections 10.04 and 10.05 shall be applicable to each Authenticating Agent.
     If an appointment with respect to the Bonds of one or more series shall be made pursuant to this Section, the Bonds of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:
     This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.
Dated:                          ,

As Trustee
By:
Authorized Signatory
     If all of the Bonds of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Bonds upon original issuance located in a Place of Payment where the Company wishes to have Bonds of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 15.01 and need not be accompanied by an Opinion of Counsel), shall appoint, in accordance with this Section and in accordance with such procedures as shall be acceptable to the Trustee, an Authenticating Agent having an office in the place of payment designated by the Company with respect to such series of Bonds.
     SECTION 10.16. Subordination, Non-Disturbance and Attornment Agreement Notice. In the event that the Trustee upon Company Request executes a Subordination, Non-Disturbance and Attornment Agreement as set forth in Exhibit B, and the Trustee receives a notice from the tenant party thereto of the default of the Company in respect of the underlying lease, the Trustee’s sole duty thereafter will be to forward such notice to the registered Holders of the Bonds.
ARTICLE XI.
Reports by the Company and the Trustee
     SECTION 11.01. Communication by Holders with Other Holders. Holders may communicate in a manner consistent with § 312(b) of the TIA with other Holders with respect to their rights under this Indenture. The Company, the Trustee, the Registrar and anyone else shall have the protection of § 312(c) of the TIA.

     Upon the written request of a Holder, the Company shall promptly provide such Holder with a list of all other Holders of Bonds issued under the Indenture dated as of a recent date.
     SECTION 11.02. Filing of Reports and Information with Trustee. The Company covenants and agrees to file with the Trustee as soon as available and in any event within 10 calendar days after Parent is required to file the same with the Commission or any successor agency or any securities exchange, a copy of each of Parent’s reports on Form 10-K, Form 10-Q and Form 8-K, and each other regular or periodic report and any notice, proxy statement, registration statement, prospectus or written communication (other than transmittal letters), as filed with the Commission or any successor agency or any securities exchange; if Parent ceases to be a reporting company under either Section 13(a) or 15(d) of the Exchange Act (a “1934 Act Reporting Company”), the Company covenants and agrees to file with the Trustee annual and quarterly reports comparable in form and scope to those filed on Forms 10-K and 10-Q by 1934 Act Reporting Companies within 10 calendar days after a 1934 Act Reporting Company would be required to file such reports with the Commission. In addition, the Company covenants and agrees to comply with §312(a) of the TIA.
     SECTION 11.03. Reports by the Trustee to Holders. Within 60 calendar days after May 15 of each year commencing with May 15, 2009, the Trustee shall transmit by mail to all Holders, in the manner and to the extent provided in §313(c) of the TIA, a brief report dated as of such May 15 in accordance with and with respect to the matters required by §313(a) of the TIA. The Trustee shall also transmit by mail to all Holders, in the manner and to the extent provided in §313(c) of the TIA, (i) information in accordance with and with respect to the matters required by §312(b) of the TIA and (ii) a brief report in accordance with and with respect to the matters required by §313(b) of the TIA.
     A copy of each report transmitted to Holders pursuant to this Section 11.03 shall, at the time of such transmission, be mailed to the Company and filed with each stock exchange, if any, upon which the Bonds of any series are listed and also with the Commission. The Company will notify the Trustee promptly if the Bonds of any series are listed on any stock exchange or of any delisting thereof.
     Reports sent pursuant to this Section 11.03 shall be transmitted by mail:
     1. to all registered holders of Outstanding Bonds, as the names and addresses of such holders appear upon the registration books of the Company;
     2. to such holders of Outstanding Bonds as have, within two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and
     3. except in the case of reports pursuant to Section 11.03(b), to each Bondholder whose name and address is preserved at the time by the Trustee, as provided in Section 11.02(a).
     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by said Trustee with each stock exchange upon which the Bonds are listed and also with the Securities and Exchange Commission.

     (c) For the purpose of this Section, all Bonds which have been authenticated and delivered and not returned to the Trustee and cancelled, shall be deemed to be Outstanding, except Bonds which, pursuant to Section 14.03, have ceased to be entitled to the Lien of this Indenture.
ARTICLE XII.
Supplemental Indenture
     SECTION 12.01. Supplemental Indentures without Consent of Holders. Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:
     (a) to evidence the succession of another corporation to the rights of the Company and the assumption by such successor of the covenants and obligations of the Company contained herein and in the Bonds;
     (b) to add to the covenants of the Company, for the benefit of the Holders of the Bonds of all or any series (and if such covenants are to be for the benefit of the Holders of less than all series of Bonds, stating that such covenants are expressly being included solely for the benefit of such Holders), or to surrender any right or power herein conferred upon the Company;
     (c) to add any additional Events of Default in respect of the Bonds of all or any series (and if such additional Events of Default are to be for the benefit of the Holders of less than all series of Bonds, stating that such additional Events of Default are expressly being included solely for the benefit of such Holders);
     (d) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of Bonds of any series pursuant to Article XIV, provided that any such action shall not adversely affect the interests of the Holders of such Bonds or Holders of Bonds of any other series in any material respect or to release any Mortgaged Property from the Lien of this Indenture pursuant to Article V;
     (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Bonds of one or more series, and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;
     (f) to comply with the requirements of the Commission in connection with the qualification of this Indenture under the TIA;
     (g) to cure any ambiguity;
     (h) to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or therein;

     (i) to eliminate any conflict between the terms of this Indenture, the Bonds of any series and the TIA;
     (j) to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with any provision of this Indenture; provided such other provisions shall not adversely affect in any material respect the interests of the Holders of Outstanding Bonds of any series;
     (k) to add guarantees for the benefit of any series; or
     (l) to establish the form or terms of Bonds of any series as permitted by Section 2.01.
     SECTION 12.02. Supplemental Indentures with Consent of Holders. With the written consent of the Holders of a majority in aggregate principal amount of the Bonds the terms of which or the rights of the Holders of which are to be modified by the proposed supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into the proposed supplemental indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond affected thereby,
     (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Bond, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon redemption thereof, or change the currency in which the principal of or interest on such Bond is denominated or payable, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (including, in the case of redemption, on or after the Redemption Date), or alter any redemption provisions in a manner adverse to the Holders of Bonds or release any guarantor (except in accordance with the terms of this Indenture or any related guarantee) or collateral, if any, securing the Bonds (except in accordance with the terms of this Indenture or the documents governing such collateral, if any);
     (b) reduce the percentage in principal amount of the Outstanding Bonds of any series, the consent of whose Holders is required for any supplemental indenture or amendment, or the consent of whose Holders is required for any waiver of compliance with respect to the Bonds of any such series or with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;
     (c) modify any of the provisions of this Section, Section 3.03(B) or Section 7.20, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Bond affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 10.10 and 12.01(e); and

     (d) release all or substantially all of the Mortgaged Property from the Lien of this Indenture or change Section 2.01(A) so that the Lien granted to all applicable series of Bonds are not equal and ratable.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of the Holders of Bonds of one or more particular series, or which modifies the rights of the Holders of such Bonds with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Bonds of any other series.
     SECTION 12.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 10.01 and 10.03) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise in a material way.
     SECTION 12.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds affected thereby theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     SECTION 12.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA.
     SECTION 12.06. Reference in Bonds to Supplemental Indentures. Bonds of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article and affected thereby may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Bonds of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Bonds of such series.
ARTICLE XIII.
Guarantees
     SECTION 13.01. Guarantee.
          (a) Notwithstanding any provision of this Indenture to the contrary, the provisions of this Article XIII shall be applicable only to, and inure solely to the benefit of, the

Bonds of any series designated pursuant to Section 2.01 as entitled to the benefits of the Guarantee of a guarantor (the “Guarantor”). If specified pursuant to Section 2.01, the payment of principal of, and premium, if any, and interest, if any, on the Bonds of that series is to be guaranteed (“Guarantee”) by the Guarantor, the Guarantor shall execute and deliver a guarantee agreement substantially in the form attached hereto as Exhibit D (the “Guarantee Agreement”), the terms and conditions of which are incorporated in this Article XIII by reference and made a part hereof.
          (b) An Event of Default under the Bonds of that series shall constitute an event of default under the Guarantee Agreement, and shall entitle the Holders of such Bonds or the Trustee (acting at the written direction of the Holders) to accelerate the obligations of the Guarantor under this Indenture and the Guarantee Agreement in the same manner and to the same extent as the obligations of the Company under the Indenture.
          (c) The Guarantee shall be a guarantee of payment and not of collection.
          (d) The Guarantor hereby agrees to pay, in addition to the amount stated above, any and all costs and expenses (including the reasonable compensation, expenses and disbursements of its agents and counsel) incurred by the Trustee under this Indenture or by any Holder in enforcing any rights under this Section 13.01.
     SECTION 13.02. Execution and Delivery of Guarantee Agreement.
          (a) To further evidence the Guarantee set forth in Section 13.01, the Guarantor shall execute by either manual or facsimile signature of a duly authorized officer of the Guarantor a Guarantee Agreement.
          (b) If the duly authorized officer of the Guarantor whose signature is on this Indenture or the Guarantee Agreement no longer holds that office at the time the Trustee authenticates the Bonds entitled to the benefits of the Guarantee or at any time thereafter, the Guarantee of such series of Bonds pursuant to this Indenture shall be valid nevertheless.
     SECTION 13.03. Withholding Taxes. All payments to be made by the Guarantor pursuant to any Guarantee Agreement shall be made without withholding or deduction for or on account of any present or future taxes, assessments or other governmental charges unless the Guarantor is compelled by law to deduct or withhold such taxes, assessments or charges. In that event, the Guarantor shall pay to the Holders of the series of Bonds entitled to such Guarantee such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
ARTICLE XIV.
Discharge and Defeasance
     SECTION 14.01. Satisfaction and Discharge of Indenture. This Indenture shall, upon Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of the Bonds herein expressly provided for and rights to receive payments of principal, interest and premium, if any, on the Bonds) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:
     (a) either
     (1) all Bonds theretofore authenticated and delivered, except lost, stolen or destroyed Bonds which have been replaced or paid and Bonds for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or
     (2) all Bonds not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Bonds not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
     (b) no Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar or simultaneous deposit relating to other Indebtedness) with respect to this Indenture or the Bonds shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company is a party or by which the Company is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar deposit relating to other Indebtedness and the granting of liens in connection therewith);
     (c) the Company has paid or caused to be paid all sums payable by it under this Indenture;
     (d) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Bonds at maturity or the Redemption Date, as the case may be; and
     (e) the Company has delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
     SECTION 14.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 2.13, all money deposited with the Trustee pursuant to Section 14.01 shall be held in trust and applied by it, in accordance with the provisions of the Bonds, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, interest and premium, if any, for whose payment such money has been deposited with the Trustee.
     SECTION 14.03. Applicability of Article. Except as otherwise provided in Section 14.04, the Company may terminate its obligations under the Bonds and this Indenture as set forth in Section 14.04.
     SECTION 14.04. Legal Defeasance and Covenant Defeasance.
     (a) The Company may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 14.04(b) or 14.04(c) be applied to all Outstanding Bonds of any series upon compliance with the conditions set forth below in this Article XIV.
     (b) Upon the Company’s exercise under Section 14.04(a) of the option applicable to this Section 14.04(b), the Company shall, subject to the satisfaction of the conditions set forth in Section 14.05, be deemed to have been discharged from their obligations with respect to the Bonds of any series on the date the conditions set forth below are satisfied with respect to such series (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Bonds of any series, which Bonds shall thereafter be deemed to be Outstanding only for the purposes of Section 14.04 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under the Bonds of such series and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Bonds of such series when such payments are due solely out of the trust described in this Article XIV, (ii) the Company’s obligations with respect to the Bonds of such series concerning issuing temporary Bonds, registration of such Bonds, mutilated, destroyed, lost or stolen Bonds and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith and (iv) Section 14.04 and Section 14.05. Subject to compliance with this Article XIV, the Company may exercise its Legal Defeasance option with respect to Bonds of any series notwithstanding the prior exercise of its Covenant Defeasance option with respect to Bonds of such series.
     (c) Upon the Company’s exercise under Section 14.04(a) of the option applicable to this Section 14.04(c) subject to the satisfaction of the conditions set forth in Section 14.05, the Company shall be released from its obligations under Sections 3.01, 3.04, 3.05, 3.06, 3.07, 3.10, Article IX and Section 11.02 with respect to the Outstanding Bonds of any series on and after the date the conditions set forth below are satisfied with respect to such series (hereinafter, “Covenant Defeasance”), and the Bonds shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed Outstanding for all the other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect of any term, condition or limitation set forth in any such Section with respect to Bonds of any series, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default, but, except as specified above, the remainder of this Indenture and the Bonds of such series shall be unaffected thereby. In addition, upon the Company’s exercise of its Covenant Defeasance option, subject to the satisfaction of the conditions set forth in Section 14.05, clauses (c) and (d) (with respect to Sections 3.01, 3.04, 3.05, 3.06, 3.07, 3.10, Article IX and Section 11.02) of Section 7.01 shall not constitute Events of Default with respect to the Bonds of such series.
     SECTION 14.05. Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance with respect to Bonds of any series:
     (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Bonds of such series, cash, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Bonds at the Stated Maturity or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on the Bonds of such series and the Company must specify whether the Bonds of such series are being defeased to Stated Maturity or to a particular Redemption Date;
     (b) in the case of Legal Defeasance with respect to Bonds of such series, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, (i) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or (ii) since the issuance of the Bonds of such series, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of Bonds of such series will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance of such series and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (c) in the case of Covenant Defeasance with respect to Bonds of such series, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States, reasonably acceptable to the Trustee confirming, subject to customary assumptions and exclusions, that the Holders of the Outstanding Bonds of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance of such series and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default (other than that resulting from borrowing funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit with respect to the Bonds of such series;
     (e) such Legal Defeasance or Covenant Defeasance with respect to Bonds of such series shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company is a party or by which the Company is bound (other than that resulting with respect to any Indebtedness being defeased from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens in connection therewith);
     (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds with respect to Bonds of such series will not be subject to the effect of Section 547 of Title 11 of the United States Code;
     (g) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and
     (h) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, with respect to Bonds of such series have been complied with.
     SECTION 14.06. Deposited Moneys and Government Securities to be Held in Trust.
     All moneys and Government Securities deposited with the Trustee pursuant to Section 14.05 in respect of the Bonds of any series shall be held in trust and applied by it, in accordance with the provisions of the Bonds of such series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Bonds, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.
     The Company shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 14.05 or the principal, interest and premium, if any, received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Bonds of such series.
     SECTION 14.07. Repayment to Company

     The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Request any moneys or Government Securities held by them at any time that are not required for the payment of the principal of and interest on, and premium, if any, on, the Bonds for which money or Government Securities have been deposited pursuant to Section 14.05.
     The provisions of the last paragraph of Section 2.13 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of the Bonds of any series for which money or Government Securities have been deposited pursuant to Section 14.05.
ARTICLE XV.
Miscellaneous Provisions
     SECTION 15.01. Contents of Certificates and Opinions. Each Officers’ Certificate or Opinion of Counsel provided for in this Indenture, delivered to the Trustee with respect to compliance with a condition or covenant herein contained shall include (1) a statement that the Person executing such Officers’ Certificate or Opinion of Counsel has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not in the opinion of such Person such condition or covenant has been complied with.
     SECTION 15.02. Consent to Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Bond by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee, for any action taken or omitted by it as such Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent (10%) in principal amount of the Bonds Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Bond, on or after the respective due dates expressed in such Bond.
     SECTION 15.03. Conflict with Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by any provision of the TIA, the provision required or deemed to be included by the TIA shall control; and if any provision hereof otherwise conflicts with the TIA, or limits, qualifies or conflicts with the duties imposed by §318(c) of the TIA, the TIA, including the duties imposed by §318(c) of the TIA, shall control.
     SECTION 15.04. Governing Law. This Indenture and the Bonds of each series shall be governed by, and construed and enforced in accordance with, the laws of the State of

California without regard to the principles of conflicts of laws thereunder, except to the extent that the TIA shall be applicable.
     SECTION 15.05. Notices. Any notice or communication shall be in writing and shall be hand delivered or mailed by first class mail (registered or certified, return receipt requested) or sent by facsimile, to the following addresses:
if to the Company:
California Water Service Company
1720 North First Street
San Jose, CA 95112
Telecopier no.: (408) 367-8430
Attention of: Chief Financial Officer
if to the Trustee:
U.S. BANK NATIONAL ASSOCIATION
One California Street, Suite 2100
Mail Code SF - CA - SF
San Francisco, CA 94111
Telecopier no.: (415) 273-4590
Attention of: Corporate Trust Administration (California Water Service Co.)
     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date delivered if personally delivered; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Notices given by publication will be deemed given on the first date on which publication is made.
     Any notice or communication mailed to a Holder shall be made in compliance with §313(c) of the TIA and mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed.
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
     SECTION 15.06. Holders and Parties Exclusive Beneficiaries. Nothing in this Indenture or in the Bonds issued hereunder, expressed or implied, is intended or shall be construed to confer upon or give to any Person or corporation other than the parties hereto and the Holders, any legal or equitable right, remedy or claim under or in respect of this Indenture or under any covenant, condition or provision herein or therein contained; and all covenants, conditions and provisions in this Indenture and in any and all indentures supplemental hereto contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the Holders.

     SECTION 15.07. Separability of Invalid Provisions. If any one or more of the covenants or agreements provided in this Indenture on the part of the Company or the Trustee, or either of them, to be performed should be contrary to any express provision of law, or contrary to the policy of express law, to such an extent as to be unenforceable in any court of competent jurisdiction, then such covenant or covenants, agreement or agreements shall be null and void and shall be deemed separable from the remaining covenants and agreements and shall in nowise affect the validity of this Indenture.
     SECTION 15.08. Effect on Successors and Assigns of Parties. Whenever in this Indenture either of the parties hereto is named or referred to, the successors and assigns of such party (subject, however, to the provisions of Article IX hereof, as to successors and assigns of the Company) shall be deemed to be included, and, subject as aforesaid, all the covenants, promises and agreements in this Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.
     SECTION 15.09. Titles Not Part of Indenture. The titles of Articles and the headings of Sections are inserted for convenience only and are not a part of this Indenture.
     SECTION 15.10. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or Parent shall have any liability for any obligations of the Company under this Indenture or the Bonds of any series or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Bonds waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Bonds. Such waiver may not be effective to waive liabilities of directors, officers or persons controlling the Company under the federal securities laws and it is the view of the Commission that such waiver is against public policy and is therefore unenforceable.
     SECTION 15.11. Fixture Filing. This Indenture shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Mortgaged Property and is to be filed for record in the real estate records of each county where any part of the Mortgaged Property (including such fixtures) is situated.
PART III
MISCELLANEOUS PROVISIONS WITH RESPECT TO SUPPLEMENTAL INDENTURE
     Section 1. The Trustee. The Trustee hereby accepts the trusts under this Supplemental Indenture and agrees to perform the same on the terms and conditions set forth in the Original Indenture, as amended by this Supplemental Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company nor for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.
     Section 2. Destruction of Bonds. The Trustee shall forthwith cancel and destroy all bonds transferred, exchanged or redeemed and delivered to the Trustee and the Trustee shall deliver a certificate of such destruction to the Company.

     Section 3. Separability of Invalid Provisions. If any one or more of the covenants or agreements provided in this Supplemental Indenture on the part of the Company or the Trustee to be performed should be contrary to any express provision of law, or contrary to the policy of express law, to such an extent as to be unenforceable in any court of competent jurisdiction, then such covenant or covenants, agreement or agreements, shall be null and void, and shall be deemed separable from the remaining covenants and agreements and shall in no wise affect or impair the validity of this Supplemental Indenture.
     Section 4. Effect on Successors and Assigns of Parties. Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, the successors and assigns of such party (subject, however, to the provisions of Article IX of the Original Indenture, as amended by the Eighth Supplemental Indenture, and as further amended by this Supplemental Indenture, as to the successors and assigns of the Company) shall be deemed to be included, and, subject as aforesaid, all the covenants, promises and agreements in this Supplemental Indenture contained, by or on behalf of the Company or by or on behalf of the Trustee, shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.
     Section 5. Titles Not Part of Supplemental Indenture. The titles of Parts and Articles and headings of Sections are inserted for convenience only and are not a part of this Supplemental Indenture.
     Section 6. Counterparts. This Supplemental Indenture may be simultaneously executed in any number of counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.
     Section 7. Title to Property; Authority to Mortgage; Prior Liens. The Company covenants and agrees that the statements contained in Section 3.01 of Part II of this Supplemental Indenture shall also apply to all properties acquired subsequent to the date of this Supplemental Indenture and not heretofore released from the lien of the Indenture pursuant to the provisions of Article V of Part II of this Supplemental Indenture.
     Section 8. Trustee and Supplemental Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered all as of the day and year first above written.

CALIFORNIA WATER SERVICE COMPANY
By:
Name:
Title:

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

State of California )

County of )
On                                          before me,                                                                                                               , a Notary Public, personally appeared                                                                                                                                                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature                                                              (Seal)

State of California )

County of )
On                                          before me,                                                                                                           , a Notary Public, personally appeared                                                                                                                                                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature                                                              (Seal)

State of California )

County of )
On                                          before me,                                                                                                     , a Notary Public, personally appeared                                                                                                                                                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature                                                              (Seal)

SCHEDULE A
     The resignations of Wells Fargo Bank, National Association and Security Pacific National Bank, as trustees, and the acceptance of Bank of America National Trust and Savings Association as successor trustee have been recorded in the offices of the Recorders of the following counties and city and county of the State of California on the respective dates and in the respective books of record and/or as the respective document numbers hereinafter set forth as follows:

County or Page			Book and
City and County	Date of Recordation	Document No.	(Reel-Image)

Alameda	August 1, 1983	83-137410
Butte	August 1, 1983	83-25375	2851-200
Fresno	August 2, 1983	83069489
Glenn	August 1, 1983	3329	729-170
Kern	August 2, 1983	12487	5576-522
Los Angeles	August 2, 1983	83-887733
Monterey	August 1, 1983	Pg. 34173	1655-830
City and County of San Francisco	August 1, 1983	D 376552	D559-205
San Joaquin	August 10, 1983	83058347
San Mateo	August 1, 1983	83080322
Santa Clara	August 1, 1983	7766085	H770-413
Solano	August 1, 1983	32353	Pg. 61300
Sonoma	August 1, 1983	83-50597	83-50597
Tulare	August 1, 1983	35981	4093-763
Ventura	November 15, 1983		130201
Yuba	August 1, 1983	1056	805-423

A-1

     On December 15, 1995, Bank of America National Trust and Savings Association, transferred substantially all of its corporate trust business to First Trust of California, National Association. On March 30, 1998, First Trust of California, National Association changed its name to U.S. Bank Trust National Association, San Francisco. On January 10, 2002, U.S. Bank Trust National Association, San Francisco, merged with and into U.S. Bank National Association as successor trustee. Evidence of the above and U.S. Bank National Association’s status as successor trustee have been recorded in the offices of the Recorders of the following counties of the State of California on the respective dates and in the respective books of record and/or as the respective document numbers hereinafter set forth as follows:

			Book and
County	Date of Recordation	Document No.	(Reel-Image)

Fresno	March 9, 2009	2009-0032066
Lake	March 10, 2009	2009003530
Los Angeles	March 9, 2009	2009-03216507
Monterey	March 9, 2009	2009013888
San Joaquin	March 9, 2009	2009-038049
San Mateo	March 18, 2009	2009-030163
Solano	March 12, 2009	200900018231
Sonoma	March 9, 2009	2009019936
Tulare	March 9, 2009	2009-0013707
Ventura	March 9, 2009	20090309-00035462-0

A-2

SCHEDULE B
     The First through Thirty-eighth Supplemental Indentures (and in the case of Marin County, a Memorandum of Indenture referencing the Original Base Indenture and the First through Thirty-eighth Supplemental Indentures) have been recorded in the offices of the Recorders of the following counties and city and county of the State of California on the respective dates and in the respective books of record and/or as the respective document numbers hereinafter set forth, as follows:
First Supplemental Indenture

	Volume of	Page at Which
Date of Recordation	Official Records	Record Commences	County

January 7, 1929	40	432	Kings
January 7, 1929	157	256	Contra Costa
Second Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Kings	August 20, 1929	48	442
Butte	August 20, 1929	116	389
Glenn	August 20, 1929	17	179
Alameda	August 20, 1929	2173	334
Tulare	August 20, 1929	337	88
Kern	August 21, 1929	320	95
Contra Costa	August 20, 1929	208	198
Third Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Yuba	February 28, 1930	9
City and County of San Francisco	February 28, 1930	1985	257
Fourth Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

San Mateo	July 17, 1931	537	1
City and County of San Francisco	July 20, 1931	2232	284

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Santa Clara	July 17, 1931	576	175
Fifth Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

City and County of San Francisco	March 31, 1932	2359	17
Yuba	April 6, 1932	12	469
Sonoma	April 6, 1932	320	39
Alameda	April 6, 1932	2808	77
Tulare	April 6, 1932	466	381
Los Angeles	April 6, 1932	11543	85
San Joaquin	April 6, 1932	397	375
Santa Clara	April 6, 1932	606	464
San Mateo	April 6, 1932	553	492
Butte	April 6, 1932	83	489
Kings	April 6, 1932	87	292
Glenn	April 6, 1932	43	123
Shasta	April 6, 1932	74	10
Contra Costa	April 6, 1932	299	449
Kern	April 6, 1932	428	473
Solano	April 6, 1932	89	66
Sixth Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	June 15, 1936	3314	406
Butte	June 15, 1936	167	1
Contra Costa	June 15, 1936	418	12
Glenn	June 15, 1936	82	73
Kern	June 15, 1936	643	64
Kings	June 15, 1936	151	241
Los Angeles	June 15, 1936	14153	291
City and County of San Francisco	June 15, 1936	2972	1
San Joaquin	June 15, 1936	542	53
San Mateo	June 15, 1936	703	1
Santa Clara	June 15, 1936	777	137
Shasta	June 15, 1936	108	134
Solano	June 15, 1936	161	1
Sonoma	June 15, 1936	412	160
Tulare	June 15, 1936	682	1
Yuba	June 15, 1936	35	25

Seventh Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Los Angeles	May 1, 1939	16572	206
City and County of San Francisco	May 2, 1939	3450	93
San Mateo	May 2, 1939	840	94
Sonoma	May 2, 1939	477	108
Kern	May 2, 1939	869	12
Eighth Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	November 3, 1945	4780	134
Butte	November 2, 1945	380	1
Contra Costa	November 3, 1945	874	1
Fresno	February 21, 1962	4681	226
Glenn	November 2, 1945	191	1
Kern	November 2, 1945	1292	1
Kings	November 1, 1945	342	21
Los Angeles	November 2, 1945	22396	251
Monterey	February 21, 1962	Reel 23	1
City and County of San Francisco	November 2, 1945	4346	103
San Joaquin	November 3, 1945	960	21
San Mateo	November 3, 1945	1231	1
Santa Clara	November 1, 1945	1267	583
Solano	November 3, 1945	344	6
Sonoma	November 3, 1945	665	21
Tulare	November 3, 1945	1141	382
Ventura	November 15, 1983	Doc. No. 130177
Yuba	November 3, 1945	94	23

Ninth Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	August 31, 1951	6525	237
Butte	August 30, 1951	603	1
Contra Costa	August 30, 1951	1814	508
Fresno	February 21, 1962	4681	437
Glenn	August 30, 1951	266	63
Kern	August 29, 1951	1840	373
Kings	August 30, 1951	502	228
Los Angeles	August 29, 1951	37102	345
Monterey	February 21, 1962	Reel 23	207
City and County of San Francisco	August 30, 1951	5773	355
San Joaquin	August 30, 1951	1372	123
San Mateo	August 30, 1951	2150	298
Santa Clara	August 30, 1951	2275	295
Solano	August 31, 1951	592	136
Sonoma	August 31, 1951	1072	420
Tulare	August 30, 1951	1539	528
Ventura	November 15, 1983	Doc. No. 130178
Yuba	August 31, 1951	155	177
Tenth Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	July 10, 1953	7078	451
Butte	July 9, 1953	679	45
Contra Costa	July 9, 1953	2157	453
Fresno	February 21, 1962	4681	540
Glenn	July 9, 1953	297	139
Kern	July 8, 1953	2102	215
Kings	July 9, 1953	561	249
Los Angeles	July 8, 1953	42134	371
Monterey	February 21, 1962	Reel 23	314
City and County of San Francisco	July 9, 1953	6190	21
San Joaquin	July 9, 1953	1540	523
San Mateo	July 10, 1953	2443	248
Santa Clara	July 9, 1953	2680	50
Solano	July 9, 1953	677	4
Sonoma	July 10, 1953	1218	348
Tulare	July 9, 1953	1686	314

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Ventura	November 15, 1983	Doc. No. 130179
Yuba	July 10, 1953	181	1
Eleventh Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	August 20, 1954	7404	181
Butte	August 20, 1954	732	496
Contra Costa	August 20, 1954	2368	164
Fresno	February 21, 1962	4681	604
Glenn	August 20, 1954	314	369
Kern	August 20, 1954	2278	74
Kings	August 20, 1954	594	449
Los Angeles	August 19, 1954	45365	64
Monterey	February 21, 1962	Reel 23	377
City and County of San Francisco	August 20, 1954	6435	421
San Joaquin	August 20, 1954	1662	316
San Mateo	August 19, 1954	2636	330
Santa Clara	August 20, 1954	2942	331
Solano	August 19, 1954	728	10
Sonoma	August 20, 1954	1290	234
Tulare	August 20, 1954	1772	388
Ventura	November 15, 1983	Document No. 130180
Yuba	August 20, 1954	195	490
Twelfth Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	October 7, 1955	7806	501
Butte	October 7, 1955	794	9
Contra Costa	October 7, 1955	2625	417
Fresno	February 21, 1962	4681	665
Glenn	October 7, 1955	331	350
Kern	October 6, 1955	2498	171
Kings	October 7, 1955	628	1
Los Angeles	October 6, 1955	49158	316
Monterey	February 21, 1962	Reel 23	439
City and County of San Francisco	October 7, 1955	6711	525
San Joaquin	October 7, 1955	1797	300
San Mateo	October 7, 1955	2890	480
Santa Clara	October 7, 1955	3299	406

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Solano	October 7, 1955	792	422
Sonoma	October 7, 1955	1384	2
Tulare	October 7, 1955	1864	548
Ventura	November 15, 1983	Doc. No. 130181
Yuba	October 7, 1955	213	593
Thirteenth Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	December 7, 1956	8226	15
Butte	December 7, 1956	859	117
Contra Costa	December 7, 1956	2894	20
Fresno	February 21, 1962	4681	729
Glenn	December 7, 1956	348	217
Kern	December 6, 1956	2699	390
Kings	December 7, 1956	666	316
Los Angeles	December 6, 1956	53054	61
Monterey	February 21, 1962	Reel 23	503
City and County of San Francisco	December 10, 1956	6970	41
San Joaquin	December 7, 1956	1925	1
San Mateo	December 7, 1956	3140	258
Santa Clara	December 7, 1956	3680	1
Solano	December 7, 1956	860	189
Sonoma	December 7, 1956	1489	28
Tulare	December 7, 1956	1961	551
Ventura	November 15, 1983	Doc. No. 130182
Yuba	December 7, 1956	233	65
Fourteenth Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	March 20, 1964	Reel 1155	Image 2
Butte	March 20, 1964	1303	8
Contra Costa	March 20, 1964	4578	360
Fresno	March 20, 1964	4980	337
Glenn	March 20, 1964	463	1
Kern	March 19, 1964	3706	1
Los Angeles	March 19, 1964	D2401	6
Monterey	March 20, 1964	Reel 299	230
City and County of San Francisco	March 20, 1964	A734	966
San Joaquin	March 20, 1964	2801	126

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

San Mateo	March 19, 1964	4670	563
Santa Clara	March 20, 1964	6432	567
Solano	March 20, 1964	1259	331
Sonoma	March 19, 1964	2030	757
Tulare	March 20, 1964	2491	437
Ventura	November 15, 1983	Doc. No. 130183
Yuba	March 20, 1964	389	535
Fifteenth Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	November 4, 1965	1635	610
Butte	November 4, 1965	1398	67
Contra Costa	November 4, 1965	4987	469
Fresno	November 4, 1965	5236	699
Glenn	November 4, 1965	483	194
Kern	November 3, 1965	3889	476
Los Angeles	November 3, 1965	D3104	7
Monterey	November 4, 1965	432	526
City and County of San Francisco	November 4, 1965	A983	431
San Joaquin	November 4, 1965	2996	13
San Mateo	November 4, 1965	5056	588
Santa Clara	November 4, 1965	7166	234
Solano	November 3, 1965	1366	547
Sonoma	November 3, 1965	2167	261
Tulare	November 4, 1965	2619	12
Ventura	November 15, 1983	Doc. No. 130184
Yuba	November 4, 1965	422	562
Sixteenth Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	December 2, 1966	1881	788
Butte	December 2, 1966	1452	13
Contra Costa	December 2, 1966	5256	298
Fresno	December 2, 1966	5383	432
Glenn	December 2, 1966	495	555
Kern	December 1, 1966	3999	845
Los Angeles	December 1, 1966	D3496	236
Monterey	December 2, 1966	485	472
City and County of San Francisco	December 2, 1966	B101	10

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

San Joaquin	December 2, 1966	3090	511
San Mateo	December 2, 1966	5244	411
Santa Clara	December 2, 1966	7579	440
Solano	December 1, 1966	1429	482
Sonoma	December 1, 1966	2243	434
Tulare	December 2, 1966	2686	249
Ventura	November 15, 1983	Doc. No. 130185
Yuba	December 2, 1966	443	434
Seventeenth Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	April 2, 1968	2154	273
Butte	April 2, 1968	1511	632
Contra Costa	April 2, 1968	5593	177
Fresno	April 3, 1968	5554	654
Glenn	April 2, 1968	507	326
Kern	April 3, 1968	4147	264
Los Angeles	April 2, 1968	D3959	10
Monterey	April 2, 1968	551	580
City and County of San Francisco	April 2, 1968	B230	362
San Joaquin	April 2, 1968	3199	132
San Mateo	April 2, 1968	5453	1
Santa Clara	April 2, 19688076	99
Solano	April 1, 1968	1501	35
Sonoma	April 3, 1968	2323	446
Tulare	April 3, 1968	2773	415
Ventura	November 15, 1983	Doc. No. 130186
Yuba	April 2, 1968	465	122
Eighteenth Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	April 3, 1970	2592	708
Butte	April 6, 1970	1608	505
Contra Costa	April 3, 1970	6099	58
Fresno	April 3, 1970	5775	371
Glenn	April 6, 1970	524	168
Kern	April 3, 1970	4384	72
Los Angeles	April 6, 1970	D4677	518
Monterey	April 6, 1970	645	921

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

City and County of San Francisco	April 6, 1970	B414	258
San Joaquin	April 3, 1970	3381	569
San Mateo	April 3, 1970	5766	1
Santa Clara	April 3, 1970	8878	585
Solano	April 3, 1970	1618	477
Sonoma	April 3, 1970	2453	531
Tulare	April 3, 1970	2889	894
Ventura	November 15, 1983	Doc. No. 130187
Yuba	April 6, 1970	497	84
Nineteenth Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	June 10, 1970	2632	835
Butte	June 11, 1970	1618	2
Contra Costa	June 10, 1970	6146	1
Fresno	June 10, 1970	5793	233
Glenn	June 11, 1970	526	170
Kern	June 9, 1970	4405	724
Los Angeles	June 10, 1970	D4736	731
Monterey	June 10, 1970	653	890
City and County of San Francisco	June 11, 1970	B430	928
San Joaquin	June 10, 1970	3402	124
San Mateo	June 10, 1970	5792	57
Santa Clara	June 11, 1970	8949	586
Solano	June 10, 1970	1629	158
Sonoma	June 10, 1970	2465	923
Tulare	June 10, 1970	2898	231
Ventura	November 15, 1983	Doc. No. 130188
Yuba	June 11, 1970	500	77
Twentieth Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	April 2, 1971	2820	92
Butte	April 2, 1971	1667	102
Contra Costa	April 2, 1971	6351	138
Fresno	April 2, 1971	5880	820
Glenn	April 2, 1971	533	530
Kern	April 1, 1971	4509	30
Los Angeles	April 1, 1971	D5014	368
Monterey	April 2, 1971	695	719

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

City and County of San Francisco	April 5, 1971	B507	812
San Joaquin	April 5, 1971	3509	305
San Mateo	April 2, 1971	5919	363
Santa Clara	April 2, 1971	9278	182
Solano	April 5, 1971	1677	384
Sonoma	April 2, 1971	2524	671
Tulare	April 2, 1971	2959	373
Ventura	November 15, 1983	Doc. No. 130189
Yuba	April 2, 1971	513	81
Twenty-first Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	December 14, 1972	3298	449
Butte	December 14, 1972	1805	96
Contra Costa	December 14, 1972	6821	129
Fresno	December 14, 1972	6104	2
Glenn	December 14, 1972	554	371
Kern	December 15, 1972	4757	356
Los Angeles	December 14, 1972	D5698	815
Monterey	December 14, 1972	815	838
City and County of San Francisco	December 14, 1972	B708	675
San Joaquin	December 14, 1972	3718	161
San Mateo	December 14, 1972	6289	367
Santa Clara	December 14, 1972	0154	435
Solano	December 15, 1972	1795	147
Sonoma	December 14, 1972	2719	547
Tulare	December 14, 1972	3075	674
Ventura	November 15, 1983	Doc. No. 130190
Yuba	December 14, 1972	546	360
Twenty-second Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	December 27, 1972	3306	930
Butte	December 27, 1972	1807	385
Contra Costa	December 27, 1972	6829	150
Fresno	December 27, 1972	6108	355
Glenn	December 27, 1972	555	69
Kern	December 29, 1972	4762	140
Los Angeles	December 27, 1972	D5710	690

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Monterey	December 27, 1972	818	40
City and County of San Francisco	December 27, 1972	B712	707
San Joaquin	December 27, 1972	3721	317
San Mateo	December 27, 1972	6296	114
Santa Clara	December 27, 1972	0171	29
Solano	December 29, 1972	1797	530
Sonoma	December 27, 1972	2722	782
Tulare	December 27, 1972	3078	118
Ventura	November 15, 1983	Doc. No. 130191
Yuba	December 27, 1972	547	158
Twenty-third Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	December 27, 1972	3307	1
Butte	December 27, 1972	1807	433
Contra Costa	December 27, 1972	6829	197
Fresno	December 27, 1972	6108	307
Glenn	December 27, 1972	555	116
Kern	December 27, 1972	4762	187
Los Angeles	December 27, 1972	D5710	737
Monterey	December 27, 1972	818	87
City and County of San Francisco	December 27, 1972	B712	733
San Joaquin	December 27, 1972	3721	269
San Mateo	December 27, 1972	6296	161
Santa Clara	December 27, 1972	0171	76
Solano	December 27, 1972	1797	577
Sonoma	December 27, 1972	2722	830
Tulare	December 27, 1972	3078	165
Ventura	November 15, 1983	Doc. No. 130192
Yuba	December 27, 1972	547	205
Twenty-fourth Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	March 22, 1974	3635	156
Butte	March 22, 1974	1896	665
Contra Costa	March 22, 1974	7183	54
Fresno	March 22, 1974	6279	513
Glenn	March 22, 1974	570	163
Kern	March 22, 1974	4832	519

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Los Angeles	March 22, 1974	D6209	133
Monterey	March 22, 1974	902	1
City and County of San Francisco	March 22, 1974	B866	907
San Joaquin	March 22, 1974	3856	1
San Mateo	March 22, 1974	6574	611
Santa Clara	March 22, 1974	815	125
Solano	March 22, 1974	1974	11482
Sonoma	March 22, 1974	2847	542
Tulare	March 22, 1974	3166	315
Ventura	November 15, 1983	Doc. No. 130193
Yuba	March 22, 1974	571	423
Twenty-fifth Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	June 20, 1975	4007	676
Butte	June 20, 1975	1995	455
Contra Costa	June 20, 1975	7543	54
Fresno	June 20, 1975	6447	21
Glenn	June 20, 1975	587	128
Kern	June 20, 1975	4901	154
Los Angeles	June 20, 1975	D6698	184
Monterey	June 20, 1975	985	335
City and County of San Francisco	June 20, 1975	C30	188
San Joaquin	June 20, 1975	3996	258
San Mateo	June 20, 1975	6872	1
Santa Clara	June 20, 1975	B474	219
Solano	June 20, 1975	1975	25377
Sonoma	June 20, 1975	2970	761
Tulare	June 20, 1975	3249	11
Ventura	November 15, 1983	Doc. No. 130195
Yuba	June 20, 1975	595	695
Twenty-sixth Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	June 10, 1976	4397	342
Butte	June 10, 1976	2077	441
Contra Costa	June 10, 1976	7896	746
Fresno	June 11, 1976	6608	364
Glenn	June 10, 1976	600	137

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Kern	June 11, 1976	4960	1166
Los Angeles	June 10, 1976	10257	734
Monterey	June 10, 1976	1060	798
City and County of San Francisco	June 10, 1976	C184	1
San Joaquin	June 10, 1976	4136	42
San Mateo	June 10, 1976	7151	667
Santa Clara	June 10, 1976	C073	688
Solano	June 10, 1976	1976	31463
Sonoma	June 10, 1976	3089	913
Tulare	June 10, 1976	3326	626
Ventura	November 15, 1983	Doc. No. 130195
Yuba	June 10, 1976	616	512
Twenty-seventh Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	March 24, 1978	5312	57
Butte	March 24, 1978	2268	279
Fresno	March 27, 1978	6997	25
Glenn	March 24, 1978	626	594
Kern	March 24, 1978	5098	1124
Los Angeles	March 24, 1978	Doc. No. 78-310554
Monterey	March 24, 1978	1227	755
City and County of San Francisco	March 24, 1978	C538	664
San Joaquin	March 27, 1978	4377	286
San Mateo	March 24, 1978	7728	715
Santa Clara	March 24, 1978	D549	102
Solano	March 24, 1978	21803	73
Sonoma	March 24, 1978	3371	634
Tulare	March 27, 1978	3315	618
Ventura	November 15, 1983	Doc. No. 130196
Yuba	March 24, 1978	662	589
Twenty-eighth Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	August 28, 1978	5551	62
Butte	August 28, 1978	2318	170
Fresno	August 28, 1978	7107	2
Glenn	August 28, 1978	633	666
Kern	August 28, 1978	5135	674

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Los Angeles	August 28, 1978	Doc. No. 78-951209
Monterey	August 28, 1978	1270	1030
City and County of San Francisco	August 28, 1978	C631	740
San Joaquin	August 28, 1978	4442	141
San Mateo	August 28, 1978	7774	1709
Santa Clara	August 28, 1978	D914	715
Solano	August 28, 1978	71420
Sonoma	August 28, 1978	3445	337
Tulare	August 28, 1978	3566	14
Ventura	November 15, 1983	Doc. No. 130197
Yuba	August 28, 1978	675	331
Twenty-ninth Supplemental Indenture

County or		Volume of	Pages At Which
City and County	Date of Recordation	Official Records	Record Commences

Alameda	March 28, 1980	80-055698
Butte	March 28, 1980	2500	503
Fresno	March 31, 1980	7494	230
Glenn	March 31, 1980	663	509
Kern	March 28, 1980	5275	818
Los Angeles	March 31, 1980	Doc. No. 80-318971
Monterey	March 31, 1980	1399	636
City and County of San Francisco	March 28, 1980	C970	327
San Joaquin	March 31, 1980	80020795
San Mateo	March 28, 1980	7948	1952
Santa Clara	March 28, 1980	F233	366
Solano	March 28, 1980	23159
Sonoma	March 28, 1980	80-18782
Tulare	March 31, 1980	3753	500
Ventura	November 15, 1983	Doc. No. 130198
Yuba	March 28, 1980	722	625
Thirtieth Supplemental Indenture

County or		Book and Page
City and County	Date of Recordation	Document No.	(Reel Image)

Alameda	January 2, 1981	81-000002
Butte	January 2, 1981	81-113	2583-250
Fresno	January 2, 1981	401	7651-362
Glenn	January 2, 1981	0023	678-226
Kern	January 5, 1981	000286	5342-1512
Los Angeles	January 2, 1981	81-2293

County or		Book and Page
City and County	Date of Recordation	Document No.	(Reel Image)
Monterey	January 2, 1981	G00066	1456-551
City and County of San Francisco	December 31, 1980	D044298	D127-551
San Joaquin	January 2, 1981	81000191
San Mateo	January 2, 1981	0507AS
Santa Clara	January 2, 1981	6941984	F825-269
Solano	January 2, 1981	60 Pg. 90-156
Sonoma	January 2, 1981	81-000131
Tulare	January 2, 1981	189	3828-412
Ventura	November 15, 1983	130199
Yuba	January 2, 1981	7644	743-99
Thirty-first Supplemental Indenture

County or		Book and Page
City and County	Date of Recordation	Document No.	(Reel Image)

Alameda	May 4, 1982	82-064230
Butte	May 4, 1982	82-12318	2715-529
Fresno	May 3, 1982	37212	7901-572
Glenn	May 4, 1982	1908	704-299
Kern	May 3, 1982	40614	5456-1478
Los Angeles	May 3, 1982	82-445736
Monterey	May 3, 1982	G17137	1549-234
City and County of San Francisco	May 3, 1982	D198127	D392-276
San Joaquin	May 4, 1982	82022803
San Mateo	May 3, 1982	82035410
Santa Clara	May 3, 1982	7353398
Solano	May 3, 1982	15522	Pg. 26792
Sonoma	May 3, 1982	82-23083
Tulare	May 3, 1982	19242	3961-163
Ventura	November 15, 1983	130200
Yuba	May 3, 1982	10984	775-263
Thirty-second Supplemental Indenture

County or		Book and Page
City and County	Date of Recordation	Document No.	(Reel Image)

Alameda	October 13, 1983	83-191597
Butte	October 13, 1983	83-34081	2874-684
Fresno	October 13, 1983	83095135
Glenn	October 13, 1983	4435	733-446
Kern	October 13, 1983	041161	5597-658
Los Angeles	October 13, 1983	83-1208172
Monterey	October 13, 1983	G46236	1674-1194

County or		Book and Page
City and County	Date of Recordation	Document No.	(Reel Image)

City and County of San Francisco	October 13, 1983	D408975
San Joaquin	October 13, 1983	83074718
San Mateo	October 13, 1983	83112077
Santa Clara	October 13, 1983	780561	H980-717
Solano	October 13, 1983	45171	Pg 85369
Sonoma	October 13, 1983	83069362
Tulare	October 13, 1983	51515	4120-726
Ventura	October 13, 1983	117059
Ventura re-recorded	November 15, 1983	130202
Yuba	October 13, 1983	3764	810-614
Thirty-third Supplemental Indenture

County or		Book and Page
City and County	Date of Recordation	Document No.	(Reel Image)

Alameda	September 13, 1988	88-232083
Butte	September 13, 1988	88-031123
Fresno	September 13, 1988	88101543
Glenn	September 13, 1988	88-4023
Kern	September 13, 1988	31355	6162-1754
Los Angeles	September 13, 1988	88-1464893
Monterey	September 13, 1988	47561	2273-660
City and County of San Francisco	September 13, 1988	E243818
San Joaquin	September 13, 1988	88077190
San Mateo	September 13, 1988	88120443
Santa Clara	September 13, 1988	9833944
Solano	September 13, 1988	54422	1988-117737
Sonoma	September 13, 1988	88-77182
Tulare	September 13, 1988	58120	4745-662
Ventura	September 13, 1988	88-133327
Yuba	September 13, 1988	2818
Thirty-fourth Supplemental Indenture

County or		Book and Page
City and County	Date of Recordation	Document No.	(Reel Image)

Alameda	December 20, 1990	90-332019
Butte	December 20, 1990	90-054231
Fresno	December 20, 1990	90155101
Glenn	December 21, 1990	90-6395
Kern	December 20, 1990	85807	6468-709
Los Angeles	December 20, 1990	90-2094360
Monterey	December 20, 1990	73725	2589-678

County or		Book and Page
City and County	Date of Recordation	Document No.	(Reel Image)

City and County of San Francisco	December 20, 1990	E836831	F276-480
San Joaquin	December 20, 1990	90122496
San Mateo	December 20, 1990	90165083
Santa Clara	December 21, 1990	10758142
Solano	December 20, 1990	99015	1990
Sonoma	December 20, 1990	90-122784
Tulare	December 20, 1990	83069
Ventura	December 20, 1990	90-187399
Yuba	December 20, 1990	90-14553
Thirty-fifth Supplemental Indenture

County or		Book and Page
City and County	Date of Recordation	Document No.	(Reel Image)

Alameda	November 3, 1992	92-358477
Butte	November 3, 1992	92-050443
Fresno	November 3, 1992	92167544
Glenn	November 3, 1992	92-5920
Kern	November 3, 1992	167635	6757-1488
Los Angeles	November 3, 1992	92-2022769
Monterey	November 3, 1992	78604	2867-956
City and County of San Francisco	November 3, 1992	F237077
San Joaquin	November 2, 1992	92127961
San Mateo	November 3, 1992	92180648
Santa Clara	November 3, 1992	11617179
Solano	November 3, 1992	101527
Sonoma	November 3, 1992	1992-137370
Tulare	November 3, 1992	92-081425
Ventura	November 3, 1992	92-198950
Yuba	November 3, 1992	92-13796
Thirty-sixth Supplemental Indenture

County or		Book and Page
City and County	Date of Recordation	Document No.	(Reel Image)

Alameda	June 9, 1993	93-203153
Butte	June 9, 1993	93-023408
Fresno	June 9, 1993	93086809
Glenn	June 10, 1993	93-2925
Kern	June 9, 1993	82236	6859-1043
Los Angeles	June 9, 1993	93-1098735
Monterey	June 9, 1993	38484

County or		Book and Page
City and County	Date of Recordation	Document No.	(Reel Image)

City and County of San Francisco	June 9, 1993	F371252	F896-0727
San Joaquin	June 9, 1993	93067318
San Mateo	June 9, 1993	93094357
Santa Clara	June 9, 1993	11944269
Solano	June 9, 1993	93-51895
Sonoma	June 9, 1993	93-71358
Tulare	June 9, 1993	93-040396
Ventura	June 9, 1993	93-104242
Yuba	June 9, 1993	93-06640
Thirty-seventh Supplemental Indenture

County or		Book and Page
City and County	Date of Recordation	Document No.	(Reel Image)

Alameda	September 28, 1993	93342967
Butte	September 28, 1993	93-041800
Fresno	September 28, 1993	93148269
Glenn	September 28, 1993	93-5140
Kern	September 28, 1993	140436	6915-188
Los Angeles	September 28, 1993	93-1891500
Monterey	September 28, 1993	66464
City and County of San Francisco	September 28, 1993	F456929	F973-511
San Joaquin	September 28, 1993	93111959
San Mateo	September 28, 1993	93164391
Santa Clara	September 28, 1993	12128051
Solano	September 28, 1993	93-88880	1993
Sonoma	September 28, 1993	93-121864
Tulare	September 28, 1993	93-069108A
Ventura	September 28, 1993	93-181168
Yuba	September 28, 1993	93-11284
Thirty-eighth Supplemental Indenture

County or		Book and Page
City and County	Date of Recordation	Document No.	(Reel Image)

Alameda	November 2, 1993	93390873
Butte	November 2, 1993	93-048806
Fresno	November 2, 1993	93170561
Glenn	November 2, 1993	93-5825
Kern	November 2, 1993	162046	6935-2210
Lake	March 19, 2009	2009004258
Los Angeles	November 2, 1993	93-2143052
Monterey	November 2, 1993	77734

County or		Book and Page
City and County	Date of Recordation	Document No.	(Reel Image)

City and County of San Francisco	November 2, 1993	F477371	F997-0471
San Joaquin	November 2, 1993	93129084
San Mateo	November 2, 1993	93188734
Santa Clara	November 2, 1993	12188841
Solano	November 2, 1993	1993-104293	1993
Sonoma	November 2, 1993	93-140937
Tulare	November 2, 1993	93-078948A
Ventura	November 2, 1993	92-208807
Yuba	November 2, 1993	93-12958
Memorandum of Indenture referencing the First through Thirty-eighth Supplemental Indentures

County or		Book and Page
City and County	Date of Recordation	Document No.	(Reel Image)

Marin	March 30, 2009	2009-0015722

EXHIBIT A
FORM OF SERIES [     ] BOND
     [THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS BOND MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR BONDS REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY BOND AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS BOND SHALL BE A GLOBAL BOND SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.] [Insert for Global Bonds]
     [THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM UNDER THE ACT, THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE LAWS. THE TRANSFER OF THIS NOTE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE INDENTURE DATED AS OF APRIL 1, 1928 BETWEEN CALIFORNIA WATER SERVICE COMPANY AND U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, AS SUCH INDENTURE MAY BE AMENDED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME.] [Insert, if applicable.]
CALIFORNIA WATER SERVICE COMPANY
[        ]% First Mortgage Bonds due [        ], Series [        ]

No.	$[ ]
     CALIFORNIA WATER SERVICE COMPANY, a California corporation (the “Company”), promises to pay to [        ], or its registered assigns, the principal sum of $[        ] in U.S. Dollars on [        ].

Interest Payment Dates:	[ ]

Record Dates:	[ ]
     Additional provisions of this Series [        ] Bond are set forth on the other side of this Series [        ] Bond.
Exhibit A to Base Indenture

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CALIFORNIA WATER SERVICE COMPANY
By
Name:
Title:

Attest:

Name:
Title:

[Authentication Page to Follow]
Exhibit A to Base Indenture

CERTIFICATE OF AUTHENTICATION
     This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.

Dated:	U.S. BANK NATIONAL ASSOCIATION, As Trustee
By
Authorized Signatory

Exhibit A to Base Indenture

[FORM OF REVERSE SIDE OF BOND]
[        ]% First Mortgage Bonds due [        ], Series [        ]
1. INTEREST
     CALIFORNIA WATER SERVICE COMPANY, a California corporation (the “Company”), promises to pay interest on the principal amount of this Series [        ] Bond at the rate per annum shown above.
     The Company shall pay interest semi-annually in arrears on [          ] and [          ] of each year. Interest on the Series [        ] Bonds will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
2. METHOD OF PAYMENT
     The Company shall pay interest on the Series [        ] Bonds to the Persons who are registered Holders of Series [        ] Bonds at the close of business on the [        ] or [        ] immediately preceding the Interest Payment Date even if Series [        ] Bonds are canceled after the Record Date and on or before the Interest Payment Date. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, all payments in respect of this Series [        ] Bond (including principal, premium, if any, and interest) must be made by wire transfer of immediately available funds to the accounts specified by the Holder hereof. Payment shall be without the presentation or surrender of the Series [        ] Bonds or the making of any notation thereon, except that upon written request of the Company or Trustee made concurrently with or reasonably promptly after payment or redemption in full of any Series [        ] Bond, the Holder thereof shall surrender such Series [        ] Bond for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or to the Trustee at its principal corporate trust office.
3. PAYING AGENT AND REGISTRAR
     Initially, U.S. Bank National Association (the “Trustee”) shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice to the Holders. The Company may act as Paying Agent or Registrar.
4. INDENTURE
     The Company issued the Series [        ] Bonds under an Indenture from California Water Service Company to American Trust Company and Los Angeles-First National Trust & Savings Bank, as Trustees, dated as of the 1st day of April, 1928, as therefore supplemented, amended and modified by the First through Thirty-ninth Supplemental Indentures thereto (the “Base Indenture”), as further supplemented by the [                    ] Supplemental Indenture dated as of the date of this Series [        ] Bond between the Company and U.S. Bank National Association (as ultimate successor to American Trust Company and Los Angeles-First National Trust & Savings Bank), as Trustee (the “Supplemental Indenture”; the Base Indenture, as supplemented by the Supplemental Indenture, and as further amended, the “Indenture”), between the Company and the Trustee. The terms of the Series [        ] Bonds include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Series [     ]
Exhibit A to Base Indenture

Bonds are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.
     The Series [        ] Bonds are secured obligations of the Company known generally as First Mortgage Bonds.
5. [OPTIONAL REDEMPTION WITH PREMIUM
     Upon compliance with the notice provisions set forth in Article IV of the Base Indenture, the Company shall have the privilege, at any time and from time to time, of redeeming the Outstanding Series [        ] Bonds, either in whole or in part (but if in part then in a minimum principal amount of $100,000) by redemption of the principal amount of the Series [        ] Bonds, or portion thereof to be redeemed, and accrued interest thereon to the Redemption Date, together with a premium equal to the Make-Whole Amount, determined as of five Business Days prior to the Redemption Date pursuant to this Section 3.01.] [Insert if applicable.]
      6. [NOTICES OF REDEMPTION
     Notices of redemption shall (except in respect of redemptions made out of cash deposited in the sinking fund described in Section 7 below) be provided in accordance with Article IV of the Base Indenture. If less than all of the Series [        ] Bonds are to be redeemed at any time, the particular Series [        ] Bonds to be redeemed shall be selected in accordance with Article IV of the Base Indenture. On and after the Redemption Date, interest shall cease to accrue on Series [ ] Bonds or portions of them called for redemption.] [Insert if applicable.]
7. DENOMINATIONS; TRANSFER; EXCHANGE
     The Series [        ] Bonds are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Series [        ] Bonds in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Series [        ] Bonds during a period beginning at the opening of business calendar 15 days before the day of any selection of Series [ ] Bonds for redemption and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Series [        ] Bond so selected for redemption in whole or in part, except the unredeemed portion of any Series [        ] Bond being redeemed in part or (C) to register the transfer of or to exchange a Series [        ] Bond between a record date and the next succeeding Interest Payment Date.
8. PERSONS DEEMED OWNERS
     The registered Holder of this Series [        ] Bond may be treated as the owner of it for all purposes.
9. UNCLAIMED MONEY
     If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Company at its request, or if then held by the Company, shall be discharged from such trust (unless an abandoned property law designates another Person for payment thereof). After any such payment, Holders entitled to the money must look only to the Company for
Exhibit A to Base Indenture

payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such permitted Subsidiary as trustee thereof, shall thereupon cease.
10. DISCHARGE AND DEFEASANCE
     Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Indenture with respect to the Series [        ] Bonds if, among other things, the Company deposits with the Trustee funds for the payment of principal and interest on the Series [        ] Bonds to redemption or maturity, as the case may be.
11. AMENDMENT, WAIVER
     The Indenture permits, subject to certain exceptions set forth therein, that the Indenture and the terms of the Bonds of a series, which include the Series [        ] Bonds, and the rights of the Holders of the Bonds of a series, which may include the Holders of the Series [        ] Bonds, in each case may be modified, with the written consent of the Holders of a majority in aggregate principal amount of the Outstanding Bonds, the terms of such Bonds or the rights of the Holders of such Bonds which are to be modified. The Indenture also permits certain other amendments, modifications or waivers thereof only with the consent of each Outstanding Bond affected thereby, while certain other amendments or modifications may be made without the consent of any Holders of Bonds.
     The Indenture also provides the Holders of sixty-six and two-thirds percent (66-2/3%) or more of principal amount of the Bonds then Outstanding of all such series under which an Event of Default shall have occurred, which may include the Series [        ] Bonds, may, by a written instrument or instruments signed by such Holders and delivered to the Trustee and to the Company, waive any past Default or Event of Default under such series of Bonds and its consequences except an Event of Default in the payment of the principal of, premium, if any, or interest on any of the Bonds as and when the same shall become due by the terms of such Bonds, and upon such waiver such Default or Event of Default shall be deemed not to exist for any purpose of this Indenture or such series of Bonds.
     Any such consent or waiver by the Holder of this Series [        ] Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Series [        ] Bond and of any Series [        ] Bond issued in lieu of or exchange, in respect of anything done, omitted or suffered by the Trustee in pursuance thereof.
12. DEFAULTS AND REMEDIES
     Events of Default are set forth in the Indenture. If an Event of Default shall have occurred and be continuing, the Trustee upon the direction of Holders of not less than twenty-five percent (25%) aggregate principal amount of the Outstanding Bonds or the Holders of not less than twenty-five percent (25%) aggregate principal amount of the Outstanding Bonds, may, by notice in writing delivered to the Company (and to the Trustee if given by the Holders), declare the entire principal amount of Outstanding Bonds, premium, if any, and the interest accrued thereon immediately due and payable, and said entire principal, premium, if any, and interest shall thereupon become and be immediately due and payable.
     Holders may not enforce the Indenture or the Series [        ] Bonds except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Series [        ] Bonds unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Outstanding Bonds may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any Default (except a Default in payment of principal or interest on any Bond, or in the payment of any sinking fund installment) if and so long as
Exhibit A to Base Indenture

Responsible Officers of the Trustee in good faith determine that withholding notice is in the interest of the Holders.
13. TRUSTEE DEALINGS WITH THE COMPANY
     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of the Series [        ] Bonds and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
14. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS
     No director, officer, employee, incorporator or stockholder of the Company or Parent shall have any liability for any obligations of the Company under this Indenture or the Series [        ] Bonds or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Series [        ] Bonds waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Series [        ] Bonds. Such waiver may not be effective to waive liabilities of directors, officers or persons controlling the Company under the federal securities laws and it is the view of the Commission that such waiver is against public policy and is therefore unenforceable.
15. GOVERNING LAW
     The Series [        ] Bonds shall be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to the principles of conflicts of laws thereunder, except to the extent that the TIA shall be applicable.
16. AUTHENTICATION
     This Series [        ] Bond shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent) manually signs the certificate of authentication on the other side of this Series [        ] Bond.
17. ABBREVIATIONS
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
18. SECURITY INTEREST
     The Series [        ] Bonds shall be secured to the extent and in the manner provided by the Indenture.
Exhibit A to Base Indenture

     The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:
CALIFORNIA WATER SERVICE COMPANY
1720 North First Street
San Jose, CA 95112
Attention: Corporate Secretary
Exhibit A to Base Indenture

ASSIGNMENT FORM
To assign this Series [          ] Bond, fill in the form below:
I or we assign and transfer this Series [          ] Bond to

(Print or type assignee’s name, address and zip code)

(Insert assignee’ss soc. sec. or tax I.D. No.)
and irrevocably appoint                                          agent to transfer this Series [          ] Bond on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

Sign exactly as your name appears on the other side of this Series [ ] Bond.
Exhibit A to Base Indenture

[SCHEDULE OF EXCHANGES OF INTEREST IN GLOBAL BOND
The following increases or decreases in this Global Bond have been made:

			Principal amount of	Signature of
	Amount of decrease		this Global Bond	authorized
	in Principal	Amount of increase	following such	signatory of
	Amount of this	in Principal Amount	decrease or	Trustee or Notes
Date of Exchange	Global Bond	of this Global Bond	increase	Custodian]
[Insert for Global Bond.]
Exhibit A to Base Indenture

EXHIBIT B
RECORDED AT THE REQUEST OF
AND AFTER RECORDING RETURN TO:

SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT
NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN YOUR LEASE BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF THE INDENTURE (DEFINED BELOW).
     THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of ______, 200___, by and between U. S. BANK NATIONAL ASSOCIATION, having an address at One California Street, Suite 2100, San Francisco, California 94111 (“Trustee”) and _______________, a _________, having an address at __________________ (“Tenant”).
RECITALS:
     A. Tenant is the holder of a leasehold estate in a portion of the premises located in the County of _________, State of California, described on Exhibit A attached hereto and made a part hereof (the “Property”) under and pursuant to the provisions of a certain lease dated _________ between California Water Service Company, a California corporation, as landlord (“Landlord”), and Tenant, as tenant (the “Lease”).
     B. Landlord is, or is about to become, the owner in fee simple of the Property and the landlord under the Lease.
     C. Landlord, sometimes referred to herein as the “Company” and the predecessors of the Trustee, American Trust Company and Los Angeles-First National Trust & Savings Bank, entered into that certain Indenture dated as of April 1, 1928, as amended by that Eighth Supplemental Indenture dated as of November 1, 1945, and as further amended by that Thirty-Ninth Supplemental Indenture dated as of [          ] (as further amended, modified, amended and restated or replaced, the “Indenture”), which Indenture was recorded in the County of _________ on _____________ as _____________ of Official Records of said County.
Exhibit B to Base Indenture
B-1

     D. Tenant has agreed to subordinate the Lease to the Indenture and to the lien thereof and Trustee has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.
AGREEMENT:
     For good and valuable consideration, Tenant and Trustee agree as follows:
     1. Subordination. Tenant hereby unconditionally subordinates the Lease, all of the terms, covenants and provisions thereof and all rights, title, interest, remedies and options of Tenant thereunder and in and to the Property to the lien of the Indenture and the terms, covenants and provisions thereof, to all of Trustee’s rights thereunder, including any and all renewals, increases, modifications, spreaders, consolidations, replacements, supplements and extensions thereof, and to all sums secured thereby and advances made thereunder. Tenant agrees that the Indenture and the terms, covenants and provisions of any and all renewals, increases, modifications, spreaders, consolidations, replacements, supplements and extensions thereof, and all sums secured thereby and advances made thereunder, are and shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease, all of the terms, covenants and provisions thereof and all rights, title, interest, remedies and options of Tenant thereunder and in and to the Property, all with the same force and effect as if the Indenture had been executed, delivered and recorded prior to the execution and delivery of the Lease.
     2. Non-Disturbance. Trustee agrees that if any action or proceeding is commenced by Trustee for the foreclosure of the Indenture or the sale of the Property, so long as Tenant is not, at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights, in default of any of the terms, covenants or conditions of the Lease or this Agreement on Tenant’s part to be observed or performed (beyond any applicable notice or grace period), Tenant shall not be named as a party in such action or proceeding unless such joinder is required by law; provided, however, that in no event shall any such such joinder result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised under the Lease (the “Premises”), and the sale of the Property in any such action or proceeding and the exercise by Trustee of any of its other rights under the Indenture shall be made subject to all rights of Tenant under the Lease.
     3. Attornment. If Trustee or any other subsequent purchaser of the Property becomes the owner of the Property by reason of the foreclosure of the Indenture or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Indenture (Trustee or such other purchaser being hereinafter referred as “Purchaser”), and Tenant is not, at the time Purchaser becomes owner of the Property, in default of any of the terms, covenants or conditions of the Lease or this Agreement on Tenant’s part to be observed or performed (beyond any applicable notice or grace period), the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease; and in that event, Tenant agrees to attorn to Purchaser, and Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment, whereupon, subject to the observance and performance by Tenant of all the terms, covenants and conditions of the Lease on the part of Tenant to be observed and performed, Purchaser shall recognize the leasehold
Exhibit B to Base Indenture
B-2

estate of Tenant under all of the terms, covenants and conditions of the Lease for the remaining balance of the term of the Lease with the same force and effect as if Purchaser were the landlord under the Lease; provided, however, that Purchaser shall not be:
     (a) subject to any offsets, defenses, abatements or counterclaims which has accrued in favor of Tenant against any prior landlord (any such prior landlord, including Landlord and any successor landlord, being hereinafter referred to herein as a “Prior Landlord”) prior to the date upon which Purchaser becomes the owner of the Property;
     (b) liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser;
     (c) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) payment period set forth in the Lease in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser or (ii) such prepayment have been expressly approved of in writing by Purchaser;
     (d) liable for the failure of any Prior Landlord to perform any of its obligations under the Lease which have accrued prior to the date on which Purchaser becomes the owner of the Property, provided that the foregoing shall not limit Purchaser’s obligations under the Lease to correct any conditions as to which Purchaser has received written notice and has had a reasonable opportunity to cure in accordance with the terms and conditions of the Lease and which (i) exist as of the date Purchaser becomes the owner of the Property, and (ii) violate Purchaser’s obligations as landlord under the Lease; or
     (e) responsible for the making of repairs in or to the Property in the case of damage or destruction to the Property or any part thereof due to fire or other casualty or by reason of condemnation unless Purchaser is obligated under the Lease to make such repairs and Purchaser receives insurance proceeds or condemnation awards sufficient to finance the completion of such repairs.
     If Purchaser becomes liable pursuant to this Agreement, such liability shall be limited and restricted to Purchaser’s interest in the Property and shall in no event exceed such interest.
     4. Notice to Tenant. In the event written notice is given to Tenant by Trustee that Landlord is in default under the Indenture and that the rentals under the Lease should be paid to Trustee pursuant to the rights and remedies granted to the Trustee pursuant to the Indenture, or any assignment of leases or rents or other security document entered into in connection with the Indenture, Tenant shall thereafter pay to Trustee or as directed by the Trustee, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Trustee and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.
     5. Notice to Trustee and Right to Cure. Tenant agrees to notify Trustee by certified mail, return receipt requested, with postage prepaid, of any default on the part of Landlord under the Lease which would entitle Tenant to cancel or terminate the Lease or to abate or reduce the
Exhibit B to Base Indenture
B-3

rent payable thereunder, and Tenant further agrees that, notwithstanding any provisions of the Lease, no cancellation or termination of the Lease and no abatement or reduction of the rent payable thereunder shall be effective unless Trustee has received notice of the same and has failed within thirty (30) days after both Trustee’s receipt of said notice and expiration of the time within which Landlord has the right to remedy the same, to commence to cure the default which gave rise to the cancellation or termination of the Lease or abatement or reduction of the rent payable thereunder and thereafter diligently prosecutes such cure to completion. Notwithstanding the foregoing, Trustee shall have no obligation to cure any default by Landlord except as provided in Section 3 if Trustee becomes the owner of the Property by reason of the foreclosure of the Indenture or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Indenture. In addition, Tenant from and after the date hereof shall send a copy of any other notice or statement under the Lease to Trustee at the same time such notice or statement is sent to Landlord under the Lease.
     6. Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing, shall be given in one of the following manners, and shall be deemed to have been properly given (a) if hand delivered, when delivered, (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three (3) Business Days after mailing, or (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service, addressed as follows:

If to Tenant:

Attention:

If to Trustee:	U.S. Bank National Association
Corporate Trust Services
One California Street, Suite 2100
San Francisco, CA 94111
Attention: California Water Service Company First Mortgage Bond Indenture
Any party may, by notice to the others given in accordance with this Section 6, designate additional or different addresses for subsequent notices or communications. For purposes of this Section 6, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the state in which the Property is located.
     7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Trustee, Tenant and Purchaser and their respective successors and assigns.
     8. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of California and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of California.
     9. Counterparts. This Agreement may be executed in any number of counterparts and by different signatories hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the
Exhibit B to Base Indenture
B-4

same instrument, for the same effect as if all signatories hereto had signed the same signature page. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.
     10. Attorneys’ Fees. If any party hereto fails to perform any of its obligations under this Agreement, or if any dispute arises between the parties concerning the meaning or interpretation of any provision hereof, then the non-prevailing party in any proceeding in connection with such dispute shall pay the costs and expenses incurred by the prevailing party on account thereof and in enforcing or establishing its rights hereunder, including, but without limitation, court costs and reasonable attorneys’ fees and disbursements.
     11. Miscellaneous. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
     IN WITNESS WHEREOF, Trustee and Tenant have duly executed this Agreement as of the date first above written.

TRUSTEE: U. S. BANK NATIONAL ASSOCIATION a national banking association
By:
Name:
Title:

TENANT:
,
a

By:
Name:
Title:

NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN YOUR LEASE BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF THE INDENTURE (DEFINED ABOVE).
Exhibit B to Base Indenture
B-5

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.
The undersigned hereby joins in the execution of this Agreement in order to evidence its acceptance of, and agreement to, the provisions of Section 4 hereof.

LANDLORD: CALIFORNIA WATER SERVICE COMPANY, a California corporation
By:
Name:
Title:

By:
Name:
Title:

Exhibit B to Base Indenture
B-6

EXHIBIT A
Legal Description of the Property
Exhibit B to Base Indenture
B-7

State of California )
County of                      )
On                                                                                   before me, (here insert name and title of the officer), personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature
(Seal)
Exhibit B to Base Indenture
B-8

State of California )
County of                      )
On                                                                                   before me, (here insert name and title of the officer), personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature
(Seal)
Exhibit B to Base Indenture
B-9

State of California)
County of                      )
On                                                                                   before me, (here insert name and title of the officer), personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature
(Seal)
Exhibit B to Base Indenture
B-10

Exhibit C to Base Indenture

     Exhibit C-1
[LETTERHEAD]
[                          , 20     ]
[U.S. Bank National Association
Once California Street, Suite 2100
San Francisco, CA 94111]

Re:	Thirty-Ninth Supplemental Indenture, made by and between California Water Service Company, a California corporation (the “Company”), and U.S. Bank National Association, as Trustee (the “Trustee”), and dated as of April __, 2009 (the “Supplemental Indenture”).
Ladies and Gentlemen:
     I am [___] to the Company. All initially capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture referred to below.
     In rendering the opinions expressed below, I (or others at my direction) have examined copies or forms of the documents set forth below and such other certificates, documents and materials as I have deemed necessary as a basis for such opinions. All of the following documents, except where noted, are dated as of the date hereof:
1.	Indenture, made by and among the Company and American Trust Company and Los Angeles-First National Trust & Savings Bank (predecessor to U.S. Bank National Association), as Trustees, and dated as of April 1, 1928 (as amended, modified and supplemented prior to the execution and delivery of the Supplemental Indenture, the “Original Indenture” and, as amended by the Supplemental Indenture, the “Indenture”);

2.	Supplemental Indenture;

3.	[Each of the [title policies] [and][or] [preliminary title reports] referenced on Schedule A attached hereto (each, individually, a “Title Document” and, collectively, the “Title Documents”), issued by the title companies and/or authorized agents set forth opposite each such Title Document (each, individually, a “Title Company” and, collectively, the “Title Companies”) for the benefit of the Company (or its predecessors in interest as “owner”) on the date set forth opposite each such Title Document, in respect of the applicable real property(ies) (constituting Permanent Improvements, Extensions or Additions or New or Additional Property with respect to which the Company is authenticating and delivering Bonds pursuant to Section 2.02 of the Supplemental Indenture) set forth opposite each such Title Document (each, individually, an “Individual Property” and, collectively, the “Real Property”) each indicating that the lien of the Original Indenture encumbers such Real Property;] [Insert if all or a portion of the Permanent Improvements, Extensions or Additions or New or Additional Property is in the form of real property (“Real Property”).]

4.	[The financing statements on Form UCC1 naming the Company as debtor, and the Trustee as secured party, filed in the governmental offices listed on Schedule B hereto (the “Financing Statements”);] [Insert if all or a portion of the Permanent Improvements, Extensions or Additions or New or Additional Property is in the form of personal property (“UCC Collateral”).]

5.	[The UCC search reports indicating that the Financing Statements have been filed in the respective offices and in the respective states listed on Schedule B, which reports state that they reflect filings in such offices through the “as of” dates listed on Schedule B (the “Search Reports”)];[Insert if UCC Collateral]

6.	[INSERT ADDITIONAL DOCUMENTS/PUBLIC UTILITY COMMISSION DECISIONS/OPINIONS].
[The Company’s right, title and interest in the personal property and fixtures collateral (constituting Permanent Improvements, Extensions or Additions or New or Additional Property with respect to which the Company is authenticating and delivering Bonds in connection with the Supplemental Indenture) described on Schedule C hereto is referred to herein collectively as the “UCC Collateral.” The Uniform Commercial Code as enacted and in effect in the State of California is referred to herein as the “CUCC.” All terms defined in the CUCC are used herein as defined therein.] [Insert if UCC Collateral.]
I have assumed, with your permission, but without independent investigation or analysis, that:
a)	The signatures on all documents examined by me are genuine, all individuals executing such documents had all requisite legal capacity and competency and were duly authorized, the documents submitted to me as originals are authentic and the documents submitted to me as certified or reproduction copies conform to the originals;

b)	Each of the parties to the Indenture (i) is, or was at the time of the execution of such documents, duly formed, validly existing and in good standing both in its state of incorporation or formation, as applicable, and in all other jurisdictions in which it either conducts business or is required to qualify to do business, and (ii) has, or had at the time of the execution of such documents, all requisite power and corporate, partnership or limited liability company authority to execute, deliver and perform its respective obligations under the Indenture. Each of the parties to the Indenture has duly executed and delivered the Indenture. The individual executing the Indenture on behalf of each party thereto was duly authorized, on behalf of such party, to execute the Indenture and did in fact duly execute and deliver the Indenture. The execution and delivery of the Indenture by each party and the performance by such party of its obligations thereunder have been duly authorized by all necessary corporate, partnership, limited liability company or other action and do not violate any law, regulation, order, judgment or decree applicable to such party;

c)	Except with respect to the opinions I am giving, the Indenture constitutes the legal, valid and binding obligation of the parties thereto, enforceable against each such party in accordance with its respective terms;

d)	The Company has received adequate consideration for the Indenture and the attachment of the liens and security interests described therein; and all conditions precedent to the effectiveness of the Indenture have been satisfied or waived;

e)	[The Supplemental Indenture will be properly recorded, in the official records (the “Official Records”) of each county in which the Real Property is situated (each, a “County”) in accordance with applicable law;] [Insert if Real Property.]

f)	All applicable recording, stamp or similar taxes will be paid in respect of the Supplemental Indenture;

g)	[The Company has, and will have at all times relevant to this opinion, rights in the UCC Collateral within the meaning of Section 9203(b)(2) of the CUCC;] [Insert if UCC Collateral.] and

h)	[The Financing Statements have been filed effectively in the respective filing offices and in the respective states listed on Schedule B hereto, as indicated in the Search Reports that I have reviewed in connection with the preparation of this opinion; and the Financing Statements have not been terminated or amended since the respective “as of” dates listed on Schedule B.] [Insert if UCC Collateral.]
     I express no opinion with respect to any personal property (other than the UCC Collateral) or real property (other than the Real Property) referenced in the Indenture. No examination of title covering rights-of-way or easements in connection with distribution and water facilities has been made inasmuch as the Company has been advised that the expense incident to the obtaining of policies of title insurance and of examinations of title in respect thereto would be in excess of the cost of reacquiring by condemnation or purchase, possession and use of such parts of such rights-of-way or easements as might be held under defective titles, and accordingly, this opinion does not cover such rights-of-way or easements.
     In rendering this opinion, I have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to my satisfaction, of such records, agreements, certificates, instruments and other documents as I have considered necessary or appropriate for purposes of this opinion. As to certain factual matters, I have relied to the extent I deemed appropriate, and without independent investigation, upon the representations and warranties of the parties in the Indenture, certificates of officers of such parties, or certificates obtained from public officials and others.
     Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:
     1. [Upon proper recordation of the Supplemental Indenture in the Official Records of each County (the “Recordation”), the Indenture will constitute a valid and perfected security interest in, and the perfected lien upon, the Real Property (the “Security Interest”).] [Insert if Real Property.]
     2. [Upon the Recordation, the Security Interest shall be subject to no liens, charges or other encumbrances prior to or on a parity with the lien of the Indenture except for, (a) certain possible claims of a trustee in bankruptcy and any possible claims, taxes and/or assessments of any governmental or quasi-governmental agency having jurisdiction over any portion of the Real Property, (b) any Permitted Lien, as defined in the Indenture, or other permitted encumbrance otherwise described in the Indenture, and/or (c) such exceptions, defects and qualifications as in my opinion do not materially affect the security for the Indenture or the Company’s title to or its right to use such properties in the conduct of its business (“Permitted Encumbrances”)]. [Insert if Real Property.]
     3. [Upon the Recordation, the Indenture will have been duly recorded or filed of record in all places required by law in order to perfect the lien upon the Real Property described in the Indenture.] [Insert if Real Property.]
     4. [The Company has granted a valid security interest (the “UCC Security Interest”) in favor of the Trustee in the UCC Collateral described in the Indenture securing the performance of the obligations purported to be secured thereby, to the extent a security interest can be created therein under Division 9 of the CUCC. Such security interest in the UCC Collateral of the Company listed on Schedule C is perfected to the extent security interests therein can be perfected by the filing of UCC1 financing statements under Division 9 of the CUCC.] [Insert if UCC Collateral.]
The foregoing opinions are subject to the following exceptions, qualifications and limitations:
     A. I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of California and the United States of America. This opinion is limited to the effect of the present state of the laws of the State of California and the United States of America and the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.
     B. The opinions above are further subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers), (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) the qualification that certain default remedies provided in the Indenture may not be enforceable.

     C. I express no opinion with respect to (i) the Company’s corporate power and authority to execute and deliver the Indenture or to perform its obligations thereunder, (ii) the due authorization, execution, and delivery by the Company of the Indenture, or (iii) the legality, validity, binding nature or enforceability of the Indenture.
     D. [I have not made or undertaken to make any investigation concerning the factual and technical aspects of any portion of the Real Property and/or any improvements thereon or the obtaining or necessity of obtaining any licenses or permits therefor, whether in the event of sale or disposition of such real property by the trustee under any deed of trust or otherwise.] [Insert if Real Property.]
     E. [I have not made or undertaken to make any investigation concerning, and express no opinion with respect to, compliance by any portion of the Real Property with the requirements of the California Subdivision Map Act, as in effect from time to time, or the compliance by any portion of the Real Property with the requirements of federal, State of California, or local governmental agencies for specific uses of such portions of the Real Property.] [Insert if Real Property.]
     F. I express no opinion as to the applicability to, or the effect of noncompliance by, Trustee with any state or federal laws applicable to the transactions contemplated by the Indenture because of the nature of the business of the Trustee.
     G. This opinion is subject to the effect of Section 552 of the United States Bankruptcy Code (limiting security interests in property acquired after the commencement of a case under the United States Bankruptcy Code). [I call to your attention that under the provisions of the CUCC certain third parties, such as buyers and lessees of goods in the ordinary course of business, protected purchasers of securities or certain purchasers of security entitlements or financial assets, could acquire an interest in the UCC Collateral free of the security interests of the Trustee, even though such security interests are perfected.] [Insert if UCC Collateral.]
     H. [I express no opinion with respect to (i) the existence, non-existence or value of any UCC Collateral, and (ii) any part of the UCC Collateral that is or may be such that a security interest therein is not covered by Division 9 of the CUCC by virtue of Section 9109 and (iii) the perfection of the Security Interests in any portion of the UCC Collateral, and money, to the extent that filing of a financing statement is not or may not be sufficient to perfect a security interest therein.] [Insert if UCC Collateral.]
     I. [I express no opinion with respect to (i) the sufficiency of the descriptions of the UCC Collateral contained in the Indenture, in the Financing Statements or in any document prepared in connection therewith except for the legal adequacy of descriptions of UCC Collateral (A) to the extent that such descriptions consist of the collateral types defined in the CUCC (other than commercial tort claims) and (B) contained in Financing Statements to the extent such descriptions consist of “all assets” or “all personal property,” (ii) the enforceability or perfection of any security interest in the proceeds of any UCC Collateral other than pursuant to Section 9315 of the CUCC, (iii) any security interest in consumer goods or commercial tort claims or (iv) perfection (or the law governing perfection) of any security interest in timber to be cut or as-extracted collateral (including oil, gas and other minerals).] [Insert if UCC Collateral.]
     J. [I express no opinion with respect to the priority (and therefore no opinion as to the respective rights of any creditor, encumbrancer or other third party as against the rights of the Trustee) of any security interest in the UCC Collateral.] [Insert if UCC Collateral.]

     K. [Perfection of the Security Interests generally will be terminated under the circumstances described in Sections 9316, 9507, 9508 and 9515 of the CUCC, unless appropriate action is taken as provided therein. Without limitation, (i) all the financing statements filed must be continued at prescribed intervals by the timely filing of continuation statements and (ii) a new or amended financing statement may be required to be filed to retain any perfected UCC Security Interest in the event the Company changes its name, identity or location (as determined under the CUCC).] [Insert if UCC Collateral.]
     This opinion is rendered to you pursuant to Section 2.02(B)(4) of the Supplemental Indenture and may not be relied upon by any person in any other context. You may not furnish this opinion or copies hereof to any other person except: (i) regulatory authorities should they so request in connection with their normal examinations, (ii) to your independent auditors and attorneys, (iii) pursuant to order or legal process of any court or governmental agency or (iv) in connection with any legal action to which you are a party arising out of the transactions contemplated by the Supplemental Indenture. This opinion may not be quoted without my prior written consent.
Very truly yours,

SCHEDULE A
[See Attached Title Document/Real Property Matrix]

SCHEDULE B — FINANCING STATEMENTS & SEARCH REPORTS

Company	Perfection State	Filing Office	Search Report as of
California Water Service Company	California	California Secretary of State	[___]

     Exhibit C-2
[LETTERHEAD]
[                    , 20     ]
[U.S. Bank National Association
Once California Street, Suite 2100
San Francisco, CA 94111]

Re:	Thirty-Ninth Supplemental Indenture, made by and between California Water Service Company, a California corporation (the “Company”) and U.S. Bank National Association, as Trustee (the “Trustee”) and dated as of April __, 2009 (the “Supplemental Indenture”).
Ladies and Gentlemen:
     I am [___] to the Company. All initially capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture referred to below.
     In rendering the opinions expressed below, I (or others at my direction) have examined copies or forms of the documents set forth below and such other certificates, documents and materials as I have deemed necessary as a basis for such opinions. All of the following documents, except where noted, are dated as of the date hereof:
1.	Indenture, made by and among the Company and American Trust Company and Los Angeles-First National Trust & Savings Bank (predecessor to U.S. Bank National Association), as Trustees, and dated as of April 1, 1928 (as amended, modified and supplemented prior to the execution and delivery of the Supplemental Indenture, the “Original Indenture” and, as amended by the Supplemental Indenture, the “Indenture”);

2.	Supplemental Indenture;

3.	Each of the title policies and preliminary title reports referenced on Schedule A attached hereto (each, individually, a “Title Document” and, collectively, the “Title Documents”), issued by the title companies and/or authorized agents set forth opposite each such Title Document (each, individually, a “Title Company” and, collectively, the “Title Companies”) for the benefit of the Company (or its predecessors in interest as “owner”) on the date set forth opposite each such Title Document, in respect of the applicable real property(ies) set forth opposite each such Title Document (each, individually, an “Individual Property” and, collectively, the “Real Property”) each indicating that the lien of the Original Indenture encumbers such Real Property;

4.	The financing statements on Form UCC1 naming the Company as debtor, and the Trustee as secured party, filed in the governmental offices listed on Schedule B hereto (the “Financing Statements”);

5.	The UCC search reports indicating that the Financing Statements have been filed in the respective offices and in the respective states listed on Schedule B, which reports state that they reflect filings in such offices through the “as of” dates listed on Schedule B (the “Search Reports”); and

6.	[Additional Documents.]
The Company’s right, title and interest in the personal property and fixtures collateral described in the Indenture is referred to herein collectively as the “UCC Collateral.” The Uniform Commercial Code as enacted and in effect in the State of California is referred to herein as the “CUCC.” All terms defined in the CUCC are used herein as defined therein.
I have assumed, with your permission, but without independent investigation or analysis, that:
a)	The signatures on all documents examined by me are genuine, all individuals executing such documents had all requisite legal capacity and competency and were duly authorized, the documents submitted to me as originals are authentic and the documents submitted to me as certified or reproduction copies conform to the originals;

b)	Each of the parties to the Indenture (i) is, or was at the time of the execution of such documents, duly formed, validly existing and in good standing both in its state of incorporation or formation, as applicable, and in all other jurisdictions in which it either conducts business or is required to qualify to do business, and (ii) has, or had at the time of the execution of such documents, all requisite power and corporate, partnership or limited liability company authority to execute, deliver and perform its respective obligations under the Indenture. Each of the parties to the Indenture has duly executed and delivered the Indenture. The individual executing the Indenture on behalf of each party thereto was duly authorized, on behalf of such party, to execute the Indenture and did in fact duly execute and deliver the Indenture. The execution and delivery of the Indenture by each party and the performance by such party of its obligations thereunder have been duly authorized by all necessary corporate, partnership, limited liability company or other action and do not violate any law, regulation, order, judgment or decree applicable to such party;

c)	Except with respect to the opinions I am giving, the Indenture constitutes the legal, valid and binding obligation of the parties thereto, enforceable against each such party in accordance with its respective terms;

d)	The Company has received adequate consideration for the Indenture and the attachment of the liens and security interests described therein; and all conditions precedent to the effectiveness of the Indenture have been satisfied or waived;

e)	The Supplemental Indenture will be properly recorded, in the official records (the “Official Records”) of each county in which the Real Property is situated (each, a “County”) in accordance with applicable law;

f)	All applicable recording, stamp or similar taxes will be paid in respect of the Supplemental Indenture;

g)	The Company has, and will have at all times relevant to this opinion, rights in the UCC Collateral within the meaning of Section 9203(b)(2) of the CUCC; and

h)	The Financing Statements have been filed effectively in the respective filing offices and in the respective states listed on Schedule B hereto, as indicated in the Search Reports that I have reviewed in connection with the preparation of this opinion; and the Financing Statements have not been terminated or amended since the respective “as of” dates listed on Schedule B.
     I express no opinion with respect to any personal property (other than the UCC Collateral) or real property (other than the Real Property) referenced in the Indenture. No examination of title covering rights-of-way or easements in connection with distribution and water facilities has been made inasmuch as the Company has been advised that the expense incident to the obtaining of policies of title insurance and of examinations of title in respect thereto would be in excess of the cost of reacquiring by condemnation or purchase, possession and use of such parts of such rights-of-way or easements as might be held under defective titles, and accordingly, this opinion does not cover such rights-of-way or easements.
     In rendering this opinion, I have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to my satisfaction, of such records, agreements, certificates, instruments and other documents as I have considered necessary or appropriate for purposes of this opinion. As to certain factual matters, I have relied to the extent I deemed appropriate, and without independent investigation, upon the representations and warranties of the parties in the Indenture, certificates of officers of such parties, or certificates obtained from public officials and others.
     Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that:
     1. The Indenture constitutes a valid and perfected security interest in, and lien upon, the Real Property. (the “Security Interest”).
     2. The Security Interest is subject to no liens, charges or other encumbrances prior to or on a parity with the lien of the Indenture except for, (a) certain possible claims of a trustee in bankruptcy and any possible claims, taxes and/or assessments of any governmental or quasi-governmental agency having jurisdiction over any portion of the Real Property, (b) any Permitted Lien, as defined in the Indenture, or other permitted encumbrance otherwise described in the Indenture, and/or (c) such exceptions, defects and qualifications as in my opinion do not materially affect the security for the Indenture or the Company’s title to or its right to use such properties in the conduct of its business (“Permitted Encumbrances”). Real Property hereafter acquired by the Company and located in counties in which the Indenture shall be of record will, upon acquisition, become subject to the lien of the Indenture, subject, however, to Permitted Encumbrances, any liens existing or placed thereon at acquisition and any liens which might intervene prior to the filing or recording of the instrument containing a sufficient legal description confirming of record that such property is subject to the lien of the Indenture, except as the existence or validity of the lien of the Indenture may be affected by the application of Sections 547 and/or 552 of the United States Bankruptcy Code or by any analogous provisions of applicable state insolvency laws.
     3. The Indenture has been duly recorded or filed of record in each County where any Real Property described in the Indenture is located and in all other places required by law in order to perfect the lien upon the Real Property described in the Indenture.
     4. The Company has granted a valid security interest (the “UCC Security Interest”) in favor of the Trustee in the UCC Collateral described in the Indenture securing the performance of the obligations purported to be secured thereby, to the extent a security interest can be created therein under Division 9 of the CUCC. Such security interest in the UCC Collateral of the Company listed on Schedule B is perfected to the extent security interests therein can be perfected by the filing of UCC1 financing statements under Division 9 of the CUCC.
     5. The UCC Collateral constitute all the personal property presently owned by the Company described in the Granting Clauses of the Indenture as subject to the lien of the Indenture.
The foregoing opinions are subject to the following exceptions, qualifications and limitations:
     A. I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of California and the United States of America. This opinion is limited to the effect of the present state of the laws of the State of California and the United States of America and the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.
     B. The opinions above are further subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers), (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) the qualification that certain default remedies provided in the Indenture may not be enforceable.
     C. I express no opinion with respect to (i) the Company’s corporate power and authority to execute and deliver the Indenture or to perform its obligations thereunder, (ii) the due authorization, execution, and delivery by the Company of the Indenture, or (iii) the legality, validity, binding nature or enforceability of the Indenture.

     D. I have not made or undertaken to make any investigation concerning the factual and technical aspects of any portion of the Real Property and/or any improvements thereon or the obtaining or necessity of obtaining any licenses or permits therefor, whether in the event of sale or disposition of such real property by the trustee under any deed of trust or otherwise.
     E. I have not made or undertaken to make any investigation concerning, and express no opinion with respect to, compliance by any portion of the Real Property with the requirements of the California Subdivision Map Act, as in effect from time to time, or the compliance by any portion of the Real Property with the requirements of federal, State of California, or local governmental agencies for specific uses of such portions of the Real Property.
     F. I express no opinion as to the applicability to, or the effect of noncompliance by, Trustee with any state or federal laws applicable to the transactions contemplated by the Indenture because of the nature of the business of the Trustee.
     G. This opinion is subject to the effect of Section 552 of the United States Bankruptcy Code (limiting security interests in property acquired after the commencement of a case under the United States Bankruptcy Code). I call to your attention that under the provisions of the CUCC certain third parties, such as buyers and lessees of goods in the ordinary course of business, protected purchasers of securities or certain purchasers of security entitlements or financial assets, could acquire an interest in the UCC Collateral free of the security interests of the Trustee, even though such security interests are perfected.
     H. I express no opinion with respect to (i) the existence, non-existence or value of any UCC Collateral, and (ii) any part of the UCC Collateral that is or may be such that a security interest therein is not covered by Division 9 of the CUCC by virtue of Section 9109 and (iii) the perfection of the Security Interests in any portion of the UCC Collateral, and money, to the extent that filing of a financing statement is not or may not be sufficient to perfect a security interest therein.
     I. I express no opinion with respect to (i) the sufficiency of the descriptions of the UCC Collateral contained in the Indenture, in the Financing Statements or in any document prepared in connection therewith except for the legal adequacy of descriptions of UCC Collateral (A) to the extent that such descriptions consist of the collateral types defined in the CUCC (other than commercial tort claims) and (B) contained in Financing Statements to the extent such descriptions consist of “all assets” or “all personal property,” (ii) the enforceability or perfection of any security interest in the proceeds of any UCC Collateral other than pursuant to Section 9315 of the CUCC, (iii) any security interest in consumer goods or commercial tort claims or (iv) perfection (or the law governing perfection) of any security interest in timber to be cut or as-extracted collateral (including oil, gas and other minerals).
     J. I express no opinion with respect to the priority (and therefore no opinion as to the respective rights of any creditor, encumbrancer or other third party as against the rights of the Trustee) of any security interest in the UCC Collateral.
     K. Perfection of the Security Interests generally will be terminated under the circumstances described in Sections 9316, 9507, 9508 and 9515 of the CUCC, unless appropriate action is taken as provided therein. Without limitation, (i) all the financing statements filed must be continued at prescribed intervals by the timely filing of continuation statements and (ii) a new or amended financing statement may be required to be filed to retain any perfected UCC Security

Interest in the event the Company changes its name, identity or location (as determined under the CUCC).
     This opinion is rendered to you in connection with Section 3.08(1) of the Supplemental Indenture and may not be relied upon by any person in any other context. You may not furnish this opinion or copies hereof to any other person except: (i) regulatory authorities should they so request in connection with their normal examinations, (ii) to your independent auditors and attorneys, (iii) pursuant to order or legal process of any court or governmental agency or (iv) in connection with any legal action to which you are a party arising out of the transactions contemplated by the Supplemental Indenture. This opinion may not be quoted without my prior written consent.
Very truly yours,

SCHEDULE A
[See Attached Title Document/Real Property Matrix]

SCHEDULE B — FINANCING STATEMENTS & SEARCH REPORTS

Company	Perfection State	Filing Office	Search Report as of
California Water Service Company	California	California Secretary of State	[___]

EXHIBIT D
FORM OF GUARANTEE
     GUARANTEE, dated as of                 (as amended from time to time, this “Guarantee”), made by                 (the “Guarantor”), in favor of U.S. Bank National Association, as trustee (“Trustee”) for the registered holders (the “Holders”) of the      % First Mortgage Bonds due                 , Series (collectively, the “Bonds”) of California Water Service Company, a California corporation (the “Issuer”).
WITNESSETH:
     SECTION 1. Guarantee. (a) The Guarantor hereby fully, absolutely, irrevocably and unconditionally guarantees the due and punctual payment when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise, of the principal of, premium, if any, and interest on the Bonds (the “Obligations”), according to the terms of the Bonds and as more fully described in the Indenture dated as of April 1, 1928 (as amended, modified or otherwise supplemented from time to time, including the Thirty-ninth Supplemental Indenture and the [     ] Supplemental Indenture, the “Indenture”), between the Issuer and the Trustee, and any other amounts payable by the Guarantor to the Holders under the Indenture. The Guarantor’s obligation to make payment on the Obligations may be satisfied by direct payment of the required full and final amounts by the Guarantor to the Holders or by causing the Issuer to pay such full and final amounts to the Holders.
     (b) It is the intention of the Guarantor that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Guarantee. To effectuate the foregoing intention, the amount guaranteed by the Guarantor under this Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, result in the Obligations of the Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.
     (c) The Guarantor hereby covenants to comply with the provisions of Article XIII of the Indenture.
     SECTION 2. Guarantee Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Holders of the Bonds with respect thereto. The Guarantor assents to all the terms, covenants and conditions of the Bonds and the Indenture. The liability of the Guarantor under this Guarantee shall be full, absolute, irrevocable and unconditional irrespective of:
     (a) any lack of validity, enforceability or genuineness of any provision of the Indenture, the Bonds or any other agreement or instrument relating thereto;
     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Indenture;
     (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Obligations;
     (d) the recovery of any judgment against the Issuer, or by the levy of any writ or process of execution under such judgment, or by any action or proceedings taken by any Holder under the Indenture, the Bonds or the Guarantee for the enforcement thereof or hereof;
     (e) the consolidation or merger of the Issuer with or into any other corporation or any sale, lease or other disposition of the Issuer’s properties as an entirety or substantially as an entirety to any other corporation;
Exhibit D to Base Indenture

     (f) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Bonds to be performed or observed by the Issuer;
     (g) the extension of time for the payment by the Issuer of any portion of the Obligations (other than an extension of time for payment of Obligations that results from the extension of any interest payment period on the Bonds as provided in the Indenture), or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Bonds;
     (h) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Bonds, or any action on the part of the Issuer granting indulgence or extension of any kind;
     (i) the voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;
     (j) any invalidity of, or defect or deficiency in, the Bonds;
     (k) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or
     (l) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligation) and any other act or delay or failure to act, or by any other thing, which may or might in any manner or to any extent vary the risk of the Guarantor, it being the intent of this Section 2 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.
There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.
     SECTION 3. Subordination. The Guarantor covenants and agrees that its obligation to make payments of the Obligations hereunder constitutes an unsecured obligation of the Guarantor ranking (a) pari passu with all existing and future senior indebtedness of the Guarantor and (b) senior in right of payment to all existing and future subordinated indebtedness of the Guarantor.
     SECTION 4. Waiver; Subrogation. (a) The Guarantor hereby irrevocably waives promptness, diligence, notice of acceptance, notice of nonpayment, notice of dishonor, notice of redemption, notice of any Event of Default and any other notice with respect to this Guarantee, presentment, demand for payment or protest and all other demands and related notices, and any requirement that the Trustee, or the Holders of any Bonds protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any collateral.
     (b) The Guarantor hereby irrevocably waives any claims or other rights that it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Guarantee or the Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Trustee, or the Holders of any Bonds against the Issuer or any collateral, whether or not such claim, remedy or right
Exhibit D to Base Indenture

arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the cash payment in full of the Obligations and all other amounts payable under this Guarantee, such amount shall be held in trust for the benefit of the Trustee and the Holders of any Bonds and shall forthwith be paid to the Trustee, to be credited and applied to the Obligations and all other amounts payable under this Guarantee, whether matured or unmatured, in accordance with the terms of the Indenture and this Guarantee, or be held as collateral for any Obligations or other amounts payable under this Guarantee thereafter arising.
     (c) Guarantor further waives any and all rights and defenses that Guarantor may have because Issuer’s debt is secured by real property; this means, among other things, that: (1) Guarantor waives any such defenses that may arise out of an election of remedies by Trustee, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; (2) Trustee may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Issuer; (3) if Trustee forecloses on any real property collateral pledged by Issuer, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Trustee may collect from Guarantor even if Trustee, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Issuer. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Issuer’s debt is secured by real property. These rights and defenses being waived by Guarantor include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Without limiting the generality of the foregoing or any other provision hereof, Guarantor further expressly waives to the extent permitted by law any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to Guarantor under California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433, or under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of such sections.
     (d) The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Guarantee and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits.
     SECTION 5. Rights of Holders. The Guarantor expressly acknowledges that: (i) this Guarantee will be deposited with the Trustee to be held for the benefit of the Holders; (ii) the Trustee has the right to enforce this Guarantee on behalf of the Holders; and (iii) the Holders of a majority in principal amount of the Bonds have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee in respect of this Guarantee or exercising any trust or power conferred upon the Trustee under this Guarantee.
     SECTION 6. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Bonds and that the Guarantor shall be liable as principal and as debtor hereunder to pay the Obligations pursuant to the terms of this Guarantee.
     SECTION 7. No Waiver; Remedies. No failure on the part of the Trustee or any Holder of the Bonds to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     SECTION 8. Guarantee of Payment; Continuing Guarantee; Transfer of Interest. This Guarantee creates a guarantee of payment. This Guarantee is a continuing guarantee and shall (a) remain in full force and effect until the earliest to occur of (i) the date, if any, on which the Guarantor shall consolidate with or merge into the Issuer or any successor thereto, (ii) the date, if any, on which the Issuer or any successor thereto shall consolidate with or merge into the Guarantor, and (iii) final payment in full of the Obligations, (b) be binding upon the Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by any Holder of Bonds, the Trustee, and by their respective successors, transferees, and assigns.
     SECTION 9. Reinstatement. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Holder of the Bonds or the Trustee upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.
     SECTION 10. Amendment. The Guarantor may amend this Guarantee at any time for any purpose without the consent of the Trustee or any Holder of the Bonds; provided, however, that
Exhibit D to Base Indenture

if such amendment adversely affects (a) the rights of the Trustee or (b) any Holder of the Bonds, the prior written consent of the Trustee (in the case of (b), acting at the written direction of the Holders of a majority in aggregate principal amount of Bonds) shall be required; provided, further, however, that the Guarantor shall provide a copy of any such amendment to the Trustee.
     SECTION 11. Governing Law. This Guarantee shall be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to the principles of conflicts of laws thereunder, except to the extent that the Trust Indenture Act of 1939, as amended, shall be applicable.
     SECTION 12. Notices. Any notice or communication shall be in writing and shall be hand delivered or mailed by first class mail (registered or certified, return receipt requested) or sent by facsimile, to the Guarantor at the following address:
California Water Service Group
1720 North First Street
San Jose, CA 95112
Telecopier no.: (408) 367-8430
Attention of: Chief Financial Officer
     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

, as Guarantor
By:
Name:
Title:

Exhibit D to Base Indenture
D-4